The business combination described in this press release involves securities of foreign companies. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial information included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the transaction described below, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

(Stock Exchange Code 4007)
November 2, 2016

To Shareholders with Voting Rights:

Koji Murata
President & Chief Executive Officer
Nippon Kasei Chemical Company Limited
Location of head office: 34, Aza-takayama,
Onahama, Iwaki-shi, Fukushima Prefecture
Corporate Headquarters: 1-8-8 Shinkawa,
Chuo-ku, Tokyo

NOTICE OF CONVOCATION OF
EXTRAORDINARY MEETING OF SHAREHOLDERS

Dear Shareholders:

We would like to express our appreciation for your continued support and patronage.
You are cordially invited to attend the Extraordinary Meeting of Shareholders of Nippon Kasei Chemical Company Limited (the “Company”). The meeting will be held for the purposes as described below.
If you are unable to attend the meeting, you can exercise your voting rights in writing by submitting the Voting Rights Exercise Form. If exercising your voting rights in writing, please review the attached Reference Documents for the Meeting of Shareholders, indicate your vote for or against the proposal on the enclosed Voting Rights Exercise Form and return it so that it is received by 5:45 p.m. on Thursday, November 24, 2016, Japan time.

1.	Date and Time:	Friday, November 25, 2016 at 10:00 a.m. Japan time
2.	Place:	Conference room on the first floor of the office building of Onahama factory of the Company located at 34, Aza-takayama, Onahama, Iwaki-shi, Fukushima Prefecture (the Company’s head office)

3.	Meeting Agenda:
Proposals to be resolved:
Proposal	Approval for the Share Exchange Agreement between the Company and Mitsubishi Chemical Corporation

*	When attending the meeting, please submit the enclosed Voting Rights Exercise Form at the reception desk.
*	Should the Reference Documents for the Meeting of Shareholders require revisions, the revised versions will be posted on the Company’s website (http://www.nkchemical.co.jp).

Reference Documents for
the Meeting of Shareholders

Proposal: Approval for the Share Exchange Agreement between the Company and Mitsubishi Chemical Corporation
The Company resolved at its board of directors’ meeting held on September 14, 2016 to conduct a share exchange (the “Share Exchange”), whereby Mitsubishi Chemical Corporation (“Mitsubishi Chemical”), a wholly-owned subsidiary of Mitsubishi Chemical Holdings Corporation (“MCHC”), becomes a wholly-owning parent company and the Company becomes a wholly-owned subsidiary, and signed a share exchange agreement (the “Share Exchange Agreement”) with Mitsubishi Chemical on the same day.
Accordingly, the Company would like to request shareholders’ approval for the Share Exchange Agreement.
The Share Exchange shall be conducted in the form of a so-called “triangular share exchange,” by which shares of common stock of MCHC, which is the wholly-owning parent company of Mitsubishi Chemical, shall be allotted to the shareholders of the Company as consideration for the Share Exchange instead of shares of Mitsubishi Chemical.
If this proposal is approved, as of the effective date of the Share Exchange on January 1, 2017 (scheduled), Mitsubishi Chemical will become the wholly-owning parent company of the Company and the Company becomes a wholly-owned subsidiary of Mitsubishi Chemical. Additionally, prior to the effective date of the Share Exchange (January 1, 2017 (scheduled)), the Company’s shares will be delisted from the first section of the Tokyo Stock Exchange (“TSE”) on December 28, 2016, with the last day of trading expected to be December 27, 2016.

1.	Reasons for the Share Exchange
The Company engages in the businesses of inorganic chemicals (e.g., ammonia products, synthetic quartz powders, electronics industry use high-purity chemicals) and performance chemical/chemical products (e.g., UV-curable resin, rubber/plastic crosslinking auxiliary agent, fatty acid amide, acrylate and methanol) and plays an important role as one of the core companies engaging in the performance chemical segment of Mitsubishi Chemical group.
In November 2011, the Company launched a medium-term management plan named “NKCPlan 2015.”

The Company has been making efforts to achieve those goals by taking a number of measures including (x) the enhancement and expansion of the synthetic quartz powder business and fundamental business structural reforms to the nitric acid business in the inorganic chemical product segment, and (y) the rebuilding of the revenue base of the crosslinking auxiliary agent business and the enhancement of the fundamental basis of the methanol/formalin business in the performance chemical/chemical product segment. Further, in May 2016, the Company launched a new medium-term management plan named “NKC-Plan 20” and, in order to achieve the goals of consolidated sales of 36.4 billion yen and an operating income of 2.16 billion yen in FY 2020, adopted the following as its major strategies:

(i) Inorganic Chemical Product Segment
・	Enhancement and expansion of the synthetic resin powder business
・	Achievement of structural reforms to the nitric acid business
・	Improvement of earnings in the diesel denitration use of high quality urea water (AdBlue®)
・	Improvement of earnings power in the electronics industry use of high-purity chemical products (electronic chemicals)
(ii) Performance Chemical/Chemical Product Segment
・	Enhancement of profitability of the specialty chemical products (e.g., UV-curable resin, fatty acid amide and acrylate) business
・	Rebuilding of the revenue base of the TAIC® (rubber/plastic crosslinking auxiliary agent) business
・	Enhancement of the fundamental basis of the methanol and formalin business

Meanwhile, Mitsubishi Chemical is one of the six operating companies of MCHC (i.e., Mitsubishi Chemical, Mitsubishi Tanabe Pharma Corporation, Mitsubishi Plastics, Inc. (“Mitsubishi Plastics”), Mitsubishi Rayon Co. Ltd. (“Mitsubishi Rayon”), Life Science Institute, Inc. and Taiyo Nippon Sanso Corporation), and is a general chemical manufacturing company providing a broad range of products and services. Mitsubishi Chemical engages in the area of performance products in respect of (x) the information and electronics business, core products of which are recording materials (e.g., optical recording media), electronic related products (e.g., display materials and advanced cleaners for semiconductors) and information equipment (e.g., OPC and toner), and (y) the performance chemical business, core products of which are food ingredients (e.g., emulsifier), battery materials (e.g., electrolyte for li-ion batteries and negative electrode material) and fine chemical products (e.g., ion exchange resins). Mitsubishi Chemical also engages in the area of industrial materials in respect of businesses such as petrochemicals/chemical products (e.g., ethylen and propylene), carbon products (e.g., coke) and synthetic resin products (e.g., polyolenfin, phenol polycarbonate chain).
In December 2015, MCHC, the parent company of Mitsubishi Chemical, launched a new medium-term management plan named “APTSIS 20” for the period from FY 2016 to FY 2020. The medium-term management plan sets out MCHC’s intention to enhance the profitability of its domestic and foreign businesses with a view to pursue synergies and optimize the capital relationship among its group companies by having the following items as its basic policy:

(i)	enhancement of sustainable growth and profitability through portfolio management;
(ii)	improvement of profitability of overseas businesses;
(iii)	making new energy businesses profitable sooner;
(iv)	promotion of collaboration and integration of the group; and
(v)	enhancement of competitiveness by the integration of three chemical operating companies.

As stated in (v) above, Mitsubishi Chemical, Mitsubishi Plastics and Mitsubishi Rayon, all consolidated subsidiaries of MCHC, intend to, by completing a merger scheduled to take place on April 1, 2017, reorganize and integrate the business units, technology platforms, distribution channels and duplicated organs/functions of the three companies and to accelerate business development and globalization with the use of shared management resources, including human resources, technologies and information, to the maximum extent. With respect to the area of performance products, which is a common business area of the Company and Mitsubishi Chemical, in the new medium-term management plan (APTSIS 20), MCHC proposes as its policy to promote the global expansion of the high performance and the high-value added products and solution businesses by accelerating growth through collaboration and integration.

The Company and Mitsubishi Chemical have had a long relationship spanning back to 1960 when Mitsubishi Chemical first acquired equity in the Company. In December 2013, in order to enhance the relationship, Mitsubishi Chemical acquired an additional 12,750,000 shares of the Company from Mitsubishi Corporation and, as a result, Mitsubishi Chemical currently owns 68,200,500 shares of the Company (64.88% ratio against the total number of issued shares of 105,115,800 as of June 30, 2016) (holding ratio is rounded to the second decimal point, hereinafter the same).

As mentioned above, MCHC announced on July 16, 2015 that, by merging Mitsubishi Chemical, Mitsubishi Plastics and Mitsubishi Rayon into one company, scheduled to take effect from April 1, 2017, MCHC intends to maximize the use of the management resources of the three companies and to accelerate growth and globalization efforts. In line with this approach, in August 2015, Mitsubishi Chemical proposed the Share Exchange to the Company in order to further develop the Company’s current position as a core company of Mitsubishi Chemical group’s inorganic chemical segment and to further pursue collaboration and integration within the group including the performance inorganic business. After receiving the proposal, the Company has carefully examined whether the Share Exchange would contribute positively to its corporate value through the creation of synergies among Mitsubishi Chemical group and the future development of the Company’s individual business.
This time, the Company and Mitsubishi Chemical both have recognized that the enhancement of the collaboration between the Company and each company of MCHC group and utilization of their abilities to the maximum extent would fit to each of their strategies and would lead to the further increase of their corporate values, specifically,
a)
in the areas in which future growth is expected to occur including robot, aircraft, information communication and health care, performance-related attributes such as heat resistance, weight saving, surface characteristics and flexibility are required for materials, and the combination of Mitsubishi Chemical’s organic material technology and the Company’s inorganic material technology and high functionalization of materials are necessary; in particular, prompt growth and synergies are expected to occur with respect to the Company’s silica business and synthetic quartz business by integrating Mitsubishi Chemical’s technology;

b)
although each of the Company, Mitsubishi Chemical and Mitsubishi Rayon manufactures a different type of UV-curable resin and each of their related R&D has already been put together, the further enhancement of a business foundation can be achieved by strengthening the combination of the overall businesses, including manufacturing and sales;

c)
regarding the thermal paper use of paint materials, new solutions for thermal paper manufacturers can be provided through the combination of the Company’s sensitizer (fatty acid amide) and Mitsubishi Chemical’s developer;

d)	regarding the chemical business (e.g., methanol, formalin and adhesive), common synergies are expected to be found through intra-group distribution channels;
e)	further efficiency and rationalization related synergies can be achieved by integrating the operation of the Company’s Kurosaki factory and Mitsubishi Chemical’s Kurosaki factory; and
f)
further development of human resources adapted to the surrounding business environment can be achieved by rotating human resources between each company of the MCHC group, including Mitsubishi Chemical, and the Company.

The Company and Mitsubishi Chemical both have also recognized that in order to implement such measures in a positive and prompt manner, it is crucial to reorganize the capital relationship between the Company and Mitsubishi Chemical and to create a capital structure to allow prompt decision making as well as to establish a more close relationship between the two companies.
The Company believes that by implementing the Share Exchange, it will be possible to promptly establish an optimal capital structure to allow the utilization of MCHC’s management resources, which will be important to the expansion of its future business development, including further concentration on priority areas of development, the mutual utilization of business operations information and manufacturing technology know-how, securing sufficient scale of investment, the effective utilization of procurement, manufacturing and distribution channels and internal and external bases, and optimal placement and cultivation of human resources.

Recognizing the above-mentioned matters, the Company and Mitsubishi Chemical continued discussions and examinations after Mitsubishi Chemical’s initial proposal and have reached an agreement to make the Company a wholly-owned subsidiary of Mitsubishi Chemical by way of share exchange. By implementing the Share Exchange, the optimum and efficient use of MCHC’s management resources and further sharing of business strategies between the Company and Mitsubishi Chemical can be achieved and, by enhancing the profitability and competitiveness of the Company and Mitsubishi Chemical, both believe that their corporate values will increase.

2.	Details of the Share Exchange Agreement
The detail of the Share Exchange Agreement executed by the Company and Mitsubishi Chemical on September 14, 2016 is as described in the Attachment 1.

3.	Matters Related to the Appropriateness of Consideration for the Share Exchange
(1) Matters related to the appropriateness of the total number or amount of consideration for the Share Exchange
1) Details of the Share Exchange allotment

	MCHC (wholly-owning parent company of Mitsubishi Chemical, which is a wholly-owning parent company in the Share Exchange)	The Company (wholly-owned subsidiary in the Share Exchange)
Allotment ratio upon the Share Exchange	1	0.21
Number of shares to be delivered through the Share Exchange	Shares of common stock of MCHC: 7,744,497 shares (expected)

(Note1) Share allotment ratio
0.21 shares of common stock of MCHC will be allotted and delivered for each share of common stock of the Company. However, shares of MCHC will not be allotted through the Share Exchange in exchange for the 68,200,500 shares of common stock of the Company held by Mitsubishi Chemical (as of June 30, 2016). The above-stated share exchange ratio may be changed upon consultation between the two companies if any underlying conditions regarding the basis of valuation materially changes.
(Note 2) Number of shares of MCHC to be delivered in the Share Exchange
In consummating the Share Exchange, Mitsubishi Chemical plans to allot and deliver 7,744,497 shares of common stock of MCHC (expected) to the Company’s shareholders (excluding Mitsubishi Chemical) immediately before Mitsubishi Chemical acquires all of the shares of common stock of the Company (excluding shares of common stock of the Company held by Mitsubishi Chemical) as a result of the Share Exchange (“Record Time”).
All treasury stock that the Company holds (36,739 shares as of June 30, 2016) and will hold immediately before the Record Time, including stock purchased by the Company upon shareholders’ demand for purchase of shares of common stock of the Company in accordance with Article 785, Paragraph 1 of the Companies Act, will be canceled by the Record Time upon resolution of the board of directors at a meeting which will be held by the day before the effective date of the Share Exchange. The method of acquisition of the shares of common stock of MCHC which will be allotted by Mitsubishi Chemical as consideration of the Share Exchange is planned to be announced separately as soon as it is decided.

The number of shares allotted and delivered in the Share Exchange may be changed due to, among others, the cancellation of treasury stock by the Company.
(Note 3) Outline of issuer of shares to be issued in consideration of the Share Exchange
Please refer to 4. “Matters for Reference regarding the Consideration of the Share Exchange” below.
(Note 4) Matters related to method of liquidation of consideration of the Share Exchange

(1)	Markets on which the consideration is traded	First Section of the TSE
(2)	Broker	Shares of common stock of MCHC may be traded via general securities companies.
(3)	Limits on transfer and other methods for disposal of consideration (if any)	Not applicable.
(4)
In the case where authorization of a third-party is necessary for the transfer or exercise of rights attached to the consideration, the name and address of such person giving such authorization and other matters related to any procedures to obtain such authorization
Not applicable.
(5)	In the case where there is a market price for the consideration, matters related to such market price
The closing price of the shares of common stock of MCHC on the first section of the TSE on the trading day immediately preceding the announcement date of the Share Exchange (September 14, 2016) is 611.0 yen.

The latest market price, etc., of shares of common stock of MCHC on the first section of the TSE is available on the Japan Exchange Group, Inc. website (http://www.jpx.co.jp/), etc.
(6)	In the case where consideration can be refunded by way of acquisition of treasury stock, refund of interest or any other comparable procedure, matters related to such procedures	Not applicable.
(Note 5) Treatment of shares constituting less than one unit
It is expected that some shareholders will hold shares constituting less than one unit of common stock of MCHC (less than 100 shares) as a result of the Share Exchange. In particular, shareholders who hold less than 477 shares of common stock of the Company will hold shares constituting less than one unit of common stock of MCHC. Such shareholders will be entitled to receive dividends of MCHC with the record date as on or after the effective date of the Share Exchange in proportion to the number of shares held, but will not be permitted to sell such number of shares constituting less than one unit on any financial instruments exchange markets. Shareholders who will hold shares constituting less than one unit of common stock of MCHC can utilize either (i) the share sale system under Article 192, Paragraph 1 of the Companies Act where such shareholders can request that MCHC purchase their shares constituting less than one unit, or (ii) the share purchase system under Article 194, Paragraph 1 of the Companies Act and the articles of incorporation of MCHC where such shareholders can request that MCHC sell a number of shares that would, together with the number of shares already held, constitute in aggregate one unit of shares (i.e. 100 shares).
(Note 6) Treatment of fractional shares
If the number of the shares of common stock of MCHC that will be allotted and delivered to any shareholder of the Company as a result of the Share Exchange includes a fraction of less than one share, Mitsubishi Chemical will provide cash, instead of allotting shares of common stock of MCHC that are equivalent to such fraction, to each such shareholder in an amount equivalent to the current price per share of common stock of MCHC multiplied by such fraction, with any calculated amount less than one yen being rounded up to the nearest yen. The “current price of per share of common stock of MCHC” shall mean the closing price of the regular transaction of shares of common stock of MCHC on the TSE on December 30, 2016.

2)	Basis for valuation of the allotment and other related matters concerning the Share Exchange
(i) Basis of and reasons for the allotment
In order to ensure the fairness and appropriateness of the valuation of the share allotment ratio used in the Share Exchange (“Share Exchange Ratio”) as described in 3. (1) 1) “Details of the Share Exchange allotment” above, the Company and Mitsubishi Chemical decided to separately entrust such valuation to third-party valuation institutions independent of both companies. The Company selected Nomura Securities Co., Ltd. (“Nomura Securities”) and Mitsubishi Chemical selected SMBC Nikko Securities Inc. (“SMBC Nikko Securities”) as their respective third-party valuation institutions.
Based on the valuation report concerning the share exchange ratio that was received from Nomura Securities, the third-party valuation institution, on September 13, 2016, the advice from Yanagida & Partners, as described in 3. (3) 1) “Measures to ensure fairness” below, and the report on findings (ikensho) received from a third-party committee having no interest in Mitsubishi Chemical and MCHC, which are the Company’s controlling shareholders as described in 3. (3) 2) “Measures to avoid conflicts of interest” below, the Company, after careful consultation and review, reached the conclusion that the Share Exchange Ratio was reasonable and would not impair the Company’s shareholders’ interests and determined that it was reasonable to conduct the Share Exchange with the Share Exchange Ratio.
Based on the valuation report concerning the share exchange ratio received from SMBC Nikko Securities, the third-party valuation institution, on September 13, 2016, and the advice from Nagashima Ohno & Tsunematsu, as described in 3. (3) 1) “Measures to ensure fairness” below, Mitsubishi Chemical, after careful consultation and review with MCHC, reached the conclusion that the Share Exchange Ratio was reasonable and would not impair the MCHC shareholders’ interests, and therefore, determined that it was reasonable to conduct the Share Exchange with the Share Exchange Ratio.

Accordingly, the Company and Mitsubishi Chemical negotiated and discussed based on (x) due diligence conducted by the Company concerning MCHC and (y) due diligence conducted by Mitsubishi Chemical concerning the Company, comprehensively taking into account factors such as the financial position, assets and future prospects of the Company and MCHC, and making reference to other factors including the valuation results in respect of the share exchange ratio that were received from their respective third-party valuation institutions and the advice of their legal advisors.
As a result of such negotiations and discussions, each of the Company and Mitsubishi Chemical concluded that the Share Exchange Ratio was appropriate and would not impair the interests of shareholders of the Company and MCHC since the Share Exchange Ratio was within the valuation range given by their third-party valuation institutions. Based on that, and pursuant to resolutions of the board of directors meetings held on September 14, 2016, the Company and Mitsubishi Chemical executed the Share Exchange Agreement regarding the consummation of the Share Exchange using the Share Exchange Ratio.
If there occurs a material change to the conditions regarding the basis of valuation, the Share Exchange Ratio may be changed upon consultation between the companies pursuant to the Share Exchange Agreement.

(ii) Matters concerning valuation
a.	Names of the valuation institutions and their relationships with the listed companies
Both Nomura Securities, which is acting as a third-party valuation institution for the Company, and SMBC Nikko Securities, which is acting as a third-party valuation institution for Mitsubishi Chemical, are valuation institutions independent of the Company, MCHC and Mitsubishi Chemical, and are not related parties of the Company, MCHC and Mitsubishi Chemical, and do not have any material relationships to be noted in connection with the Share Exchange.
b.	Outline of valuation
With respect to the Company and MCHC, a wholly-owning parent company of Mitsubishi Chemical, Nomura Securities performed the valuation by using the average market share price analysis since both companies are listed on Financial Instruments Exchanges and have a market price, and the discounted cash flow analysis (the “DCF Analysis”) in order to take into account the status of future business operations in the valuation.
The following shows the valuation ranges, with the per share value of MCHC set to one (1).

Method of analysis	Valuation result of share exchange ratio
Average Market Share Price Analysis	0.191~0.201
DCF Analysis	0.175~0.260

In performing the average market share price analysis, Nomura Securities calculated the range of the Share Exchange Ratio to be from 0.191 to 0.201, on the basis of the obtained valuation results: with respect to the Company and MCHC, by setting the reference date on September 13, 2016, and reviewing the closing prices of shares of both companies on the first section of the TSE on the reference date; the simple average of the closing prices for a period of the most recent five (5) business days from September 7, 2016 to the reference date; the simple average of the closing prices for the most recent one (1) month from August 15, 2016 to the reference date; the simple average of the closing prices for the most recent three (3) months from June 14, 2016 to the reference date; and the simple average of the closing prices for the most recent (6) months from March 14, 2016 to the reference date.

In performing the DCF Analysis, based on the earnings plans that are confirmed with the Company, the enterprise value and the share value were calculated by using the free cash flow which is expected to be generated in the future on the assumption that each company will continue its business operation without the Share Exchange. A discount rate ranging between 3.00 % and 3.50 % was applied in respect of the Company, and such rate ranging between 3.75 % and 4.25 % was applied in respect of MCHC. In the valuation of the terminal value, the perpetual growth method and the multiple method were used. In the perpetual growth method, a perpetual growth rate ranging between -0.25 % and +0.25 % was applied in respect of the both companies. In the multiple method, the EBITDA multiple of the range between 8.25 and 9.75 was applied in respect of the Company, and, between 6.00 and 7.00 was applied in respect of MCHC, respectively, to perform the valuation. Based on the result obtained therefrom, the range of the share exchange ratio was calculated to be between 0.175 and 0.260.
In valuing the share exchange ratio above, Nomura Securities used information that was provided by both companies as well as public information on the assumption that they are accurate and complete and has not undertaken any independent investigation of the accuracy or completeness thereof. Nomura Securities did not independently undertake any valuation, appraisal or assessment of assets and liabilities (including contingent liabilities) of both companies and their affiliates, including an analysis or evaluation of specific assets or liabilities, nor did it entrust any third-party institution to make such appraisal or assessment. The valuation of the share exchange ratio by Nomura Securities is based on information available and economic conditions as of September 13, 2016. Nomura Securities also assumed that the financial projections of both companies had been reasonably examined or prepared based on the best estimate and judgment then available to the management of the Company.
The future earnings plans that Nomura Securities used as a basis for the valuation applying the DCF Analysis did not contain a significant increase or decrease in earnings in any fiscal year.

With regard to the Company, SMBC Nikko Securities used a market share price analysis as shares of the Company are listed on Financial Instruments Exchanges and a market share price exists and, furthermore, in order to take into account the status of future business operations in the assessment, the DCF Analysis was separately used for the valuation. In performing the market share price analysis, SMBC Nikko Securities set September 13, 2016 as the valuation base date, and used the simple average of the closing share prices of the Company on the first section of the TSE during the period of the most recent month, the most recent three (3) months and the most recent six (6) months, each ending on the valuation base date. In performing the DCF Analysis, SMBC Nikko Securities evaluated the enterprise value of the Company by discounting future free cash flows, which were based on financial projections prepared by the Company, to their present values at certain rates.
With regard to MCHC, the wholly-owning parent company of Mitsubishi Chemical, SMBC Nikko Securities used a market share price analysis for the valuation as shares of MCHC are listed on Financial Instruments Exchanges and a market share price exists. In performing the market share price analysis, SMBC Nikko Securities set September 13, 2016 as the valuation base date, and used the simple average of the closing share prices of MCHC on the first section of the TSE during the period of the most recent month, the most recent three (3) months and the most recent six (6) months, each ending on the valuation base date.

The following shows the valuation ranges, with the share value per share of MCHC set to one (1).

Method of valuation	Valuation range for share exchange ratio
Market Share Price Analysis	0.179~0.215
DCF Analysis	0.163~0.255

In valuing the share exchange ratio above, SMBC Nikko Securities used information that was provided by both companies as well as public information on the assumption that they are accurate and complete without any independent verification for accuracy and completeness. SMBC Nikko Securities did not independently perform any valuation, appraisal or assessment of assets and liabilities (including contingent liabilities) of both companies and their affiliates, including an analysis or valuation of individual assets or liabilities, nor did it request any third-party institution to make such appraisal or assessment. The valuation of the share exchange ratio by SMBC Nikko Securities is based on information available and economic conditions up to September 13, 2016. SMBC Nikko Securities also assumed that the financial projections of the Company had been reasonably considered or prepared based on the best projection and judgment then available to the management of the Company and Mitsubishi Chemical.

Additionally, the earnings plans of the Company that SMBC Nikko Securities used as a basis for the valuation applying the DCF Analysis did not contain a significant increase or decrease in earnings in any fiscal year. Furthermore, the above-mentioned financial projections are not formulated on the assumption that the Share Exchange will be conducted.

    (2)  Reasons for the selection of the type of asset as consideration for the Share Exchange
The Company and Mitsubishi Chemical selected shares of common stock of MCHC, instead of shares of Mitsubishi Chemical, as consideration for the Share Exchange with a view to achieving the purpose of the Share Exchange while also taking the following into account:
(i)
the minority shareholders of the Company will acquire shares which have low liquidity if shares of common stock of Mitsubishi Chemical, which is an unlisted company, are allotted as consideration for the Share Exchange;

(ii)	providing the opportunity to share the synergies to be derived from the Share Exchange by allotting shares of common stock of MCHC as consideration instead of cash; and
(iii)
the necessity to continue the relationship between MCHC, which is the wholly-owning parent company of Mitsubishi Chemical, and Mitsubishi Chemical, which is the wholly-owned subsidiary of MCHC, under the MCHC group.

(3)  Matters considered not to impair the interests of the shareholders of the Company
1) Measures to ensure fairness
Since Mitsubishi Chemical already owns 68,200,500 shares of common stock of the Company (64.88% of the voting rights of the 105,115,800 total issued and outstanding shares as of June 30, 2016) and the Company is a consolidated subsidiary of Mitsubishi Chemical, the Company and Mitsubishi Chemical have determined that it is necessary to ensure the fairness of the Share Exchange and therefore have implemented the following measures:
(i)	Obtaining valuation reports from independent third-party valuation institutions
The Company appointed Nomura Securities as a third-party valuation institution independent of the Company, MCHC, and Mitsubishi Chemical and received a valuation report dated September 13, 2016 concerning the share exchange ratio. For an outline of the valuation report, please refer 3. (1) 2) (ii) “Matters concerning valuation” above.
Mitsubishi Chemical appointed SMBC Nikko Securities as a third-party valuation institution independent of MCHC, Mitsubishi Chemical, and the Company and received a valuation report dated September 13, 2016 concerning the share exchange ratio. For an outline of the valuation report, please refer 3. (1) 2) (ii) “Matters Concerning Valuation” above.
Neither the Company nor Mitsubishi Chemical has received an opinion (fairness opinion) from its third-party valuation institution to the effect that the Share Exchange Ratio is proper or fair from a financial viewpoint.
(ii)	Advice from independent law firms
The Company appointed Yanagida & Partners and Mitsubishi Chemical appointed Nagashima Ohno & Tsunematsu as their respective legal advisors for the Share Exchange, and received legal advice concerning the procedures of the Share Exchange and the decision-making method and procedures. Yanagida & Partners and Nagashima Ohno & Tsunematsu are independent of the Company, MCHC, and Mitsubishi Chemical and have no material interest in the Company, MCHC, and Mitsubishi Chemical, respectively.

2) Measures to avoid conflicts of interest
Since Mitsubishi Chemical is a controlling shareholder of the Company that already owns 68,200,500 shares of common stock of the Company (64.88% of the voting rights of the 105,115,800 total issued and outstanding shares as of June 30, 2016), the Company has implemented the following measures in order to avoid conflicts of interest:
(i)	Obtaining a report on findings (ikensho) by the Company from third-party committee without a material relationship
On July 26, 2016, the Company established a third-party committee (the “Third-Party Committee”) consisting of three (3) members—Mr. Makoto Ogo, an outside board member and an independent director of the Company, as well as Mr. Sadanao Mimura, an outside member of the board of statutory auditors and an independent director of the Company and Mr. Shinsuke Hasegawa, an independent outside expert (a certified public accountant at Hasegawa CPA Office), all of whom have no relationship with Mitsubishi Chemical, which is the controlling shareholder of the Company, and MCHC —in order to prevent circumstances in which the Share Exchange is consummated under terms and conditions that are disadvantageous to the minority shareholders of the Company.

In considering the Share Exchange, the Company referred to the Third-Party Committee the questions of whether (a) the Share Exchange is a transaction containing fair and appropriate purposes that will contribute to the improvement of the enterprise value of the Company, (b) the fairness will be ensured in respect of the terms and conditions for the Share Exchange (including the terms of the compensations to be distributed therefor to the minority shareholders), (c) any considerations have sufficiently been given to the minority shareholders of the Company in the Share Exchange through fair procedures, and (d) the resolution by the board of directors of the Company to consummate the Share Exchange would not be disadvantageous to the minority shareholders of the Company.
From July 28, 2016 to September 13, 2016, the Third-Party Committee carefully reviewed the matters referred to it by holding seven (7) times meetings in total, as well as by gathering information and consulting with each other as necessary.
In conducting the examination, the Third-Party Committee received an explanation from the Company concerning the purpose of the Share Exchange, background leading to the Share Exchange, views of the Company on the Share Exchange, terms and conditions of the Share Exchange and the decision-making process thereof, and other related matters. In addition, the Third-Party Committee also received an explanation from Nomura Securities, concerning the valuation of the share exchange ratio that will be applicable to the Share Exchange, and conducted interviews with Mitsubishi Chemical to confirm their views on the Share Exchange, comprehension of the current state of the Company and future projections regarding business development that will be pursued subsequent to the Share Exchange, and other related matters. Furthermore, the Third-Party Committee has received explanations from Yanagida & Partners, a legal advisor to the Company, concerning the details of the measures to ensure fairness of the procedures of the Share Exchange and the measures to avoid conflicts of interest, such as the decision-making method and procedures of the board of directors of the Company with respect to the Share Exchange.

As a result, the Company received a response to referrals (ikensho) on September 13, 2016, to the effect that: with respect to (a) above, the conversion of the Company by means of the Share Exchange into a wholly-owned subsidiary of Mitsubishi Chemical is reasonable as a policy to enhance the corporate value of the Company as synergies are expected to occur regarding the products and technical development, promoting efficiency and rationalization in manufacturing, and utilization of human resources. Therefore, the Share Exchange would contribute to the improvement of the corporate value of the Company and the purpose of the Share Exchange is legitimate; with respect to (b) above, the concerns are unfounded, especially regarding the valuation method used in the valuation report the Company received from Nomura Securities as an independent third-party institution concerning the share exchange ratio of the Share Exchange, and such exchange ratio is assumed to be derived from the objective and sincere negotiation between the Company and Mitsubishi Chemical, whose relationship can be kept independent despite their parent-subsidiary relationship. Therefore, the fairness of the terms and conditions (including the share exchange ratio of the Share Exchange) is secured; with respect to (c) above, the shareholders of the Company have been fully considered in the Share Exchange through fair procedures as a result of the review by board of directors of the Company of (i) whether the measures to avoid conflicts of interests are fully implemented with respect to internal decision making and the negotiation with Mitsubishi Chemical, (ii) whether the actual process of the negotiation is consistent with parties of an independent relationship, and (iii) whether arbitrariness is avoided by accessing information objectively when making decisions while utilizing the advice of independent external professional advisors. Therefore, the shareholders of the Company have been fully considered in the Share Exchange through fair procedures; and with respect to (d) above, based on the assumptions contained in (a) to (c) above, the resolution by the board of directors of the Company to consummate the Share Exchange will not be disadvantageous to the minority shareholders of the Company.

(ii)	Unanimous approval by the Directors and unanimous consent by Statutory Auditors, excluding Directors and/or Statutory Auditors who have a material relationship with the controlling shareholder
Among the directors of the Company, Mr. Masayuki Waga also serves as a director of Mitsubishi Chemical, and thus did not participate in any of the discussions regarding or voting on the Share Exchange at the board of directors meeting of the Company, and did not participate in any of the discussions and negotiations with Mitsubishi Chemical regarding the Share Exchange on behalf of the Company, in order to avoid conflicts of interest. Among the statutory auditors of the Company, Mr. Ryuuji Unoki is also an employee of Mitsubishi Chemical, and thus neither participated in any of the discussions at the board of directors meeting of the Company regarding the Share Exchange nor expressed his opinion thereon in order to avoid conflicts of interest.
The resolution regarding the Share Exchange at the board of directors meeting of the Company was unanimously approved by eight (8) out of the nine (9) directors of the Company (Mr. Masayuki Waga did not participate, as set forth above) and two (2) out of the three (3) statutory auditors of the Company participated in the said meeting (Mr. Ryuuji Unoki did not participate, as set forth above) and all of them expressed the opinion that they had no objections to the consummation of the Share Exchange.

4.	Matters for Reference regarding Consideration of the Share Exchange
(1)	Provisions in the articles of incorporation of MCHC
Provisions in the articles of incorporation of MCHC are as described in the Attachment 2.

(2)	Matters related to the total number of the voting rights of MCHC
14,613,923

(3)	Financial statements and business report of MCHC
Details of the financial statements and the business report pertaining to the most recent fiscal year of MCHC are as stated in the Attachment 3.

(4)	Details of the balance sheets for each business year that ended in the last five (5) years of MCHC
Description is omitted as MCHC has filed securities report for each business year, pursuant to the provisions in Article 24, Paragraph 1 of the Financial Instruments and Exchange Act.

(5)	Matters related to method of liquidation of consideration of the Share Exchange and matters related to the market price for the consideration
Please refer to 3. (1) 1) (Note 4) “Matters related to method of liquidation of consideration of the Share Exchange” above.

5.	Matters Related to the Appropriateness of the Provisions on Stock Acquisition Rights related to the Share Exchange
Not applicable.

6.	Matters Related to Financial Statements, etc.
(1)	Details of the financial statements, etc. pertaining to the most recent fiscal year of Mitsubishi Chemical
Details of the financial statements, etc. pertaining to the most recent fiscal year of Mitsubishi Chemical are as stated in the Attachment 4.

(2)
Details of disposition of important assets, assumption of important debts, and other factors having material impact on the condition of a company’s assets, which have arisen after the end of the most recent fiscal year

1) Mitsubishi Chemical
On July 27, 2016, Mitsubishi Chemical decided to transfer equity interests it holds in MCC PTA India Corp. Private Limited and Ningbo Mitsubishi Chemical Co., Ltd., which engage in the purified terephtalic acid business; and MCC Advanced Polymers Ningbo Co., Ltd., which engages in the poly tetramethylene ether glycol business.
Additionally, on August 5, 2016, with an aim to make Nippon Synthetic Chemical Industry Co., Ltd., a consolidated subsidiary of Mitsubishi Chemical, into a wholly-owned subsidiary, Mitsubishi Chemical decided to carry out a tender offer, and conducted the tender offer during the period from August 8 to September 20, 2016. As a result, as of September 21, 2016, Mitsubishi Chemical owns (including indirect holdings via subsidiaries) 91,892,569 shares of common stock of Nippon Synthetic Chemical Industry Co., Ltd. (93.42% of the 98,369,186 total issued and outstanding shares as of June 30, 2016).

2) The Company
Not applicable.

Attachment 1
Share Exchange Agreement (Copy)

Mitsubishi Chemical Corporation (location of head office: 1-1-1, Marunouchi, Chiyoda-ku, Tokyo, hereinafter, “Mitsubishi Chemical”) and Nippon Kasei Chemical Company Limited (location of head office: 34, Aza-takayama, Onahama, Iwaki-shi, Fukushima Prefecture, hereinafter, “Nippon Kasei Chemical”) shall enter into a share exchange agreement (hereinafter, the “Agreement”) as follows. Mitsubishi Chemical is a wholly-owned subsidiary of Mitsubishi Chemical Holdings Corporation (location of head office: 1-1-1, Marunouchi, Chiyoda-ku, Tokyo, hereinafter, “MCHC”).

(The Share Exchange)
Article 1. Mitsubishi Chemical and Nippon Kasei Chemical shall, in order to make Mitsubishi Chemical a wholly-owning parent company of Nippon Kasei Chemical and to make Nippon Kasei Chemical a wholly-owned subsidiary of Mitsubishi Chemical, conduct a share exchange (hereinafter, the “Share Exchange”) pursuant to the Agreement.

(Effective Date)
Article 2. The Share Exchange shall become effective on January 1, 2017 (hereinafter, the “Effective Date”); provided, however, that Mitsubishi Chemical and Nippon Kasei Chemical may, upon mutual consultation and agreement, change the effective date if deemed necessary in light of the progress of procedures relating to the Share Exchange.

(Number of Shares to be Delivered in the Share Exchange and Allotment Thereof)
Article 3. In the Share Exchange, Mitsubishi Chemical shall deliver to the shareholders of Nippon Kasei Chemical (excluding Mitsubishi Chemical, the same applies hereafter) as of the date immediately prior to the acquisition of all of the issued and outstanding shares of Nippon Kasei Chemical (excluding the shares of Nippon Kasei Chemical owned by Mitsubishi Chemical) by Mitsubishi Chemical through the Share Exchange (hereinafter, the “Record Time”) the shares of MCHC’s common stock owned by Mitsubishi Chemical, instead of allotting the shares of Nippon Kasei Chemical’s common stock, by allocating 0.21 shares of MCHC’s common stock for every one (1) share of Nippon Kasei Chemical’s common stock it owns.

2.
If any fraction less than one share is generated in the number of MCHC’s common stock to be allocated pursuant to the provision of the preceding paragraph, Mitsubishi Chemical shall, instead of allotting the shares of MCHC’s common stock, provide cash to each such shareholder of Nippon Kasei Chemical in an amount equivalent to the market price per share of common stock of MCHC (the closing price of the regular transaction of shares of common stock of MCHC on the TSE on December 30, 2016) multiplied by such fraction, with any calculated amount less than one yen being rounded up to the nearest yen.

(Approval for the Share Exchange)
Article 4. Pursuant to the provisions of Article 796, Paragraph 2 of the Companies Act, Mitsubishi Chemical shall conduct the Share Exchange in accordance with the Agreement without the approval of a general meeting of shareholders. However, in a case where the approval is required at a general meeting of shareholders of Mitsubishi Chemical pursuant to the provisions of Paragraph 3 of the same Article, Mitsubishi Chemical shall convene a general meeting of shareholders by the day before the Effective Date and request a resolution to approve the Agreement.

2.
Pursuant to the provisions of Article 783, Paragraph 1 of the Companies Act, Nippon Kasei Chemical shall convene a general meeting of shareholders by the day before the Effective Date and request a resolution to approve the Agreement.

(Cancellation of Treasury Stock)
Article 5. All treasury stock that Nippon Kasei Chemical holds and will hold immediately before the Record Time, including shares purchased by Nippon Kasei Chemical upon shareholders’ demand for purchase of shares of Nippon Kasei Chemical in accordance with Article 785 of the Companies Act, will be canceled by the Record Time upon resolution of the board of directors meeting which will be held by the day before the Effective Date.

(Acquisition of Common Stock of MCHC)
Article 6. In the Share Exchange, by the day before the Effective Date, Mitsubishi Chemical shall, pursuant to Article 3, Paragraph 1, acquire shares of common stock of MCHC (limited to those shares with no guarantee or other charges attached thereto) sufficient in the total number of shares of common stock to be allotted to the shareholders of Nippon Kasei Chemical.

(Obligations of Management for Corporate Assets)
Article 7. Mitsubishi Chemical and Nippon Kasei Chemical shall conduct their respective businesses, and manage and operate their respective assets with the care of a good manager during the period from the date of execution of the Agreement to the Effective Date. Unless otherwise stipulated herein, any act which may have a significant impact on their assets or their rights and obligations shall be taken after mutual consultation and agreement between Mitsubishi Chemical and Nippon Kasei Chemical.

(Amendment to Terms and Conditions of Share Exchange and Cancellation of Agreement)
Article 8. During the period from the date of execution of the Agreement to the day before the Effective Date, in the event that significant changes arise in the asset condition or business performance of either Mitsubishi Chemical or Nippon Kasei Chemical, that a situation that makes it difficult to carry out the Share Exchange arises, or that it becomes difficult to achieve the purpose of the Agreement, Mitsubishi Chemical and Nippon Kasei Chemical may change the terms and conditions of the Share Exchange and other terms of the Agreement or may cancel the Agreement, upon mutual consultation and agreement between Mitsubishi Chemical and Nippon Kasei Chemical.

(Validity of the Agreement)
Article 9. The Agreement shall become invalid in the event of a failure to obtain the approval at a general meeting of shareholders or failure to obtain the approval of relevant authorities as required by laws and regulations as set forth in Article 4 by the day before the Effective Date.

(Matters for Consultation)
Article 10. Matters not stipulated in this Agreement and matters of doubt arising in the interpretation of this Agreement shall be settled in good faith, following consultation between Mitsubishi Chemical and Nippon Kasei Chemical.

In witness whereof, the parties hereto have executed the Agreement in duplicate by placing their respective seals and signatures thereon, each party retaining one (1) copy thereof.

September 14, 2016
President & Chief Executive Officer
Hiroaki Ishizuka (seal)
Mitsubishi Chemical Corporation
1-1-1, Marunouchi, Chiyoda-ku, Tokyo

President & Chief Executive Officer
Koji Murata (seal)
Nippon Kasei Chemical Company Limited
34, Aza-takayama, Onahama, Iwaki-shi, Fukushima Prefecture

Attachment 2

ARTICLES OF
INCORPORATION

Mitsubishi Chemical Holdings Corporation

CHAPTER 1: GENERAL PROVISIONS

Article 1. Trade Name
The name of the Company shall be Kabushiki Kaisha Mitsubishi Chemical Holdings, and shall be rendered in English as Mitsubishi Chemical Holdings Corporation.

Article 2. Purpose
The purpose of the Company shall be, by means of holding shares or interests, to control and manage the business activities of companies engaged in the businesses provided for by each of the following items:
(1) Businesses for manufacture and marketing of the following products
a)	Organic and inorganic industrial chemicals, pharmaceuticals, industrial gas and other chemical industries
b)	Chemical fiber, carbon fiber and other fiber industries
c)	Petroleum, coke and other coal products
d)	Carbon and graphite products and other ceramic, stone and clay products
e)	Plastics
f)	Electrical machinery, equipment and supplies, including recording media
g)	Electronic parts, devices and circuits
h)	Pharmaceutical products, including regenerative medical products
i)	Industrial instruments and machinery, including medical instruments and apparatus
j)	Chemical machinery and devices
k)	Plant cultivation systems, including plant factories and tank farming devices
l)	Foodstuffs and soft drink
m)	Non-ferrous metals and fabricated metal products
n)	Household goods, including household articles and sporting equipment
(2) Businesses for provision of the following services
a)	Wholesale and retail trade, including chemical products, pharmaceuticals and cosmetics and products listed in items a) to n) of (1) above
b)	Inspection services, medical and other health services and care services
c)	Information services, including data processing and information services
d)	Supply of electricity, gas and heat
e)	Construction work, including plant engineering
f)	Information system services
g)	Logistics services
h)	Real estate services
i)	Financial services
j)	Crop farming
k)	Miscellaneous services, including scientific and development research services, travel sub-agency, services for amusement and hobbies, waste disposal business and worker dispatching services
l)	Education and learning support, including business relating vocational and educational support facilities
m)	Eating and drinking places, accommodations

(3) Any and all businesses incidental and relating to any of the forgoing items
 2. The Company may also engage in management consulting.
 3. The Company may conduct business accompanied with, or related to, operations stipulated in the aforementioned two Paragraphs.

Article 3. Location of Head Office
The head office of the Company shall be located in Chiyoda-ku, Tokyo.

Article 4. Organs
In addition to the General Meeting of Shareholders and Directors, the Company, as a Company with Nominating Committee, etc., shall establish the following organs.
(1) Board of Directors
(2) Nominating Committee, Audit Committee and Compensation Committee
(3) Independent Auditors

Article 5. Method of Public Notices
Public notices of the Company shall be made by electronic notifications; provided, however, that in the case of an accident or other uncontrollable event that would prevent the electronic notification, such public notice shall be given in The Nikkei newspaper.

CHAPTER 2: SHARES

Article 6. Total Number of Shares Authorized to Be Issued by the Company
The total number of shares authorized to be issued by the Company shall be six billion (6,000,000,000) shares.

Article 7. Acquisition of Treasury Shares
The Company may acquire treasury shares through market trading or other manners by resolution of the Board of Directors in accordance with the provisions of Article 165, Paragraph 2 of the Companies Act.

Article 8. Shares Unit Number
The number of shares constituting one unit of the Company’s shares shall be 100 shares.

Article 9. Requests for Sale of Shares Less than One Unit
Shareholders holding Shares Less than One Unit may request the Company to sell them shares to make up one unit in accordance with the provisions of the Share Handling Regulations.

Article 10. Limitations on the Rights Regarding Shares Less than One Unit
Shareholders holding Shares Less than One Unit may not exercise the rights regarding such shares, except for the following rights.
(1) The rights as provided for in the items in Article 189, Paragraph 2 of the Companies Act;
(2) The right to request acquisition of shares combined with acquisition claims;
(3) The right to receive allotment of shares and stock acquisition rights for subscription; and
(4) The right to request matters provided for in Article 9 above.

Article 11. Share Handling Regulations
In addition to laws and regulations or these Articles of Incorporation, the Share Handling Regulations established by the Board of Directors shall govern entries or recordings into the shareholder registry and the registry of stock acquisition rights, purchases and sales of Shares Less than One Unit, and other handling procedures and fees for shares and stock acquisition rights.

Article 12. Transfer Agent
1.	The Company shall appoint a transfer agent for its shares.
2.	The transfer agent and its place of business shall be determined by the Representative Corporate Executive Officer, and announced by public notice.
3.
The shareholder registry and the registry of stock acquisition rights of the Company shall be kept at the place of business of the transfer agent, and any procedures for the handling of shares including entries or recordings into the shareholder registry, and the registry of stock acquisition rights, and other administrations relating to shares and stock acquisition rights shall be handled by the transfer agent, and not by the Company.

Article 13. Notifications
1.
Shareholders and registered stock pledgees or their legal representatives shall submit notifications of their name or corporate name and address pursuant to the provisions of the Share Handling Regulations of the Company. This shall also apply to any changes thereto.

2.
In addition to the preceding paragraph, shareholders and registered stock pledgees or their legal representatives residing abroad shall designate their mailing address in Japan or appoint a standing proxy in Japan, and shall submit notification thereof pursuant to the provisions of the Share Handling Regulations. This shall also apply to any changes thereto.

Article 14. Record Date
1.
The shareholders who are entitled to exercise shareholders’ rights at the Ordinary General Meeting of Shareholders for settlement of accounts for each business year shall be those entered or recorded on the final shareholder registry as of March 31 of each year.

2.
In addition to the provisions in the preceding paragraph or the provisions in these Articles of Incorporation of the Company, if any, by a decision of the Representative Corporate Executive Officer, the Company may, as necessary, regard the shareholders who are entered or recorded on the final shareholder registry on any date designated by public notice in advance or registered stock pledgees as those shareholders and registered stock pledgees entitled to exercise their rights.

CHAPTER 3: GENERAL MEETING OF SHAREHOLDERS

Article 15. Convocation
The Ordinary General Meeting of Shareholders shall be convened in June of each year and an Extraordinary General Meeting of Shareholders shall be convened whenever necessary.

Article 16. Convener of the General Meeting of Shareholders
A Director appointed by the Board of Directors in advance shall act as the convener of the General Meeting of Shareholders. If the said Director is unable to act, one of the other Directors shall act as the convener thereof, in the order previously determined by the Board of Directors.

Article 17. Chairperson of the General Meeting of Shareholders
A Director or Corporate Executive Officer appointed by the Board of Directors in advance shall act as the Chairperson of the General Meeting of Shareholders. If the said Director or Corporate Executive Officer is unable to act, one of the other Directors or Corporate Executive Officers shall act as the Chairperson thereat, in the order previously determined by the Board of Directors.

Article 18. Internet-based Disclosure of Reference Documents for the General Meeting of Shareholders
In convening a General Meeting of Shareholders, the Company may be deemed to have provided shareholders with information to be stated or indicated in Reference Documents for the General Meeting of Shareholders, Business Report, financial statements and consolidated financial statements, by disclosing the information via the Internet in accordance with Ministry of Justice ordinances.

Article 19. Methods of Resolutions
1.
Except where otherwise provided for by laws and regulations or these Articles of Incorporation, resolutions at General Meeting of Shareholders shall be adopted by a majority vote of the shareholders present who hold the exercisable voting rights.

2.
The quorum for a General Meeting of Shareholders to adopt resolutions as provided for in Article 309, Paragraph 2 of the Companies Act require the presence of shareholders representing one-third (1/3) of the exercisable voting rights, and such resolutions shall be adopted by a two-thirds (2/3) vote of the shareholders present.

Article 20. Exercise of Voting Rights by Proxy
1.	A shareholder may exercise voting rights by a proxy who is also a shareholder of the Company with voting rights.
2.
When voting under the provisions of the preceding paragraph, the shareholder or the proxy shall submit documentation certifying the concerned proxy rights to the Company for each General Meeting of Shareholders.

CHAPTER 4: DIRECTORS AND BOARD OF DIRECTORS

Article 21. Number
The number of Directors of the Company shall be twenty (20) or less.

Article 22. Election
1.	Directors shall be elected at the General Meeting of Shareholders by a majority vote of the shareholders present and holding at least one-third (1/3) of all shareholders’ voting rights.
2.	The election of Directors shall not be made by cumulative voting.

Article 23. Term of Office
The term of office of Directors shall expire at the conclusion of the Ordinary General Meeting of Shareholders for the last business year that ends within one (1) year from election.

Article 24. Directors in Title
The Chairperson and Vice Chairperson of the Board of Directors may be appointed by a resolution of the Board of Directors.

Article 25. Convener and Chairperson of Meetings of the Board of Directors
The Chairperson of the Board of Directors shall convene a Meeting of the Board of Directors and act as Chairperson thereat. If the Chairperson of the Board of Directors is unable to act or if the post of Chairperson of the Board of Directors is vacant, one of the other Directors shall act in place of Chairperson of the Board of Directors, in the order previously determined by the Board of Directors

Article 26. Notice Convening Meetings
A notice convening Meetings of the Board of Directors shall be dispatched to each Director at least three (3) days prior to the date of the meeting. In the event of an urgency, however, this period may be shortened.

Article 27. Omission of Adoption of Resolutions
In the event that all Directors have given consent in writing or electromagnetic records for items that requires a resolution of the Board of Directors, the Company shall deem the Board of Directors to have adopted a resolution on the said issue.

Article 28. Board of Directors Regulations
In addition to the case where otherwise provided for by laws and regulations and in these Articles of Incorporation, matters regarding the Board of Directors shall be governed by the Board of Directors Regulations established by the Board of Directors.

Article 29. Limitation of Liability of Directors
1.
In accordance with the provisions of Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt any Director (including any former Director) from the liability as provided for by Article 423, Paragraph 1 of the Companies Act, to the extent permitted by laws and regulations.

2.
In accordance with the provisions of Article 427, Paragraph 1 of the Companies Act, the Company may enter into an agreement with a Director (excluding an Executive Director, etc.) to limit the liability of same as provided for by Article 423, Paragraph 1 of said Law, provided that the amount of the liability limitation under said agreement is the minimum liability amount provided for by Article 425, Paragraph 1 of the Companies Act.

CHAPTER 5: COMMITTEE

Article 30. Appointment of Committee Members
Members of each Committee shall be appointed from Directors by a resolution of the Board of Directors.

Article 31. Matters Regarding Committee
Matters regarding each Committee shall be determined in accordance with laws and regulations, these Articles of Incorporation or rules established by each Committee, or by the Board of Directors.

CHAPTER 6: CORPORATE EXECUTIVE OFFICER

Article 32. Election
Corporate Executive Officers shall be elected by a resolution of the Board of Directors.

Article 33. Term of Office
The term of office of Corporate Executive Officers shall expire at the last day of the business year that ends within one (1) year from assumption of office.

Article 34. Representative Corporate Executive Officers and Corporate Executive Officers in Title
1.	Representative Corporate Executive Officers shall be elected by a resolution of the Board of Directors.
2.
The President and Corporate Executive Officer, the Vice President and Corporate Executive Officer, Senior Management Corporate Executive Officers and Managing Corporate Executive Officers may be appointed by a resolution of the Board of Directors.

Article 35. Limitation of Liability of Corporate Executive Officers
In accordance with the provisions of Article 426, Paragraph 1 of the Companies Act, the Company may, by resolution of the Board of Directors, exempt any Corporate Executive Officer (including any former Corporate Executive Officer) from the liability as provided for by Article 423, Paragraph 1 of the Companies Act, to the extent permitted by laws and regulations.

CHAPTER 7: INDEPENDENT AUDITOR

Article 36. Election
The Independent Auditor shall be elected by a resolution of the General Meeting of Shareholders.

Article 37. Term of Office
1.
The term of office of the Independent Auditor shall expire at the conclusion of the Ordinary General Meeting of Shareholders for the last business year that ends within one (1) year from assumption of office.

2.
When no special resolutions are made at the Ordinary General Meeting of Shareholders provided for by the preceding paragraph, the Independent Auditor shall be deemed to have been re-elected at said Ordinary General Meeting of Shareholders.

Article 38. Remunerations and Other Payments for Independent Auditor
The Remunerations, etc. of the Independent Auditor shall be determined by the Representative Corporate Executive Officer with the approval of the Audit Committee.

CHAPTER 8: ACCOUNTS

Article 39. Business Year
The Company’s business year shall begin on April 1 of each year and end on March 31 of the following year.

Article 40. Organ Which Determines Dividend Payment from Surplus, etc.
The Company may, by resolution of the Board of Directors, determine dividend payment from surplus and matters provided for in the items in Article 459, Paragraph 1 of the Companies Act.

Article 41. Record Date for Dividend Payment from Surplus, etc.
1.
The Company may pay cash dividends from surplus to shareholders or registered stock pledgees whose names have been entered or recorded in the final shareholder registry as of March 31 or September 30 of each year.

2.	When dividend property is cash and dividends are not claimed within three (3) years from the date of commencement of payment thereof, the Company shall be exempt from liability to make such payment.
3.	When dividend property is cash, no interest shall accrue on unpaid dividend property.

SUPPLEMENTARY PROVISIONS

Article 1. Provisional Measures
The Company may, by resolution of the Board of Directors, exempt any former Corporate Auditor from the liability for any act prior to conclusion of the Tenth Ordinary General Meeting of Shareholders as provided for by Article 423, Paragraph 1 of the Companies Act, to the extent permitted by laws and regulations.

Attachment 3

Business Report
(From April 1, 2015 to March 31, 2016)

1.	Group Overview of Operation

(1)	Mitsubishi Chemical Holdings Group
Under the leadership of Mitsubishi Chemical Holdings Corporation (“Company” or “MCHC”) as a holding company, the MCHC Group has conducted business activities in the three business domains of performance products, health care, and industrial materials with Mitsubishi Chemical Corporation (“MCC”), Mitsubishi Tanabe Pharma Corporation (“MTPC”), Mitsubishi Plastics, Inc. (“MPI”), Mitsubishi Rayon Co., Ltd. (“MRC”), Life Science Institute, Inc., and Taiyo Nippon Sanso Corporation (“TNSC”) serving as its six operating companies. As one of the measures under the medium-term management plan starting from fiscal 2016, “APTSIS 20,” the MCHC Group has decided to integrate three operating companies (MCC, MPI, and MRC) into Mitsubishi Chemical Corporation in April 2017 to establish a structure to optimize the management resources of the three companies.

As a holding company, MCHC is responsible for formulating Group-wide strategies, optimally allocating management resources, supervising business management, and taking other initiatives while assigning part of the functional responsibilities to its subsidiaries in an effort to streamline operations from a global perspective. Specifically, through Regional Control Companies established in North America, Europe, and China, MCHC strives to drive home the significance of compliance and risk management based on the characteristics of each region. Meanwhile, in Japan, MCHC seeks to upgrade and streamline its operations by consolidating staff departments such as general affairs and accounting as well as the research and development departments of common platform technologies through Common Function Companies. Furthermore, The KAITEKI Institute, Inc. studies social challenges that are likely to occur in the future with an eye to formulating MCHC’s long-term strategies.

The MCHC Group is committed to effectively utilizing the Group’s management resources and working for further enhancement of corporate value under its medium-term management plan, “APTSIS 20.”

(2)	Business Development and Performance
The business environment surrounding the MCHC Group remained steady overall as the economy continued to recover across the globe despite the weakness seen in some parts of the world such as China’s slowing economy. In the performance products and industrial materials domains, the market for petrochemical products remained robust as raw material prices declined. The health care domain remained upbeat due in part to higher royalty revenues despite the unfavorable impact of measures to reduce spending on pharmaceuticals as well as other factors.

During the fiscal year under review, which marked the final year of the “APTSIS 15” five-year medium-term management plan, the MCHC Group moved ahead with reforming its business portfolio, worked on restructuring the petrochemical business, including the consolidation of ethylene plants in Mizushima, and so forth, and accelerated overseas business expansion with an eye to achieving further growth and taking the Group’s operations to new heights. In the performance products domain, MPI decided to boost production capacity for polyester film in a subsidiary in the U.S. In the health care domain, MTPC set out to build an operating foundation in the U.S. by establishing a sales company with an eye to filing application and obtaining approval for its therapeutic agent to treat amyotrophic lateral sclerosis (ALS) in the U.S. market during fiscal 2016. In the industrial materials domain, TNSC acquired Renegade Gas Pty Ltd, an Australian industrial gas supplier. TNSC also acquired businesses and made capital investments in the U.S. and Thailand. In addition, the MCHC Group sought to strengthen its comprehensive Group strengths by building harmonious relationships and pulled together to implement measures to drastically reduce costs and streamline assets with a view to improving earnings.

As a result of these efforts and initiatives, the MCHC Group’s consolidated net sales for the fiscal year under review amounted to ¥3,823.0 billion (up ¥166.8 billion year on year), due partly to the addition of TNSC’s earnings to the Group’s consolidated net sales beginning in the third quarter of the previous fiscal year. Consolidated operating income amounted to ¥280.0 billion (up ¥114.3 billion year on year), while consolidated ordinary income was ¥270.6 billion (up year on year to ¥107.5 billion), with both figures showing substantial year-on-year increases. Profit attributable to owners of parent amounted to ¥46.4 billion (down ¥14.4 billion year on year). This decrease primarily came from the recording of extraordinary loss of ¥110.6 billion due to the cost of structural reforms and the recording an impairment loss of fixed assets arising from business operations related to petrochemicals.

Information for each domain follows below.

Performance Products Domain
Electronics Applications Segment
Principal Businesses:	Recording media, electronics-related products, imaging supplies
Net sales for the segment totaled ¥115.6 billion (down ¥3.1 billion year on year), while operating loss reached ¥0.9 billion (loss decreased ¥1.7 billion year on year).
Net sales decreased due to the shrinking optical disk market that affected recording media sales as well as the lower sales volumes of imaging supplies, including organic photo conductor (OPC) drums and toners, despite the increased sales volumes of display materials, precision cleaning for semiconductors, and so forth in electronics-related products. Operating loss decreased due partly to reduced fixed costs.

Designed Materials Segment
Principal Businesses:	Food ingredients, battery materials, fine chemicals, polymer processing products, composite materials, inorganic chemicals, fibers
Net sales for the segment reached ¥852.5 billion (up ¥33.9 billion year on year), and operating income totaled ¥75.7 billion (up ¥20.0 billion year on year).
Net sales of polymer-processing products grew as high-performance film sales remained strong and the sales volumes of engineering plastic products and aluminum composite materials increased. Net sales of fine chemicals were fueled by steady sales of coating materials. As for battery materials, the sales volume of automotive applications grew. As for composite materials, demand for carbon fiber generally remained robust, and the sales volume of alumina fiber increased. Operating income substantially increased due partly to lower material prices.
In October 2015, Mitsubishi Polyester Film, Inc. (U.S.A.), MPI’s subsidiary, announced to bolster polyester film manufacturing capability.

Health Care Domain
Health Care Segment
Principal Businesses:	Pharmaceuticals, diagnostic reagents and instruments, clinical testing, pharmaceutical materials
Net sales for the segment reached ¥554.0 billion (up ¥22.1 billion year on year), and operating income totaled ¥103.4 billion (up ¥26.4 billion year on year).
Net sales of pharmaceuticals increased despite the negative impact of increasing generic drug use as well as the termination of the sales alliance for plasma fractionation products at the end of March 2015. Factors that drove net sales up include the growing sales volumes of vaccines and priority products such as Tenelia (a therapeutic substance for type 2 diabetes), an increase in royalty revenues for Invokana (a therapeutic substance for type 2 diabetes) and Gilenya (a therapeutic substance for multiple sclerosis), as well as lump-sum royalty revenues from products licensed out overseas. The businesses except pharmaceuticals performed strongly with increases in net sales for diagnostic reagents and instruments and clinical testing. Operating income increased significantly, with royalty income, including the abovementioned lump-sum royalty revenues for pharmaceuticals, providing a large contribution.

In September 2015, MTPC signed a license agreement with Biogen (U.S.A.) for MT-1303, a therapeutic agent for autoimmune diseases, granting Biogen the exclusive right to develop and market the drug in Japan and whole globe, except Asia.

Industrial Materials Domain
Chemicals Segment
Principal Businesses:	Basic petrochemicals, chemical derivatives, synthetic fiber materials, carbon products, industrial gas
Net sales for the segment totaled ¥1,321.1 billion (up ¥207.1 billion year on year), while operating income totaled ¥57.2 billion (up ¥48.4 billion year on year).
Net sales of basic petrochemicals, chemical derivatives, and terephthalic acid (a raw material for synthetic fiber) decreased due to the drop in sales prices that went hand in hand with lower raw material prices. Net sales of carbon products such as coke declined due to the drop in sales prices in the wake of the decrease in the prices of coking coal. Net sales of industrial gases, which were added to the Group beginning in the third quarter of the previous fiscal year, were recognized for the full fiscal year under review and showed substantial growth. Operating income was up significantly due to the favorable market conditions for basic petrochemicals and chemical derivatives, the scaling down of regular repairs, as well as other factors.
In May 2015, TNSC acquired additional shares of its Thai affiliate, Air Products Industry Co., Ltd., and made it a consolidated subsidiary in order to build a stronger business foundation in Thailand where demand for industrial gases is expected to grow.

Polymers Segment
Principal Businesses:	Synthetic resins
Net sales for the segment reached ¥773.6 billion (down ¥99.9 billion year on year) while operating income totaled ¥43.3 billion (up ¥15.3 billion year on year).
Net sales of synthetic resins including polyolefin and MMA monomer decreased due to lower sales prices in response to a drop in raw material prices. Operating income, on the other hand, increased significantly due to an improvement in price differences between products and raw materials for polyolefin, etc.

Others
Principal Businesses:	Engineering, logistics
Net sales for the segment reached ¥206.0 billion (up ¥6.6 billion year on year), and operating income totaled ¥7.2 billion (up ¥1.2 billion year on year).
The engineering business enjoyed an increase in orders from outside the Group, and the logistics business remained robust.

Note: Due to the organizational restructuring of our subsidiaries in April 2015, some of the Chemicals Segment businesses were moved to the Designed Materials Segment and the Polymers Segment, and some of the businesses categorized under Others were moved to the Designed Materials Segment. Accordingly, figures for these segments in the previous fiscal year were recalculated based on the new segment classification for year-on-year comparisons.

(3)	Outstanding Issues
MCHC vision is “the realization of KAITEKI”, building a sustainable society together with stakeholders, by contributing to resolving environmental and social issues. Working toward this vision, the MCHC Group promotes KAITEKI Management through the pursuit of innovation while working to improve both economic value and sustainability.
Working against this backdrop, the Group has focused on strengthening and expanding its business foundation as well as restructuring the petrochemical business to reform its portfolio in line with its five-year medium-term management plan, “APTSIS 15.” During the fiscal year under review, the final year of “APTSIS 15”, everyone at the MCHC Group worked together to bring the plan to a successful conclusion. In December 2015, the Group formulated a new five-year medium-term management plan, “APTSIS 20” (running from fiscal 2016 to fiscal 2020). Moving forward with an aim to “remain a high growth/high profit-model company through businesses in the performance products, industrial materials, and health care domains,” the Group set the following numerical targets as financial indicators for fiscal 2020.

(IFRS basis)
Financial indicators	Target
Core operating income*	380.0 billion yen
Return on sales (ROS)	8%
Profit attributable to owners of parent	180.0 billion yen
Return on equity (ROE)	10% or more
Net D/E ratio	0.8
* Core operating income: An ordinary income that deducts the profit/loss arising from extraordinary factors (extraordinary items) from an ordinary income pursuant to international financial reporting standard

The MCHC Group will ensure portfolio management and work toward achieving sustainable growth and enhancing profitability as key initiatives. In April 2017, we will integrate three chemical companies, MCC, MPI, and MRC as “Mitsubishi Chemical Corporation” and build a structure to enable the optimization of the management resources of these three companies. While positioning healthcare solutions, gas solutions, new energy, and frontier materials as the next-generation businesses that will drive growth from 2020 through 2025, the Group will focus on the open shared R&D model and actively use big data and ICT (information and communication technology) for business operations. In global operations, we will restructure business support systems in the areas of Asia and the Pacific, China, and Europe and the U.S. as well as promote inter-department orchestration to enhance overseas sales and profitability. The MCHC Group will steadily implement these initiatives with an eye to building a firm foundation to become THE KAITEKI COMPANY being recognized on a truly global level.
Furthermore, the MCHC Group will ensure not only safety management but also compliance and risk management, and reinforce internal controls further while promoting “health management,” in which employees’ health is regarded as a key management resource, to improve their health and productivity.
Having converted to a company with a nominating committee, etc., in June 2015 in an effort to strengthen oversight functions and enhance management agility, MCHC will pursue optimal governance systems that enhance the soundness and efficiency of its management under the “Corporate Governance Guidelines” formulated in November 2015.
The MCHC Group will address these business challenges with all of its collective strengths and strive to meet the expectations of its shareholders by pursuing sustainable growth and medium and long-term improvement in corporate and shareholder values. We ask for your continued support and guidance going forward.

(4)	Capital Expenditures
The MCHC Group’s aggregate capital expenditures for the fiscal year under review stood at ¥176.5 billion, the majority of which was applied to construction of new and additional production facilities, renewal of existing facilities, and rationalization investments in other existing facilities.
The amount by each segment includes the following:

Segment	Capital expenditures	Major facilities completed during the fiscal year under review	Major facilities under construction
Electronics Applications	¥5.0 billion	MCC Tsukuba plant Production facility for gallium nitride substrates (addition)	Tai Young High Tech Co., Ltd. (Taiwan) Production facility for EL sulfuric acid (addition)
Designed Materials	¥49.6 billion	Noltex L.L.C. (U.S.A.) Production facility for ethylene-vinyl alcohol copolymer (addition)	Mitsubishi Polyester Film, Inc. (U.S.A.) Production facility for polyester film (addition)
Health Care	¥21.3 billion	Tianjin Tanabe Seiyaku Co., Ltd. (China) Plant for diagnostic pharmaceuticals (new)	Mitsubishi Tanabe Pharma Factory Ltd. Yoshitomi Plant Plant for diagnostic pharmaceuticals (addition)
Chemicals	¥73.5 billion	TNSC Production facility for cancer diagnostic agent (Water-18O) (new)	TNSC Air separation systems (new)
Polymers	¥21.8 billion	Lucite International Singapore Pte Ltd Production facility for MMA monomer (facility conversion)	-
Note:	Other than the above, there were capital expenditures of ¥5.0 billion in “Others” and “Company-wide (Common).”

(5)	Fund Procurement
Item	Balance at April 1, 2015	Balance at March 31, 2016	Change
Borrowings	1,252.5 billion yen	1,070.7 billion yen	Down 181.8 billion yen
Corporate bonds and commercial paper	351.0 billion yen	395.0 billion yen	Up 43.9 billion yen
Total	1,603.5 billion yen	1,465.7 billion yen	Down 137.8 billion yen

(6)	Principal Lenders (as of March 31, 2016)
Lenders	Amount Borrowed
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	289.7 billion yen
Mizuho Bank, Ltd.	163.8 billion yen
Mitsubishi UFJ Trust and Banking Corporation	98.9 billion yen

(7)	Significant Business Realignments
-In July 2015, TNSC launched TNSC (Australia) Pty Ltd and acquired Renegade Gas Pty Ltd through the new company in order to establish a foundation for its industrial gas business in Australia. (Chemicals Segment)
-Aiming for achieving further growth and strengthening its food ingredients businesses, Mitsubishi-Kagaku Foods Corporation signed a stock purchase agreement with Eisai Co., Ltd. in November 2015 to acquire all the shares of its consolidated subsidiary Eisai Food & Chemical Co., Ltd. and made it into a consolidated subsidiary in February 2016. (Designed Materials Segment)
-In December 2015, Qualicaps Co., Ltd., a subsidiary of Life Science Institute, Inc., acquired all shares of Brazil’s Genix Industria Farmaceutica Ltda. and made it a consolidated subsidiary in order to expand into the Central and South American pharmaceutical capsule market, which is expected to grow. (Health Care Segment)

(8)	Employees of the Group (as of March 31, 2016)
(a)       Status of Employees of the Group
Domain	Segment	No. of Employees	Year-on-year Increase/Decrease
Performance Products	Electronics Applications	2,529	Down 190
	Designed Materials	17,635	Up 706
Health Care	Health Care	12,876	Down 10
Industrial Materials	Chemicals	18,915	Up 954
	Polymers	8,052	Down 167
Others		8,229	Down 501
Company-wide (Common)		752	Down 67
Sum Total		68,988	Up 725
Notes:
1.	Those employees who are engaged in activities such as basic R&D, which cannot be definitively sorted into any specific Segment, are included in Company-wide (Common).
2.	Executive Officers are included.
3.	Employees loaned to entities outside of the MCHC Group are not included.
(b)       Status of Employees of MCHC
No. of Employees (Year-on-year Change)	Average Age	Average Years of Service
110 (Up 6)	46 years and 4 months	20 years and 7 months
Notes:
1.	The employees are seconded mainly from MCHC’s subsidiaries, and their average years of service include the years of service spent at the companies dispatching them as secondees.
2.	Executive Officers are included.

(9)	Changes in the Conditions of Assets and Profit/Loss

Category	8th Term (Fiscal 2012)	9th Term (Fiscal 2013)	10th Term (Fiscal 2014)	11th Term (Year under Review; Fiscal 2015)
Net Sales (in billion yen)	3,088.5	3,498.8	3,656.2	3,823.0
Operating Income (in billion yen)	90.2	110.4	165.6	280.0
Ordinary Income (in billion yen)	87.0	103.0	163.0	270.6
Profit attributable to owners of parent (in billion yen)	18.5	32.2	60.8	46.4
Profit per Share (in yen)	12.61	21.89	41.40	31.70
Net Assets (in billion yen)	1,203.3	1,314.8	1,588.6	1,554.5
Net Assets per Share (in yen)	553.54	611.95	669.77	636.43
Total Assets (in billion yen)	3,307.7	3,479.3	4,323.0	4,061.5
Notes:
1.	The account title for profit was changed beginning in the fiscal year under review due to the revisions to the Accounting Standard for Business Combination, etc.
2.	Profit per share is calculated on the basis of average aggregate number of issued and outstanding shares during fiscal year excluding treasury stocks.
3.	Net assets per share are calculated on the basis of the aggregate number of issued and outstanding shares as of the end of fiscal year excluding treasury stocks.

[For reference] Changes in the Conditions of Assets and Profit/Loss of Operating Companies for the 11th Fiscal Year (fiscal year under review)

Category	Mitsubishi Chemical Corporation	Mitsubishi Tanabe Pharma Corporation	Mitsubishi Plastics, Inc.	Mitsubishi Rayon Co., Ltd.	Life Science Institute, Inc.	Taiyo Nippon Sanso Corporation
Net Sales (in billion yen)	1,745.9	431.7	480.8	548.4	136.0	641.5
Operating income (in billion yen)	69.3	94.9	41.8	26.8	3.5	43.3
Total Assets (in billion yen)	1,374.7	930.2	357.4	634.3	160.7	783.2
Note:
MCHC, in preparing consolidated financial statements, makes a consolidated adjustment such as eliminating inter-segment transactions (transactions between subsidiaries, etc.), and therefore simply adding up the figures of the operating companies (consolidated) in the table above does not agree with the consolidated figures of the Company.

(10)	Status of MCHC, Major Subsidiaries and Affiliates (as of March 31, 2016)
(a)	MCHC
Head Office	1-1 Marunouchi 1-chome, Chiyoda-ku, Tokyo

(b)	Major Subsidiaries
[Direct Investees]
Company Name	Capital	Equity Investment Ratio (%)	Principal Business	Location
Mitsubishi Chemical Corporation	50.0 billion yen	100.0	Manufacture and marketing of chemical products	Tokyo
Mitsubishi Tanabe Pharma Corporation	50.0 billion yen	56.3	Manufacture and marketing of pharmaceuticals	Osaka
Mitsubishi Plastics, Inc.	21.5 billion yen	100.0	Manufacture and marketing of polymer processing products	Tokyo
Mitsubishi Rayon Co., Ltd.	53.2 billion yen	100.0	Manufacture and marketing of chemical products	Tokyo
Life Science Institute, Inc.	3.0 billion yen	100.0	Management of the healthcare solutions business	Tokyo
Taiyo Nippon Sanso Corporation	37.3 billion yen	50.5 (14.0)	Manufacture and marketing of industrial gas	Tokyo
The KAITEKI Institute, Inc.	10 million yen	100.0	Study and research on future social trends	Tokyo
Notes:
1.	MCC operates businesses that fall into the categories of Performance Products Domain, Industrial Materials Domain and Others.
2.	MTPC operates businesses that fall into the category of Health Care Domain.
3.	MPI operates businesses that fall into the category of Performance Products Domain.
4.	MRC operates businesses that fall into the categories of Performance Products Domain, Industrial Materials Domain and Others.
5.	Life Science Institute, Inc. operates businesses that fall into the category of Health Care Domain through its subsidiary.
6.
TNSC operates businesses that fall into the category of Industrial Materials Domain. Of the figures of MCHC’s equity investment ratios in TNSC listed in the above table, the ratio in brackets shows the ownership ratio of MCC.

7.	The KAITEKI Institute, Inc. conducts basic research activities which cannot be classified in any specific domain.

[Indirect Investees]
Domain / Segment	Company Name[Indirect Investees]	Capital	Equity Investment Ratio of the Company (%)	Principal Business	Location
(Performance Products Domain)
Electronics Applications	Verbatim Ltd.	3 million euro	100.0	Marketing of recording media and computer peripheral equipment	U.K.
Designed Materials	The Nippon Synthetic Chemical Industry Co., Ltd.	17.9 billion yen	50.9	Manufacture and marketing of polymer processing products	Osaka
	Quadrant AG	27 million Swiss franc	100.0	Management of subsidiary operating engineering plastics business.	Switzerland
(Health Care Domain)
Health Care	API Corporation	4.0 billion yen	100.0	Manufacture and marketing of active pharmaceutical ingredients and intermediate bodies	Tokyo
	LSI Medience Corporation	3.0 billion yen	100.0	Clinical testing and medical support services; marketing of in vitro diagnostic agents	Tokyo
	Qualicaps Co., Ltd.	2.8 billion yen	100.0	Manufacture and marketing of capsules for pharmaceuticals and health food, and pharmaceutical processing equipment	Nara

Domain / Segment	Company Name[Indirect Investees]	Capital	Equity Investment Ratio of the Company (%)	Principal Business	Location
(Industrial Materials Domain)
Chemicals	Kansai Coke and Chemicals Co., Ltd.	6.0 billion yen	51.0	Manufacture and marketing of coke	Hyogo
	Matheson Tri-Gas, Inc.	42 U.S. dollars	100.0	Manufacture and marketing of industrial gas	U.S.A.
Polymers	Japan Polypropylene Corporation	11.7 billion yen	65.0	Manufacture and marketing of polypropylene	Tokyo
	Japan Polyethylene Corporation	7.5 billion yen	58.0	Manufacture and marketing of polyethylene	Tokyo
	Mitsubishi Rayon Lucite Group Limited	246 million U.K. pounds	100.0	Management of subsidiaries that engage in MMA business	U.K.
(Others)
	Mitsubishi Chemical Logistics Corporation	1.5 billion yen	100.0	Logistics and warehouse services	Tokyo
	Mitsubishi Chemical Engineering Corporation	1.4 billion yen	100.0	Engineering and construction services	Tokyo

2.       Matters Related to Corporate Stocks (as of March 31, 2016)

(1)	Number of Authorized Shares: 6,000 million

(2)	Number of Issued and Outstanding Shares:
1,506.288 million (representing no changes from the previous fiscal year)

(3)	Aggregate Number of Shareholders:
172,016 (representing a year-on-year decrease of 1,508 shareholders)

(4)	Major Shareholders

	Equity Investments in MCHC
Name of Shareholders	No. of Shares Held (million)	Equity Investment Ratio (%)
The Master Trust Bank of Japan, Ltd. (Trust Account)	84.178	5.7
Japan Trustee Services Bank, Ltd. (Trust Account)	77.474	5.2
Meiji Yasuda Life Insurance Company	64.388	4.3
Nippon Life Insurance Co.	42.509	2.9
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	31.105	2.1
Tokio Marine and Nichido Fire Insurance Co., Ltd.	25.638	1.7
Japan Trustee Services Bank, Ltd. (Trust Account 4)	21.761	1.4
STATE STREET BANK WEST CLIENT-TREATY 505234	20.589	1.4
Japan Trustee Services Bank, Ltd. (Trust Account 9)	19.727	1.3
Taiyo Life Insurance Company	18.838	1.2
Notes:
1.	In addition to the above, MCHC holds 41.485 million shares as treasury stocks, but these shares are non-voting pursuant to the provisions of Article 308, Paragraph 2 of the Companies Act.
2.	Equity investment ratios are calculated to the exclusion of the treasury stock (41.485 million shares).
3.
In addition to the above, equity investments of The Bank of Tokyo-Mitsubishi UFJ, Ltd. in MCHC include 4.750 million shares of stock (representing the equity investment ratio of 0.3%) held in the name of “The Nomura Trust and Banking Co., Ltd. (Retirement Benefit Trust The Bank of Tokyo-Mitsubishi UFJ Account)” over which The Bank of Tokyo-Mitsubishi UFJ, Ltd. retains the right to issue instructions regarding the exercise of the relevant voting right.

3.       Matters Related to the Company’s Officers
(1)	Details of Directors (as of March 31, 2016)
Name	Position and responsibility at the company	Significant concurrent positions
Yoshimitsu Kobayashi	Member of the Board, Chairperson Member of the Nominating Committee
Member of the Board, Chairperson of Mitsubishi Chemical Corporation
Member of the Board, Chairperson of The KAITEKI Institute, Inc.
Outside Director of Toshiba Corporation
Chairperson of Japan Association of Corporate Executives
Chairperson of Japan Chemical Industry Association
Chairperson of Council on Competitiveness-Nippon

Hiroaki Ishizuka	Member of the Board, Vice Chairperson Member of the Compensation Committee	Member of the Board, President and CEO of Mitsubishi Chemical Corporation Member of the Board of The KAITEKI Institute, Inc. Member of the Board, Chairperson of SPDC Ltd.
Takumi Ubagai	Member of the Board, Vice Chairperson Member of the Compensation Committee	Member of the Board, President and CEO of Mitsubishi Plastics, Inc. Member of the Board of The KAITEKI Institute, Inc.
Hitoshi Ochi	Member of the Board Member of the Nominating Committee President, CEO
Member of the Board, President and CEO of Mitsubishi Rayon Co., Ltd.
Member of the Board of The KAITEKI Institute, Inc.
Member of the Board, Chairperson of Mitsubishi Rayon Lucite Group Limited
Director, Chi Mei Corporation

Masayuki Mitsuka	Member of the Board	Member of the Board, President and CEO of Mitsubishi Tanabe Pharma Corporation Member of the Board of The KAITEKI Institute, Inc.
Yujiro Ichihara	Member of the Board	President and CEO of Taiyo Nippon Sanso Corporation Member of the Board of The KAITEKI Institute, Inc.
Glenn H. Fredrickson	Member of the Board Managing Corporate Executive Officer	Professor, Departments of Chemical Engineering and Materials, University of California, Santa Barbara
Akira Nakata	Member of the Board Member of the Audit Committee (Chairperson)	Corporate Auditor of Mitsubishi Plastics, Inc. Corporate Auditor of Life Science Institute, Inc.
Yoshihiro Umeha	Member of the Board Member of the Audit Committee	Corporate Auditor of Mitsubishi Chemical Corporation Corporate Auditor of Mitsubishi Rayon Co., Ltd. Corporate Auditor of The KAITEKI Institute, Inc.
Takeo Kikkawa	Outside Member of the Board Member of the Nominating Committee (Chairperson) Member of the Compensation Committee	Professor, Graduate School of Innovation Studies of Tokyo University of Science
Taigi Ito	Outside Member of the Board Member of the Audit Committee Member of the Compensation Committee (Chairperson)	Certified Public Accountant Outside Corporate Auditor of Mitsubishi Chemical Corporation Outside Corporate Auditor of IT Holdings Corporation Outside Corporate Auditor of Idemitsu Kosan Co., Ltd.
Kazuhiro Watanabe	Outside Member of the Board Member of the Nominating Committee Member of the Audit Committee Member of the Compensation Committee	Lawyer Outside Corporate Auditor of Mitsubishi Plastics, Inc. Professor, the Law School of Tokai University
Hideko Kunii	Outside Member of the Board Member of the Nominating Committee Member of the Audit Committee
Deputy President of Shibaura Institute of Technology
Professor, Graduate School of Engineering Management of Shibaura Institute of Technology
Director of Center for Promotion of Educational Innovation Gender Equality Promotion Office of Shibaura Institute of Technology
Outside Director of Innovation Network Corporation of Japan
Outside Director of Tokyo Electric Power Company Holdings, Inc.
Outside Director of Honda Motor Co., Ltd.

Notes:
1.
Four Directors, Takeo Kikkawa, Taigi Ito, Kazuhiro Watanabe, and Hideko Kunii are Outside Directors as prescribed in Article 2, Item 15 of the Companies Act. The Company has designated these four Outside Directors as independent officers pursuant to the rules and regulations of the Tokyo Stock Exchange and notified the Stock Exchange accordingly.

2.	Having served as Finance Group Manager and Accounting Group Manager of MCC, Director Yoshihiro Umeha has considerable knowledge of finance and accounting.
3.	Director Taigi Ito has considerable knowledge about finance and accounting as he is qualified as Certified Public Accountant.
4.
Of other corporations where the Company’s outside officers hold concurrent positions, MCC and MPI are the Company’s subsidiaries. Meanwhile, there is no special relationship between other corporations where the Company’s outside officers hold concurrent positions and the Company.

5.
Directors Akira Nakata and Yoshihiro Umeha are the full-time members of the Audit Committee. MCHC appoints full-time members for the Audit Committee in order to increase the effectiveness of audits by the Committee.

6.
In accordance with Article 427, Paragraph 1 of the Companies Act, the Company and its outside officers have entered into liability-limiting agreements as prescribed in Article 423, Paragraph 1 of the Act. The maximum limit of damage compensation liability under the agreement is set to the extent of the minimum limit of liability as prescribed in Article 425, Paragraph 1 of the Act.

7.
One of Director Hideko Kunii’s concurrent positions outside the Company, Tokyo Electric Power Company, Incorporated, changed its company name to Tokyo Electric Power Company Holdings, Inc. on April 1, 2016.

(2)	Attendance at meetings of the Board of Directors and each Committee
Name	Board of Directors meetings	Nominating Committee meetings	Audit Committee meetings	Compensation Committee meetings
Yoshimitsu Kobayashi	11/11 (100%)	4/4(100%)	-	-
Hiroaki Ishizuka	11/11 (100%)	-	-	4/4(100%)
Takumi Ubagai	11/11 (100%)	-	-	4/4(100%)
Hitoshi Ochi	10/11 (90%)	4/4(100%)	-	-
Masayuki Mitsuka	11/11 (100%)	-	-	-
Yujiro Ichihara	6/7 (85%)	-	-	-
Glenn H. Fredrickson	10/11 (90%)	-	-	-
Akira Nakata	7/7 (100%)	-	10/10(100%)	-
Yoshihiro Umeha	7/7 (100%)	-	10/10(100%)	-
Takeo Kikkawa	10/11 (90%)	4/4(100%)	-	4/4(100%)
Taigi Ito	7/7 (100%)	-	10/10(100%)	4/4(100%)
Kazuhiro Watanabe	7/7 (100%)	4/4(100%)	10/10(100%)	4/4(100%)
Hideko Kunii	7/7 (100%)	4/4(100%)	10/10(100%)	-

(3)	Main Activities by Outside Officers
Name	Status of activities
Takeo Kikkawa
During the Board of Directors meetings, he provided relevant input that drew on his profound insight on company management from a view of the business history as well as his experience as an energy industry expert. Serving as the chair of the Nominating Committee, he fulfilled his assigned duties by presiding over the committee meetings and reporting to the Board of Directors on meeting outcomes. As a member of the Compensation Committee, he provided relevant input to the committee.

Taigi Ito
During the Board of Directors meetings, he provided relevant input that drew on his experience and profound insight as a certified public accountant. As a member of the Audit Committee, he developed audit plans, conducted interviews to ascertain implementation status and results of audits, and contributed relevant input. Serving as the chair of the Compensation Committee, he fulfilled his assigned duties by presiding over the committee meetings and reporting to the Board of Directors on meeting outcomes.

Kazuhiro Watanabe
During the Board of Directors meetings, he provided relevant input that drew on his experience and profound insight as a prosecutor and lawyer. As a member of the Nominating Committee and the Compensation Committee, he provided relevant input to the committees. As a member of the Audit Committee, he developed audit plans, conducted interviews to ascertain implementation status and results of audits, and contributed relevant input.

Hideko Kunii
During the Board of Directors meetings, she provided relevant input that drew largely on her profound insight in diversity promotion as well as extensive experience in company management and expertise in the information processing domain. As a member of the Nominating Committee, she provided relevant input to the committee. As a member of the Audit Committee, she developed audit plans, conducted interviews to ascertain implementation status and results of audits, and contributed relevant input.

(4)	Details of Corporate Executive Officers (as of March 31, 2016)
Name	Position	Responsibility at the company	Significant concurrent positions
Hitoshi Ochi	Representative Corporate Executive Officer President and CEO
Member of the Board, President and CEO of Mitsubishi Rayon Co., Ltd.
Member of the Board of The KAITEKI Institute, Inc.
Member of the Board, Chairperson of Mitsubishi Rayon Lucite Group Limited
Director, Chi Mei Corporation

Noriyoshi Ohira	Representative Corporate Executive Officer Senior Management Corporate Executive Officer Chief Compliance Officer	Public Policy and Relation, PR, Administration, Human Resources and Internal Control	Member of the Board of Life Science Institute, Inc.
Kenkichi Kosakai	Representative Corporate Executive Officer Senior Management Corporate Executive Officer Chief Financial Officer	Corporate Management, IR and Information Systems	Member of the Board of Mitsubishi Rayon Co., Ltd. Member of the Board, President and CEO of Mitsubishi Chemical Holdings Corporate Staff
Masanori Karatsu	Senior Management Corporate Executive Officer	Production, RC, Purchasing, Logistics and Engineering
Member of the Board of Mitsubishi Chemical Corporation
Member of the Board of Taiyo Nippon Sanso Corporation
Member of the Board of Mitsubishi Chemical Engineering Corporation
Member of the Board of Mitsubishi Chemical Logistics Corporation

Ryoji Tanaka	Managing Corporate Executive Officer	Business Strategy, Strategy by Region, Marketing and Automotive Solutions	Member of the Board of Mitsubishi Plastics, Inc.
Glenn H. Fredrickson	Managing Corporate Executive Officer	R&D	Professor, Departments of Chemical Engineering and Materials, University of California, Santa Barbara
Hisao Urata	Managing Corporate Executive Officer	R&D	Member of the Board, President and CEO of MCHC R&D Synergy Center, Inc.
Steve P. Yurich	Managing Corporate Executive Officer	Strategy by Region, Marketing and Automotive Solutions	Member of the Board of Mitsubishi Plastics, Inc. Member of the Board, President and CEO of Mitsubishi Chemical Holdings Europe GmbH President and CEO of Quadrant AG
Notes:
1.	Executive Officers Hitoshi Ochi and Glenn H. Fredrickson also serve as Directors.
2.	Hisao Urata resigned from his position as Corporate Executive Officer on April 1, 2016.

  (Reference)
  Corporate Executive Officers as of April 1, 2016
Name	Position	Responsibility	Significant concurrent position
Hitoshi Ochi	Representative Corporate Executive Officer President and CEO		Member of the Board, President and CEO of Mitsubishi Rayon Co., Ltd. Member of the Board of The KAITEKI Institute, Inc. Director, Chi Mei Corporation
(Reason for appointment)
After Working in manufacturing departments, Hitoshi Ochi engaged in the Corporate Strategy Office and other departments of MCHC and MCC and now serves as Representative Corporate Executive Officer, President & CEO of MCHC and Member of the Board, President & CEO of MRC. He has abundant experience and profound insight in the businesses of the MCHC Group as well as in corporate management, and thus the Board of Directors believes that he is qualified for the chief officer for business execution of the Company.

Noriyoshi Ohira	Representative Corporate Executive Officer Senior Management Corporate Executive Officer Chief Compliance Officer	Public Policy and Relation, PR, Administration, Human Resources and Internal Control	Member of the Board of Life Science Institute, Inc.
(Reason for appointment)
Having engaged in the management of the MCHC Group over many years, Noriyoshi Ohira has abundant experience and profound insight especially in human resources and internal control domains. The Board of Directors thus believes that he is qualified for the chief officer of PR, general affairs, human resources, and internal controls of the Company.

Kenkichi Kosakai	Representative Corporate Executive Officer Senior Management Corporate Executive Officer Chief Financial Officer	Corporate Management, IR and Information Systems	Member of the Board of Mitsubishi Rayon Co., Ltd. Member of the Board, President and CEO of Mitsubishi Chemical Holdings Corporate Staff
(Reason for appointment)
Having engaged in the management of the MCHC Group over many years, Kenkichi Kosakai has abundant experience and profound insight especially in the accounting and finance domains. The Board of Directors thus believes that he is qualified for the chief officer of corporate management, IR, and information systems of the Company.

Masanori Karatsu	Senior Management Corporate Executive Officer	Production, RC, Purchasing, Logistics and Engineering	Member of the Board of Taiyo Nippon Sanso Corporation
(Reason for appointment)
Having engaged in the management of the MCHC Group over many years, Masanori Karatsu has abundant experience and profound insight especially in the industrial materials business domain and production technologies. The Board of Directors thus believes that he is qualified for the chief officer of production, RC, purchasing, logistics, and engineering operations.

Ryoji Tanaka	Managing Corporate Executive Officer	Business Strategy, Strategy by Region, Marketing and Automotive Solutions	Member of the Board of Mitsubishi Plastics, Inc.
(Reason for appointment)
Having engaged in the management of the MCHC Group over many years, Ryoji Tanaka has abundant experience and profound insight especially in the industrial materials and performance products business domains. The Board of Directors thus believes that he is qualified for the chief officer of corporate strategies and other operations of the Company.

Name	Position	Responsibility	Significant concurrent position
Glenn H. Fredrickson	Managing Corporate Executive Officer	R&D	Professor, Departments of Chemical Engineering and Materials, University of California, Santa Barbara
(Reason for appointment)
Glenn H. Fredrickson is a university professor in the U.S. and has profound insight as an international authority in the polymer chemistry domain as well as abundant experience as a consultant for global corporations. In addition, serving as a Director of Mitsubishi Chemical Center for Advanced Materials at the University of California, Santa Barbara, he is experienced in the Company’s R&D activities. Therefore, the Board of Directors believes that he is qualified for the chief officer in charge of R&D operations of the Company.

Steve P. Yurich	Managing Corporate Executive Officer	Strategy by Region, Marketing and Automotive Solutions	Member of the Board of Mitsubishi Plastics, Inc. Member of the Board, President and CEO of Mitsubishi Chemical Holdings Europe GmbH President and CEO of Quadrant AG
(Reason for appointment)
Having engaged in the management of the MCHC Group over many years, Steve P. Yurich has abundant experience and profound insight especially in the performance products business domain and global business operations. The Board of Directors thus believes that he is qualified for the chief officer of regional strategies, marketing, and automotive solutions.

(5)	Policy on Deciding Remuneration for Directors and Corporate Executive Officers
The remuneration system for directors, and that for corporate executive officers shall be different. Remuneration is determined by the Compensation Committee based on the following concepts:
Director
- Remuneration for directors shall consist only of basic remuneration (fixed remuneration).
- Basic remuneration shall be based on title and classification such as full-time or part-time.
- The amount of remuneration shall be determined such that it would be at a level necessary for securing personnel suitable for carrying out the responsibilities of a director of Company with Nominating Committee, etc., while also taking into consideration the levels of other companies.
* When a director concurrently serves as a Corporate Executive Officer, remuneration as a
Corporate Executive Officer shall be applied.
Corporate Executive Officer
- Remuneration for Corporate Executive Officers shall consist of basic remuneration (fixed remuneration) and performance remuneration (variable remuneration).
- Basic remuneration shall be based on title and duties such as having the right of representation.
- The amount of remuneration shall be determined such that it would be at a level necessary for securing good management personnel and improving the Company’s competitiveness, while also taking into consideration the levels of other companies.
- Performance remuneration shall utilize Stock Options as stock-linked compensation (1-Yen Stock Options) in order to improve continuously medium- to long-term corporate value as well as create incentive for sharing shareholder value.

(6)	Aggregate Amount of Remuneration of Company’s Officers
Category	Remuneration
	No. of Persons	Amount (in million yen)
Directors	14	254
Corporate Executive Officers	8	214
Corporate Auditors	5	28
Sum Total	22	497
Notes:
1.	The amounts paid for remuneration, etc. listed above were paid to the Corporate Auditors before the Company transitioned to a company with a nominating committee, etc. in June 2015.
2.	Directors who also serve as Corporate Executive Officers are remunerated for their services as Corporate Executive Officers as stated in the policy in (5).
3.	The above-stated amounts of remuneration paid to Directors include performance remuneration of ¥16 million utilizing Stock Options.
4.
In addition to the above remuneration paid to Directors, Corporate Executive Officers, and Corporate Auditors, ¥296 million, ¥85 million, and ¥4 million of remuneration were respectively paid by MCHC’s subsidiaries to Directors, Corporate Executive Officers, and Corporate Auditors who concurrently served as executive officers of the said subsidiaries.

5.
The above-stated amounts of remuneration paid to Directors and Corporate Auditors include ¥46 million paid to five outside Officers as well as ¥12 million paid by MCHC subsidiaries, including MCC and MPI, to outside Officers who also serve as Corporate Auditors of these subsidiaries.

6.	The sum total is stated without any duplication arising from Corporate Auditors retiring and assuming office as Directors at the time of transition to a company with a nominating committee, etc.

4.	Matters Related to Accounting Auditor

(1)	Name
Ernst & Young ShinNihon LLC

(2)	Amount of Remuneration, etc.
Amount Paid (in million yen)
(i)Amount of audit remuneration to be paid by MCHC to the Accounting Auditor	54
(ii)Sum total of money and other financial benefits to be paid by MCHC and its subsidiaries to the Accounting Auditor	1,144
Notes:
1.
As the amount of remuneration under the Companies Act and the amount of remuneration under the Financial Instruments and Exchange Act are not distinguished in the audit agreement between MCHC and the Accounting Auditor, a sum total of these amounts is reported in (i) above.

2.
The Audit Committee checked the details of the audit plans of the Accounting Auditor, execution status of duties of accounting audits, calculation basis for remuneration estimates and reviewed their validity before approving of the amount of remuneration for the Accounting Auditor.

(3)	Content of Non-auditing Affairs
With respect to services that are not stipulated in Article 2, Paragraph 1 of the Certified Public Accountants Act (services other than audit attest services), MCHC asks the Accounting Auditor to provide consulting services having to do with the introduction of the International Financial Reporting Standards (IFRS).

(4)	Policy on Decision to Dismiss or Not Reappoint Accounting Auditor
If the Accounting Auditor is deemed to fall under any of the items prescribed in Article 340, Paragraph 1 of the Companies Act, the Audit Committee will dismiss the Accounting Auditor subject to the unanimous consent of all members.
In addition, if the Accounting Auditor is deemed to be incapable of performing the audit service in a proper manner, MCHC will, based on the resolution of the Audit Committee, propose at the General Shareholders’ Meeting that the Accounting Auditor should be dismissed or not be reappointed.
Note: Ernst & Young ShinNihon LLC received a sanction from the Financial Services Agency (FSA) as noted in (6). However, the Company has decided to reappoint the firm as the Accounting Auditor as the following were verified: (i) the matters as raised as reasons for the sanction were not found in the previous audits of MCHC and its subsidiaries and thus the quality of these audits was ensured; and (ii) the firm developed and implemented an appropriate business improvement plan as required by the sanction.

(5)	Status of Audit of Financial Statements of MCHC’s Subsidiaries by Certified Public Accountants or Audit Corporations other than the Accounting Auditor
Of MCHC’s major subsidiaries, the overseas subsidiaries are audited by certified public accountants or audit corporations (including those locally certified) other than the Accounting Auditor, within the scope of the provisions of the Companies Act or the Financial Instruments and Exchange Act (or similar foreign laws and regulations).

(6)	Business Suspension Order Accounting Auditor Received in Past Two Years
Disciplinary actions announced by the Financial Services Agency on December 22, 2015 are as outlined below.
1)	Subject	Ernst & Young ShinNihon LLC
2)	Details
- Suspension of new business contracts operations for three months (January 1, 2016 to March 31, 2016)
- Business improvement order (the improvement of business management structures)
3)	Reasons
- In auditing the financial documents of other companies, the firm neglected due care and attested the financial documents containing material misstatements as if they contained no material misstatements.
- The firm committed a grave breach of duty by failing to fully communicate past recommendations made by the Certified Public Accountants and Auditing Oversight Board across the organization.

5.	System to Ensure that the Company Operates in an Appropriate Manner and Overview of its Implementation
(1)	System to ensure that the Company operates in an appropriate manner
The Company’s basic policy on development of systems for assuring the operational legitimacy for which the Board of Directors has passed a resolution is as follows.

1)	System required for execution of duties of the Audit Committee
i)
Management shall set the Office of Audit Committee as a body to assist the Audit Committee’s duties and have it assist in auditing based on the instructions thereof. The appointment (transfer, evaluation, etc.) of employees of the Office of Audit Committee and the development of the budget of the Office of Audit Committee shall be subject to approval of the Audit Committee.

ii)
Pursuant to regulations such as the Audit Standard of the Audit Committee, Directors, Corporate Executive Officers, and employees shall inform the Audit Committee of any important management matters to MCHC and a corporate group with MCHC as a parent company under the Companies Act (“MCHC Group”) (including any fact or fraudulent act that might do material harm to MCHC or any important fact in violation of laws, regulations or Articles of Incorporation).

iii)
Management stipulates that any Director, Corporate Executive Officer, Corporate Auditor, or employee of the MCHC Group who has made a report to the Audit Committee shall not be treated unfavorably because of the report.

iv)	Of expenses incurred by the Audit Committee or members of the Audit Committee, those deemed necessary for the execution of their duties shall be borne by MCHC.
v)
In order to ensure that Audit Committee’s audits are conducted in an effective manner, Management shall appoint full-time members of the Audit Committee as well as facilitate the Audit Committee’s regular meetings with senior executives, including the President, and coordination and information exchange between the Audit Committee and the Internal Audit Office.

2)	System for ensuring that Corporate Executive Officers execute their duties efficiently
i)
Except matters that significantly affect the MCHC Group’s portfolio management and matters to be resolved by the Board of Directors as required by law (basic management policy, etc.), the Board of Directors allows Corporate Executive Officers to make swift decisions by delegating all the business execution decisions to them in principle.

ii)
To make decisions on business execution delegated to Corporate Executive Officers, Management shall develop a system in which the MCHC Group’s decisions and execution of business are made properly and efficiently by setting a rule that the MCHC Group’s important management matters are decided by the President and Corporate Executive Officer after deliberation at the Executive Management Committee, and by defining the authority of responsible Corporate Executive Officers, responsibilities of each department, and authority assigned to subsidiaries on other matters.

iii)
Corporate Executive Officers shall conduct management administration of subsidiaries in accordance with the basic management policy formulated by the Board of Directors (the Group’s medium-term management plan, annual budgets, etc.) in an effort to achieve them. In addition, Corporate Executive Officers shall develop a system in which important management matters of subsidiaries are reported to the Company through the Executive Management Committee and medium-term management plans, annual budget control, etc.

3)	System for ensuring that Corporate Executive Officers’ and employees’ execution of their duties conform to laws, regulations, and Articles of Incorporation
i)	The MCHC Group shall treat the Group Charter of Corporate Behavior as the basic regulations on compliance matters within the MCHC Group.
ii)	Management shall develop, properly operate and manage internal control systems in order to ensure the reliability of financial reporting.
iii)
In accordance with the Group Compliance Promotion Regulations and other relevant rules and regulations, Management shall develop a promoting framework for compliance, training and education programs, audit/monitoring systems, hotlines, and other compliance promotion programs of the MCHC Group and properly operate and manage these programs by appointing a Corporate Executive Officer in charge of compliance promotion (Chief Compliance Officer).

4)	Regulations, structure and systems for managing risks of loss
The President shall be the Chief Risk Management Officer. In accordance with the Group’s Basic Regulations on Risk Management and other relevant rules and regulations, the President shall be responsible for preventing serious risks from manifesting themselves in connection with or arising from MCHC Group’s business activities, and for developing, properly operating and managing risk management systems for minimizing damage if any risk manifests itself.

5)	System for preserving and managing information related to Corporate Executive Officers’ execution of their duties
In accordance with the Information Security Policy, Information Management Rules, and other relevant rules and regulations of the MCHC Group, Management shall preserve and manage the minutes of the Executive Management Committee, approval documents, and other documents and electromagnetic records related to Corporate Executive Officers’ execution of their duties and develop a system that allows Corporate Executive Officers and Directors to inspect them.

6)	System for assuring operational legitimacy within the corporate group
In accordance with the above policy and the Group’s Management Regulations and other relevant rules and regulations, Management shall implement the management of the MCHC Group (management of business objectives, reporting and approval of important matters and the Group’s internal audits, etc.) and ensure operational legitimacy within the MCHC Group by sharing the Group’s internal control policies and systems covering compliance and risk management within the Group.

(2)	Overview of implementation of system to ensure that the Company operates in an appropriate manner
In accordance with the above basic policy to develop a system to ensure that the Company operates in an appropriate manner, the Company has strived for the development of the system and its appropriate implementation. The overview of the implementation of the system to ensure operational legitimacy during the fiscal year under review is as follows.

1)	System required for execution of duties of the Audit Committee
- While attending the Board of Directors meetings, the Executive Management Committee meetings, and other important meetings, the Members of the Audit Committee had proactive information exchange with Corporate Executive Officers including the President, and Office general managers. The Audit Committee has also received a regular report from the Internal Audit Office and Internal Control Office on their activities, coordinating closely with the internal auditing division in an effort to enhance the effectiveness of audits.
- In accordance with the Audit Committee Audit Standard, etc., Directors, Corporate Executive Officers, and employees reported the MCHC Group’s important management matters to the Audit Committee and circulated important approval documents to the members of the Audit Committee.

- Two employees have been assigned to the Office of Audit Committee to assist the audit operations of the Audit Committee and their reassignment is subject to prior consent of the Audit Committee.
- Management has stipulated rules that prohibit any Director, Corporate Executive Officer, Corporate Auditor, or employee of the MCHC Group who reports an incident to the Audit Committee from being treated unfavorably for making such a report. Management has also stipulated rules that require the Company to bear any portion of costs disbursed by the Audit Committee or its members if the said portion is reasonably deemed to be necessary for the execution of the duties of the committee or its members, and operates the rules.
*In addition to the hotline system with the Internal Control Office and external lawyers as contact points, another hotline to the Audit Committee was opened on April 1, 2016 in a bid to strengthen the system described in 1).

2)	System for ensuring that Corporate Executive Officers execute their duties efficiently
- The Board of Directors, as a general rule, delegates to the Corporate Executive Officers authority to make decisions on the execution of their duties in order to facilitate prompt decision-making by Corporate Executive Officers. In deciding on the execution of duties delegated to Corporate Executive Officers, the President and CEO makes decisions on matters essential to the management of the MCHC Group after they are deliberated at the Executive Management Committee meeting. The authority to make decisions on other matters is delegated to Corporate Executive Officers and departments as well as subsidiaries in order to ensure efficient business operations.
- Under the basic policy of the medium-term management plan “APTSIS 15”, the Company precisely comprehended changes in the global economy and markets and took various measures such as the reform and transformation of business structures and the strengthening of profitability. At the same time, it decided to integrate three companies (MCC, MPI, and MRC) into Mitsubishi Chemical Corporation in April 2017 in order to strengthen the business foundation for the domains of performance products and industrial materials.
- While making efforts to promote the KAITEKI Management and instill the management philosophy “KAITEKI” inside and outside the Group, the Company strived to improve the MOS Indices that index the degree of contribution to society and the environment.

3)	System for ensuring that Corporate Executive Officers’ and employees’ execution of their duties conform to laws, regulations, and Articles of Incorporation
- The Company has formulated guidelines for the Group Charter of Corporate Behavior, made it available in English and Chinese to disseminate it across the MCHC Group.

- In accordance with the evaluation standard for internal controls to ensure reliable financial reporting, the Company evaluated their development and implementation and confirmed the effectiveness of internal controls.
- The Company conducted compliance training and awareness surveys in and out of Japan with their scope expanded and made efforts to develop systems to promote compliance overseas such as the opening of external hotlines in China and Singapore.

4)	Regulations and other systems for managing risks of loss
- From the point of view of anti-bribery, antitrust, prevention of labor issues, large-scale natural disaster responses, etc., the Company enhanced the risk management system further.

5)	System for preserving and managing information related to Corporate Executive Officers’ execution of their duties
- By developing the Information Management Guideline as a guideline for managing and using information appropriately in line with the Information Security Policy, the Company developed the system to manage its information.

6)	System for assuring operational legitimacy within the corporate group
- The Company has managed subsidiaries in accordance with the “APTSIS 15” medium-term management plan as well as the annual budget and investment plan, and provided necessary oversight for their operations.
- Through Regional Control Companies established in North America, Europe, and China, the Company worked toward ensuring compliance and risk management based on the characteristics of each region and developed the internal auditing system.

6.	Basic Policy on Control of the Company

We have not specifically written down a basic policy on the modality of the persons exerting controlling influences over the Company’s financial and management policy decisions, but are pleased to present our basic ideas below.

We believe that we will be able to live up to the expectations of our shareholders by running the MCHC Group in a highly efficient and transparent manner, by bolstering our competitive edge and earning capabilities through optimal allocation of management resources and ultimately by enhancing our Group’s corporate value.

Although we have not introduced the so-called “takeover defense” measures, we do stand ready to take whatever measures we consider appropriate if we detect a company is attempting to make a massive purchase of MCHC’s shares that might harm the MCHC Group’s corporate value or undermine the common interests of our shareholders.

7.	Policy on decisions on appropriation of retained earnings, etc.

(1)	Medium- to long-term policy
The basic policy of the Company for shareholder returns is to enhance its shareholder value by increasing corporate value. The Company works to pay stable dividends and maintain the consolidated dividend payout ratio at 30% of the medium-term profit level while keeping an eye to increasing retained earnings that will fund its future business activities.
(2)	Factors affecting the dividend payout for the fiscal year under review
Profit attributable to owners of parent declined year on year due to a fixed asset impairment loss posted for the petrochemical-related business, etc. However, while working under the APTSIS 15 medium-term management plan to enhance and boost its revenue base in the medium term, the Company saw operating income reach the target figure set for the final year of the plan as it hit its highest point ever.
After taking a comprehensive look at the above policy and these circumstances as well as future business developments etc., the Company decided to increase the year-end dividend by 1 yen over last year’s figure to make it 8 yen per common share.
Combined with an interim dividend of 7 yen per share, the total annual dividend will be 15 yen per share, with the consolidated dividend payout ratio standing at 47.3%.

Matters Related to Stock Acquisition Rights
(1)	Overview of Stock Acquisition Rights Held by MCHC’s Officers (as of March 31, 2016)
Date of Resolution for Issue	Amount Paid In per Stock Acquisition Right	Exercise Period	Status of Stock Acquisition Rights Held by Directors and Corporate Executive Officers	Type and No. of Stock as Objects of Stock Acquisition Rights
August 25, 2008	¥25,700	From September 11, 2008 to September 10, 2028	1 person 269 units	13,450 shares of MCHC’s common stock
August 30, 2010	¥19,800	From September 15, 2010 to September 14, 2030	2 persons 638 units	31,900 shares of MCHC’s common stock
August 30, 2011	¥24,300	From September 15, 2011 to September 14, 2031	1 person 630 units	31,500 shares of MCHC’s common stock
August 28, 2012	¥14,050	From September 13, 2012 to September 12, 2032	1 person 210 units	10,500 shares of MCHC’s common stock
August 28, 2014	¥24,250	From September 13, 2014 to September 12, 2034	1 person 210 units	10,500 shares of MCHC’s common stock
September 11, 2015	¥26,500	From September 29, 2015 to September 28, 2035	1 person 630 units	31,500 shares of MCHC’s common stock
Notes:
1.
The number of stocks as object of the aforementioned stock acquisition rights is 50 per stock acquisition right. However, if MCHC’s common stocks are split, the number of stocks per stock acquisition right will be adjusted.

2.	The value of assets to be invested on the occasion of exercise of the aforementioned stock acquisition rights would be ¥1 per share.
3.
In principle, the grantees may exercise the aforementioned stock acquisition rights only if they lose all of their positions as Director, Corporate Executive Officer, Corporate Auditor, or Executive Officers of MCHC and its subsidiaries during the respective Exercise Periods.

4.
In addition to the status described in the foregoing table, one MCHC’s Director is in possession of 270 units of stock acquisition rights issued pursuant to the issuance resolution of August 30, 2011, which he obtained as a retiring director.

5.	MCHC does not issue any stock acquisition rights to its Outside Director in compensation for performance of their duties.
6.
The table provided above does not include stock acquisition rights received by MCHC’s Directors or Executive Officers of MCHC, or Directors and Corporate Auditors (including Executive Officers) of the subsidiaries.

(2)	Stock Acquisition Rights Issued for Executive Officers etc. during the Fiscal Year Ended March 31, 2016
Date of Resolution for Issue	Amount Paid For Stock Acquisition Right	Exercise Period	Status of Stock Acquisition Rights Held by Officers	Type and No. of Stock as Objects of Stock Acquisition Rights
September 11, 2015	Gratis	From September 29, 2015 to September 28, 2035	MCHC’s Executive Officers (1) 210 units MCHC’s retired Director (1) 390 units MCHC’s retired Executive Officers (4) 960 units	78,000 shares of MCHC’s common stock
Notes:
1.
The number of stocks as object of the aforementioned stock acquisition rights is 50 per stock acquisition right. However, if MCHC’s common stocks are split, the number of stocks per stock acquisition right will be adjusted.

2.	The value of assets to be invested on the occasion of exercise of the aforementioned stock acquisition rights would be ¥1 per share.
3.
In principle, the grantees may exercise the stock acquisition rights only if they lose all of their positions as Director, Corporate Executive Officer, Corporate Auditor, or Executive Officers of MCHC and its subsidiaries during the respective Exercise Periods.

4.	Of the four retired Executive Officers, three were Corporate Executive Officers of the Company at the time of delivery of the stock acquisition rights.
5.	Of the four retired Executive Officers, one was Corporate Executive Officer of the Company at the time of delivery of the stock acquisition rights.

(3)	Aggregate Number of Stock Acquisition Rights (as of March 31, 2016)
The aggregate number of stock acquisition rights and the type and number of stock as objects of stock acquisition rights as of the end of the fiscal year under review are as follows:

a) Aggregate number of stock acquisition rights	18,313 units
b) Type and number of stock as objects of stock acquisition right
915,650 shares of MCHC’s common stock

MITSUBISHI CHEMICAL HOLDINGS CORPORATION
Consolidated Balance Sheet
11th Consolidated Fiscal Year (As of March 31, 2016)

Unit: Millions of yen
Assets
Current assets:
Cash and deposits	314,782
Trade receivables	703,996
Securities	123,500
Inventories	547,826
Deferred income taxes—current	32,339
Other	99,091
Allowance for doubtful accounts	(4,032)
Total current assets	1,817,502

Fixed assets
Property, plant and equipment:
Buildings and structures	340,070
Machinery and equipment	584,748
Land	304,888
Construction in progress	88,551
Other	72,470
Total property, plant and equipment	1,390,727

Intangible fixed assets:
Goodwill	248,164
Other	170,860
Total intangible fixed assets	419,024

Investments and other assets:
Investment securities	266,926
Long-term loans receivable	5,084
Deferred income taxes—noncurrent	62,211
Assets for retirement benefit	17,811
Other	83,678
Allowance for doubtful accounts	(1,391)
Total investments and other assets	434,319
Total fixed assets	2,244,070
Total assets	4,061,572

MITSUBISHI CHEMICAL HOLDINGS CORPORATION
Consolidated Balance Sheet (continued)
11th Consolidated Fiscal Year (As of March 31, 2016)

Unit: Millions of yen
Liabilities
Current liabilities:
Trade payables	408,315
Short-term borrowings	394,688
Current portion of long-term borrowings	138,471
Commercial paper	30,000
Current portion of bonds payable	40,010
Accrued income taxes	39,914
Accrued bonuses to employees	42,516
Reserve for periodic repairs scheduled within one year	6,683
Reserve for current portion of prospective loss on removal of fixed assets	3,893
Other	241,754
Total current liabilities	1,346,244
Long-term liabilities:
Bonds payable	325,000
Long-term borrowings	537,583
Deferred tax liabilities	76,994
Accrued retirement benefits for directors	2,146
Provisions for possible losses in connection with litigation	9,106
Reserve for periodic repairs	1,571
Reserve for prospective loss on removal of fixed assets	982
Reserve for costs associated with liquidation of subsidiaries and affiliates	415
Reserve for environmental measures	2,334
Liabilities for retirement benefit	143,713
Other	60,956
Total long-term liabilities	1,160,800
Total liabilities	2,507,044
Net Assets
Shareholders’ equity:
Common stock	50,000
Additional paid-in capital	317,037
Retained earnings	549,430
Less, Treasury stock at cost	(16,240)
Total shareholders’ equity	900,227
Accumulated other comprehensive income:
Net unrealized holding gain on other securities	16,011
Loss on deferred hedges	139
Land revaluation surplus	790
Foreign currency translation adjustments	32,261
Accumulated adjustment for retirement benefit	(17,176)
Total accumulated other comprehensive income	32,025
Warrants	515
Non-controlling interests	621,761
Total net assets	1,554,528
Total liabilities and net assets	4,061,572

MITSUBISHI CHEMICAL HOLDINGS CORPORATION
Consolidated Statement of Income
11th Consolidated Fiscal Year (Year ended March 31, 2016)

Unit: Millions of yen

Net sales	3,823,098
Cost of sales	2,779,584
Gross profit	1,043,514
Selling, general and administrative expenses	763,488
Operating income	280,026
Other income
Interest income	3,360
Dividend income	9,070
Equity in earnings of affiliates	10,105
Other	11,531
Total other income	34,066
Other expenses
Interest expenses	19,293
Foreign exchange losses, net	7,094
Loss on sales and disposal of property, plant and equipment	2,442
Other	14,647
Total other expenses	43,476
Ordinary income	270,616
Extraordinary income
Gain on sales of investment securities	30,231
Gain on sales of fixed assets	3,622
Other	4,425
Total extraordinary income	38,278
Extraordinary losses
Impairment loss	78,992
Special retirement expenses	15,502
Loss on sales and disposal of property, plant and equipment	4,156
Other	11,996
Total extraordinary losses	110,646
Income before income taxes and minority interests in consolidated subsidiaries	198,248
Current income taxes	80,829
Deferred income taxes	11,819
Profit	105,600
Profit attributable to non-controlling interests	59,156
Profit attributable to owners of parent	46,444

MITSUBISHI CHEMICAL HOLDINGS CORPORATION
Consolidated Statement of Changes in Net Assets
11th Consolidated Fiscal Year (Year ended March 31, 2016)
Unit: Millions of yen
	Shareholders’ equity
	Common stock	Additional paid-in capital	Retained earnings	Treasury stock	Total shareholders’ equity
Balance at April 1, 2015	50,000	317,714	523,149	(16,236)	874,627
Changes during the fiscal year
Cash dividends			(20,507)		(20,507)
Profit attributable to owners of parent			46,444		46,444
Purchase of treasury stock				(48)	(48)
Disposition of treasury stock		4		11	15
Changes in equity of the parent related to transactions with non-controlling shareholders		(681)			(681)
Change of scope of consolidation			86		86
Change of scope of equity method			(504)	33	(471)
Reversal of land revaluation surplus			762		762
Net change in items other than those in shareholders’ equity
Total changes during fiscal year	-	(677)	26,281	(4)	25,600
Balance at March 31, 2016	50,000	317,037	549,430	(16,240)	900,227

Unit: Millions of yen
	Accumulated other comprehensive income
	Net unrealized holding gain on other securities	Gain (Loss) on deferred hedges	Land revaluation surplus	Foreign currency translation adjustments	Accumulated adjustment for retirement benefits	Total accumulated other comprehensive income	Warrants	Non-controlling interests	Total net assets
Balance at April 1, 2015	40,308	(26)	1,682	59,947	4,455	106,366	471	607,137	1,588,601
Changes during the fiscal year
Cash dividends						-			(20,507)
Profit attributable to owners of parent						-			46,444
Purchase of treasury stock						-			(48)
Disposition of treasury stock						-			15
Changes in equity of the parent related to transactions with non-controlling shareholders									(681)
Change of scope of consolidation						-			86
Change of scope of equity method						-			(471)
Reversal of land revaluation surplus						-			762
Net change in items other than those in shareholders’ equity	(24,297)	165	(892)	(27,686)	(21,631)	(74,341)	44	14,624	(59,673)
Total changes during fiscal year	(24,297)	165	(892)	(27,686)	(21,631)	(74,341)	44	14,624	(34,073)
Balance at March 31, 2016	16,011	139	790	32,261	(17,176)	32,025	515	621,761	1,554,528

Notes to the Consolidated Financial Statements

Basis of Preparation of Consolidated Financial Statements

1.	Scope of Consolidation
(1)	Number of consolidated subsidiaries and names of major consolidated subsidiaries
Number of consolidated subsidiaries: 522
Names of major consolidated subsidiaries: MCC, MTPC, MPI, MRC, TNSC
(Increase: 20 companies)
-	Increase as a result of additional share acquisition: Clio Inc. and two other companies
-	Increase as a result of new share acquisition: Renegade Gas Pty Ltd., Eisai Food & Chemical Co., Ltd., and two other companies
-	Increase as a result of new establishment: TNSC (Australia) Pty Ltd. and four other companies
-	Increase as a result of raised importance: Fushun Taiyo Nippon Sanso Gas Co., Ltd. and seven other companies
(Decrease: 21 companies)
-	Decrease as a result of extinction in mergers: Nichigo Engineering Co., Ltd. and 13 other companies
-	Decrease as a result of completion of liquidation: MP-Logistics Corporation and five other companies
-
Decrease as a result of a capital increase leading to a decrease in the equity interest that caused a change from consolidated subsidiary to affiliate: Yahata Sanso Center Co., Ltd. (former Yahata Kyodo Ekisan Co., Ltd.)

(2)	Names and other details of major non-consolidated subsidiaries
Name of major non-consolidated subsidiary: Ningbo Lingxin Logistics Co., Ltd.
This non-consolidated subsidiary is excluded from the scope of consolidation because any total amount of total assets, net sales, profit or loss corresponding to the equities held by MCHC, or retained earnings corresponding to the equities held by MCHC, of this company, does not have material impact on MCHC’s consolidated financial statements.

2.	Scope of Equity Method
(1)	Number of non-consolidated subsidiaries and affiliates to which the equity method is applied and names of major non-consolidated subsidiaries and affiliates
Number of non-consolidated subsidiaries and affiliates to which equity method is applied: 76
Name of major affiliate: Mitsubishi Engineering-Plastics Corporation
(Increase: 3 companies)
-	Increase as a result of raised importance: PT Samator Taiyo Nippon Sanso Indonesia and one other company
-
Increase as a result of a capital increase leading to a decrease in the equity interest that caused a change from consolidated subsidiary to affiliate: Yahata Sanso Center Co., Ltd. (former Yahata Kyodo Ekisan Co., Ltd.)

(Decrease: 5 companies)
-	Change to a consolidated subsidiary as a result of additional share acquisition: Air Products Industry Co., Ltd. and one other company
-	Decrease as a result of completion of liquidation: Imperial Gas Control Equipment Co., Ltd.
-	Decrease as a result of sale of shares: Kawasaki Kasei Chemicals Ltd. and one other company

(2)	Names and other details of non-consolidated subsidiaries and affiliates to which the equity method is not applied
Name of major non-consolidated subsidiary: Ningbo Lingxin Logistics Co., Ltd.
These non-consolidated subsidiaries and affiliates are excluded from the scope of equity method companies because any total amount of profit or loss corresponding to the equities held by MCHC, or retained earnings corresponding to the equities held by MCHC, of these companies, does not have material impact on MCHC’s consolidated financial statements.

3.	Matters Related to Fiscal Year of Consolidated Subsidiaries
With respect to Quadrant AG and 125 other companies, the account settlement date was changed from December 31 to March 31 during the consolidated fiscal year under review. Hence the consolidated financial statements are prepared on the basis of their financial statements covering the 12 months ended on the account settlement date of December 31, 2015, combined with their financial statements covering the 3 months ended on the account settlement date of March 31, 2016.

4.	Significant Accounting Policies
(1)	Valuation methods of securities
Held-to-maturity bonds
Either amortized or accumulated to face value
Other securities with quoted market prices
Stated at fair value, based on market price at the closing date, or calculated by other means. The difference between the acquisition cost and the carrying value of other securities, including unrealized gain and loss, net of the applicable income taxes, is recognized as a component of net assets, and the cost of other securities sold is principally computed by the moving average method.
Other securities without quoted market prices
Stated at cost principally based on the moving average method.

(2)	Valuation methods of inventories
Merchandise, finished goods, raw materials and other inventories
Stated at cost principally based on the moving average method
Supplies (excluding packaging materials and deteriorated assets)
Stated at cost principally based on the periodic average method
Balance sheet amounts are calculated by means of devaluation reflecting downturn of profitability.

(3)	Method of depreciating important depreciable assets
Principally by the straight-line method

(4)	Basis for Significant Reserves
Allowance for Doubtful Accounts
To provide for bad-debt losses on its receivables, estimates of uncollectible amounts are provided for primarily on the basis of a historical rate derived from the actual uncollectible amounts in prior years in respect of general receivables, and on the basis of individual examinations of recoverability in respect of specified doubtful receivables.

Accrued Bonuses to Employees
To provide for payments of bonuses to their employees, estimates of those accrued bonuses and social insurance costs corresponding thereto, which MCHC and its consolidated subsidiaries should bear during the consolidated fiscal year under review, are recorded.

Provisions for Possible Losses in Connection with Litigation
To provide for any future settlements or expenditures that MCHC and its consolidated subsidiaries may be called upon to pay as a result of or in connection with existing litigations, estimates of settlements and expenditures associated with the following litigations are set aside:

1.	Reserve for Health Management Allowances for HIV Compensation: ¥1,564 million
To provide for future payments of health management allowances and settlement payments (including attorney fees) in connection with a lawsuit for damages filed by plaintiffs infected with HIV, MTPC has set aside an estimated amount for such future payments.
2.	Reserve for HCV Litigation: ¥5,020 million
To provide for losses that may arise in the future from a settlement of lawsuits filed by plaintiffs infected with HCV (hepatitis C virus), MTPC has set aside an estimated amount for payments related to such settlement based on estimates of the number of people receiving relief and the amount of relief payments required under a law which stipulates that relief be provided to people who contracted hepatitis C from specific fibrinogen products or specific coagulation factor IX products.
3.	Reserve for Health Management Allowances for SMON (Sub-acute Myelo-Optico-Neuropathy) Compensation: ¥2,522 million
MTPC has set aside an estimated amount for payments to cover health management allowances and nursing expenses to be made over the remaining lives of the plaintiffs covered by the compromise settlement reached in the SMON litigation.

(d)
Reserve for Periodic Repairs
To provide for costs of periodic repairs of production facilities in plants and oil tanks, estimates of those of the said costs which MCHC and its consolidated subsidiaries should bear during the consolidated fiscal year under review are recorded.

(e)	Accrued Retirement Benefits for Officers
 Accrued retirement benefits for officers and executive officers are determined principally based on internal regulations.

(f)	Reserve for Costs Associated with Liquidation of Subsidiaries and Affiliates
 MCHC and its consolidated subsidiaries provide for estimated costs associated with liquidation of some of its subsidiaries and affiliates.

(g)	Reserve for Prospective Loss on Removal of Fixed Assets
 MCHC and its consolidated subsidiaries provide for estimated losses that may be incurred in the wake of removal of fixed assets.

(h)
Reserve for Environmental Measures
An amount is earmarked in order to provide for any loss that MCHC may be required to bear in the future in connection with construction work aimed at environmental measures.

(5)	Other Significant Matters Related to Preparation of Consolidated Financial Statements
(i)	Accounting treatment on retirement benefit
Actuarial differences are calculated on a straight-line basis over a period of years (principally 5 years) within the average remaining years of service of employees from the year when these differences arise and charged to expense beginning with the fiscal year following the fiscal year in which they arise. Past service costs are expensed on a straight-line basis over a period of years (principally 5 years) within the average remaining service period of employees from the year when it is incurred.

(ii)	Standard for translating significant foreign currency assets and liabilities into Japanese yen
Monetary claims and debts denominated in foreign currencies are translated into Japanese yen at the spot exchange rates prevailing on the closing date, and any translation difference is treated as a gain or loss. The assets and liabilities of MCHC’s overseas subsidiaries are translated into Japanese yen at the spot exchange rates prevailing on the closing date. Earnings and expenses of the said subsidiaries are translated into Japanese yen at the average spot exchange rates during the term, and any translation difference is included in “Non-controlling interests in consolidated subsidiaries” and “Foreign currency translation adjustments” within “Net Assets.”

(iii)	Method and period of amortization of goodwill Amortized evenly over a period of 20 years or less depending on the source.
Goodwill and negative goodwill are principally amortized on a straight-line basis over a period of 15 years for those in association with the establishment of MTPC a period of 10 years for those in association with making MPI into a wholly-owned subsidiary, and a period of 20 years for those in association with making MRC and Qualicaps Co., Ltd. into a wholly-owned subsidiary and with making TNSC into a consolidated subsidiary.

(iv)	Accounting treatment of consumption taxes: Net of tax

(v)	Adoption of consolidated tax payment system: MCHC adopts the consolidated tax payment system.

5.      Changes in Accounting Policies
(Changes in accounting policies)
Application of accounting standards for business combinations
As a result of the application of the “Revised Accounting Standard for Business Combinations” (ASBJ Statement No. 21, September 13, 2013; hereinafter the “Business Combinations Accounting Standard”), “Revised Accounting Standard for Consolidated Financial Statements” (ASBJ Statement No. 22, September 13, 2013; hereinafter the “Consolidated Accounting Standard”), “Revised Accounting Standard for Business Divestitures” (ASBJ Statement No. 7, September 13, 2013; hereinafter the “Business Divestitures Accounting Standard”), and other standards from the fiscal year under review, the accounting method has been changed to the one whereby the difference associated with changes in equity in subsidiaries remaining under the control of the Company is recorded as additional paid-in capital and acquisition-related costs are recorded as expenses for the fiscal year when they are incurred. Furthermore, for business combinations carried out on or after April 1, 2015, changes have been made to the accounting method for cases when, in the fiscal year following the fiscal year of the business combination, it becomes necessary to conduct a review of the allocable amount of acquisition cost because the target of a tentative accounting treatment is now finalized. The new method for the aforementioned separately presents the amount of the effect from the revision on the beginning balance of the fiscal year in which that revision was performed and states a beginning balance for that fiscal year that reflects the amount of that effect. Changes have also been made in the presentations of, etc., including a change from “minority interests” to “non-controlling interests.”
With regard to the application of the Business Combinations Accounting Standard, the transitional treatment as set forth in Article 58-2 (4) of the Business Combinations Accounting Standard, Article 44-5 (4) of the Consolidated Accounting Standard, and Article 57-4 (4) of the Business Divestitures Accounting Standard has been adopted from the beginning of the consolidated fiscal year under review onward.
The effects on operating income, ordinary income, and profit before income taxes for the fiscal year under review and additional paid-in capital at the end of the consolidated fiscal year under review is minimal.

6.      Additional Information
(Impacts of changes in corporation tax rate, etc.)
On March 29, 2016, the “Act for Partial Revision of the Income Tax Act, etc.” (Act No. 15 of 2016) and the “Act for Partial Revision of the Local Tax Act, etc.” (Act No. 13 of 2016) were enacted, under which the corporation tax rate, etc. would be changed in the consolidated fiscal year commencing on or after April 1, 2016. Accordingly, for the consolidate fiscal year under review, the Company calculated deferred tax assets and deferred tax liabilities using the statutory effective tax rate based on a revised tax rate corresponding to a consolidated fiscal year, in which taxable temporary differences are expected to be eliminated.
With respect to carry-forward of losses, an amount equivalent to sixty hundredths of income before carry-forward of losses for a consolidated fiscal year that starts on April 1, 2016 and after, an amount equivalent to fifty-five hundredths of income before carry-forward of losses for a consolidated fiscal year that starts on April 1, 2017 and after and an amount equivalent to fifty hundredths of income before carry-forward of losses for a consolidated fiscal year that starts on April 1, 2018 and after would be the limit for carry-forward.
The impact of these changes, etc. on the consolidated financial statements is immaterial.

Notes to the Consolidated Balance Sheets

1.	Assets Pledged as Collateral and Debt Obligations Covered by Collateral
Assets pledged as collateral
Buildings and structures	¥8,085 million
Land	¥10,191 million
Machinery and equipment, etc.	¥36,467 million
Amount of debt obligations covered by collateral	¥13,085 million

2.	Accumulated Depreciation on Total Property, Plant and Equipment
¥3,330,481 million
Accumulated impairment losses of ¥91,505 million are included in the accumulated depreciation.

3.	Contingent Liabilities
Liabilities on guarantee for bank borrowings
Guarantees	¥37,187 million
(Of which ¥37,013 million is borne by the MCHC Group)
Stand-by guarantees	¥175 million
(Of which ¥160 million is borne by the MCHC Group)

4.	Trademark Infringement Lawsuit
The consolidated subsidiary Verbatim Corporation (U.S.A.) was sued for trademark infringement in Brazil. In May 2007, a court in Manaus, in the Brazilian state of Amazonas, ruled in favor of the plaintiff and ordered Verbatim Corporation (U.S.A.) to pay R$377 million (equivalent to ¥11,811 million). Verbatim Corporation, believing that no trademark infringement took place, and dissatisfied with the fact that reasons for recognizing the plaintiff’s monetary claim were not disclosed, immediately filed an appeal with the Superior Court of Justice in Brasilia. In February 2008, the Superior Court of Justice in Brasilia ruled in favor of Verbatim Corporation and returned the case to the Manaus court for retrial.
Subsequently, a disadvantageous ruling was laid down in the retrial, and Verbatim Corporation (U.S.A.) filed a special appeal in the Superior Court of Justice in Brasilia expressing its dissatisfaction with the retrial ruling. In June 2011, the Superior Court of Justice in Brasilia made the decision to dismiss the trademark infringement lawsuit and the lawsuit for calculation of damages for which the amount of damages was announced by the aforesaid lower court judgment. However, in April 2012, the plaintiff demanded the Superior Court of Justice to clarify the judgment, and it is not possible to completely rule out the possibility that counterarguments will be brought forward by the plaintiff in the future.

Notes to the Consolidated Statement of Income

1.	Impairment Loss
In principle, the MCHC Group classifies assets by business unit based on relevance such as business, production process and region. With respect to idle assets, the MCHC Group determines whether to recognize impairment loss by individual asset. In the consolidated fiscal year under review, the MCHC Group recorded impairment loss of ¥78,992 million as extraordinary losses. Major assets the MCHC Group recorded impairment loss for include the following:
Use	Location	Type	Impairment loss
Production facility for terephthalic acid (Note 1)	MCC PTA India Corp. Private Limited (West Bengal, India)	Machinery and equipment, etc.	43,217 million yen
Production facility for terephthalic acid (Note 2)	Ningbo Mitsubishi Chemical Co., Ltd. (Zhejiang, China)	Machinery and equipment, etc.	20,435 million yen
Production facility for gene recombination-type serum albumin	Bipha Corporation (Chitose, Hokkaido)	Buildings and structures, land, etc.	3,329 million yen
Production facility for electrolyte	MC Ionic Solutions UK Ltd. (Stockton-on-Tees, U.K.)	Machinery and equipment, etc.	3,076 million yen
Production facility for toner Product warehouse and common building	Mitsubishi Kagaku Imaging Corporation (Virginia, U.S.A.)	Buildings and structures, machinery and equipment, etc.	2,033 million yen
Production facility for industrial gas	Leeden National Oxygen Ltd. (Singapore)	Machinery and equipment	1,386 million yen
Production facility for special synthetic resin	Lucite International Inc. (West Virginia, U.S.A.)	Machinery and equipment, etc.	1,145 million yen

*Details of impairment loss
- Production facility for terephthalic acid (Note 1, India)
¥43,217 million (Machinery and equipment: ¥37,100 million, Other: ¥6,117 million)
As MCC PTA India Corp. Private Ltd. in India has performed poorly and its business environment cannot be expected to recover in future, recovery of investments seems unlikely.

Accordingly, the carrying value of its production facility for terephthalic acid was reduced to the recoverable value. The recoverable value is measured based on the use value, and the discount rate is omitted as its undiscounted future cash flows are negative.
- Production facility for terephthalic acid (Note 2, China)
¥20,435 million (Machinery and equipment: ¥18,652 million, Other: ¥1,783 million)
As Ningbo Mitsubishi Chemical Co., Ltd. in China has performed poorly and its business environment cannot be expected to recover in future, recovery of investments seems unlikely. Accordingly, the carrying value of its production facility for terephthalic acid was reduced to the recoverable value. The recoverable value is measured based on the true cash value.
- Production facility for gene recombination-type serum albumin
¥3,329 million (Buildings and structures: ¥2,019 million, Land: ¥594 million, Machinery and equipment: ¥548 million, Other: ¥168 million)
Despite the MTPC Group’s efforts to prepare for the resumption of production of gene recombination-type serum albumin, a delay in the resumption project occurred during the fiscal year under review and a plan related to the business had to be reconsidered in light of the current state of the MTPC Group. As a result, the “main production was shifted from therapeutics’ to non-therapeutics’,” and the pharmaceutical production facility for the genetically-engineered human serum albumin by Bipha Corp. is now expected to be downsized significantly compared to the previous plan. Thus, with expected future cash flows falling below the carrying value, the carrying value of the production facility for gene recombination-type serum albumin has been reduced to the recoverable value. This recoverable value is the true cash value and is calculated based on the reasonably computed value (real-estate appraisal, etc.).
- Production facility for electrolyte
¥3,076 million (Machinery and equipment: ¥2,804 million, Other: ¥272 million)
Due to sluggish sales volume and the small chance of a significant sales increase, MC Ionic Solutions UK Ltd. in the U.K. decided to close down its production plant for electrolyte. Accordingly, its carrying value was reduced to the recoverable value as recovery of assets became unlikely. The recoverable value is measured based on the use value, and the discount rate is omitted as undiscounted future cash flows are negative.
- Production facility for toner, product warehouse and common buildings
¥2,033 million (Buildings and structures: ¥1,668 million, Machinery and equipment: ¥255 million, Other: ¥110 million)
The carrying value of the production facility for toner and product warehouses and common buildings at Mitsubishi Kagaku Imaging Corporation in the U.S. was reduced to the recoverable value as recovery of assets became unlikely after the company decided to close down of the plant due to a significant decline in profitability amid a worsening market environment. The recoverable value is measured based on the use value by discounting its future cash flows at 12.5%.
-Production facility for industrial gas
¥1,386 million (Machinery and equipment: ¥1,386 million)
The carrying value of the production facility for industrial gas at Leeden National Oxygen Ltd. in Singapore was reduced to the recoverable value, with its expected future cash flows falling below the carrying value due to a projected decrease in profitability amid the changing business environment. The recoverable value is measured based on the use value by discounting its future cash flows at 10.1%.
- Production facility for special synthetic resin
¥1,145 million (Machinery and equipment: ¥1,102 million, Buildings and structures: ¥43 million)
The carrying value of the production facility for special synthetic resin at Lucite International Inc. in the U.S. was reduced to the recoverable value as recovery of assets became unlikely due to the company’s decision on future closing down of the plant. The recoverable value is measured based on the use value, and the discount rate is omitted as undiscounted future cash flows are negative.

Notes to the Consolidated Statement of Changes in Net Assets

1.	Matters Related to Class and Number of Issued Shares
Class and total number of issued shares as of the close of the consolidated fiscal year under review:
Common stock	1,506,288 thousand shares

2.	Matters Related to Dividends
(1)	Dividends paid to shareholders
Resolution	Share Class	Aggregate Amount of Dividends	Dividend per share	Entitlement Date	Effective Date
Ordinary General Meeting of Shareholders June 24, 2015	Common stock	¥10,253 million	¥7	March 31, 2015	June 25, 2015
Board of Directors meeting November 5, 2015	Common stock	¥10,253 million	¥7	September 30, 2015	December 2, 2015
Total		¥20,507 million
(2)	Dividends whose base date arrives within the consolidated fiscal year under review but whose effective date arrives after the close of the consolidated fiscal year under review
The following matters related to payout of dividends of the common stock are being proposed as one of the agenda for the Board of Directors meeting scheduled for May 18, 2016.
Resolution	Share Class	Aggregate Amount of Dividends	Source of Dividend	Dividend per share	Entitlement Date	Effective Date
Board of Directors meeting May 18, 2016	Common stock	¥11,718 million	Retained earnings	¥8	March 31, 2016	June 3, 2016

3.
Type and number of shares being the object of warrants (excluding that warrant for which the first day of the exercising period has not yet arrived) as of the close of the consolidated fiscal year under review:

Common stock	185,100 shares

Notes on Financial Instruments

1.	Matters Related to Status of Financial Instruments
The MCHC Group manages its assets by means of short-term deposits and other highly safe financial instruments, and raises its funds primarily through bank borrowings, issuance of commercial paper and corporate bonds.
The Group strives to mitigate its customers’ credit risks associated with notes and accounts receivable in accordance with its claims management regulations. MCHC hedges foreign exchange fluctuation risks associated with some foreign currency-denominated operating receivables by means of foreign exchange forward contracts. Securities and investment securities mainly represent held-to-maturity bonds and shares related to business and capital tie-ups with business partners. MCHC periodically checks and comprehends the fair value of these securities and financial conditions of their issuers (business partners).
Trade payables mainly become due within one year. MCHC hedges foreign exchange fluctuation risks associated with its foreign currency-denominated account payable by means of foreign exchange forward contracts. Borrowings and bonds payable are intended to raise funds necessary for business transactions and capital expenditures, and for some of them, MCHC uses interest rate swaps to control fluctuation risks associated with interest payable, and currency swaps to hedge exchange fluctuation risks.
Pursuant to the provisions of its internal control regulations, MCHC makes it standard practice to conduct derivatives transactions within limits of actual demand.

2.	Matters Related to Fair Value of Financial Instruments
The amounts booked on the consolidated balance sheet, fair value and the amount of differences as of March 31, 2016 (consolidated financial settlement date for the fiscal year under review) were as described below:

Unit: Millions of yen
		Amount booked on consolidated balance sheet (*)	Quoted Market Price (*)	Amount of Difference
(1)	Cash and deposits	314,782	314,782	-
(2)	Trade receivables	703,996	703,996	-
(3)	Securities and investment securities
	(i) Held-to-maturity bonds	4,759	4,925	166
	(ii) Shares of affiliated companies	839	1,508	669
	(iii) Other securities	245,428	245,428	-
(4)	Trade payables	(408,315)	(408,315)	-
(5)	Short-term borrowings	(394,688)	(394,688)	-
(6)	Current portion of long-term borrowings	(138,471)	(138,471)	-
(7)	Commercial paper	(30,000)	(30,000)	-
(8)	Current portion of bonds payable	(40,010)	(40,010)	-
(9)	Bonds payable	(325,000)	(332,505)	7,505
(10)	Long-term borrowings	(537,583)	(543,903)	6,320
(11)	Derivatives transactions
	(i) Derivatives transactions to which hedge accounting is not applied	1,163	1,163	-
	(ii) Derivatives transactions to which hedge accounting is applied	(8)	(8)	-
(*) Amounts for those items which were booked as liabilities are shown within brackets.
(Note 1)	Matters Related to Methods of Calculation of Fair Value of Financial Instruments and Securities and Derivatives Transactions
(1)
Cash and Deposits, and (2) Trade Receivable
These items are settled over a short period of time and their fair value is virtually equal to their book value. Hence, their fair value is based on the relevant book value.

(3)
Securities and Investment Securities
The fair value of shares is based on their prices determined at the financial instruments exchanges, and the fair value of bonds is based on their prices determined at the financial instruments exchanges or indicated by counterparty financial institutions. Certificates of deposit and commercial paper are settled over a short period of time and their fair value is virtually equal to their book value. Hence, their fair value is based on the relevant book value.

(4)
Trade Payable, (5) Short-Term Borrowings, (6) Current portion of long-term borrowings (7) Commercial paper, and (8) Current portion of bonds payable
These items are settled over a short period of time and their fair value is virtually equal to their book value. Hence, their fair value is based on the relevant book value.

(9)	Bonds payable The fair value of these items is based on their market prices.
(10)	Long-Term Borrowings
The fair value of these items is based primarily on the method of calculation whereby the sum of principal and interest is discounted by an assumed interest rate on the assumption that the said sum is freshly borrowed in a similar manner. Some long-term borrowings with floating interest rates are prescribed to be subject to special accounting treatment applicable to interest rate swaps. Hence the fair value of a long-term borrowing is based on the method of calculation whereby the sum of principal and interest, treated in combination with the said interest rate swap, is discounted by a reasonably estimable interest rate on the assumption that the said sum is freshly borrowed in a similar manner. (see (11) below)
(11)	Derivatives Transactions
The fair value of these transactions is based on the prices indicated by counterparty financial institutions. Those subject to special accounting treatment applicable to interest rate swaps are treated in combination with long-term borrowings as hedged items. Hence their fair value is included in that of long-term borrowings. (see (10) above)
(Note 2) Financial instruments for which it was considered extremely difficult to figure out fair value

Unit: Millions of yen
Classification	Amount booked on consolidated balance sheet
Unlisted shares	137,525
Equity securities	1,875
These financial instruments were not included in “(3) Securities and Investment Securities” because no market prices existed for them and their future cash flows could not be estimated and hence it was extremely difficult to figure out their fair value.

Notes on Per Share Information

Net assets per share	¥636.43
Profit per share	¥31.70

Notes on Business Combination

1. Share acquisition of Renegade Gas Pty Ltd. by Taiyo Nippon Sanso Corporation
(Business Combination through Acquisition)
MCHC’s subsidiary Taiyo Nippon Sanso Corporation (“TNSC”) decided at its Board of Directors’ meeting held on July 21, 2015 to acquire all the shares in Renegade Gas Pty Ltd. (“RGP”), which conducts the filling and sales of LPG and industrial gases in Australia, through TNSC (Australia) Pty Ltd., which was established by TNSC (TNSC’s stake: 85%) for the purpose of acquiring and holding the RGP shares. RGP became MCHC’s consolidated subsidiary on July 31, 2015.
(1)	Outline of business combination
1)	Name and business of acquired company
Name:	Renegade Gas Pty Ltd.
Business:	Filling, distribution and sales of LPG and industrial gases
2)	Principal reason for implementing business combination
To achieve the strategic goal of mid-term plan “Ortus Stage 1”, TNSC is seeking opportunities to expand its global business and enter new markets.
Australia has the 12th largest economy in the world by GDP. Its economic growth is expected to be around 3% per year for the next several years due mainly to increases in housing investment and consumer spending. These trends are supported by an annual population growth of 1-2% which is relatively high compared with other developed countries.
The industrial gas market in Australia is expected to grow steadily through construction and infrastructure developments. In addition, new industrial gas demand from mining and energy sectors is also expected in Australia.
Through the acquisition of RGP, TNSC establishes the first footprint in the Australian and Oceanian industrial gas market. TNSC plans to increase sales of industrial gas products using RGP’s existing distribution network and expand its business by creating synergies with group companies. TNSC aims to establish a firm presence in the market.
3)	Date of business combination: July 31, 2015
4)	Legal form of business combination: Acquisition and exchange of shares in exchange for cash by MCHC’s consolidated subsidiary TNSC (Australia) Pty Ltd.
5)	Ratio of voting rights acquired: 100%

(2)	Period of business results of acquired company included in consolidated financial statements
From July 1, 2015 to December 31, 2015
(3)	Acquired company’s acquisition cost and a breakdown thereof

Compensation for	Cash	A$142 million
acquisition	TNSC (Australia) Pty Ltd. shares	A$25 million
Acquisition cost		A$167 million

(4)	Exchange ratio by class of shares and its calculation method, and number of shares issued
1)	Exchange ratio by class of shares
1 common share of RGP: 100 common shares of TNSC (Australia) Pty Ltd.
2)	Calculation method
The ratio was calculated based on discussion between interested parties referring to a report regarding share value evaluation submitted from a third-party calculation agent.
3)	Number of shares issued
TNSC (Australia) Pty Ltd. shares 15,868,013 shares
(5)	Details and amount of major acquisition-related expenses
Compensation/fee, etc. for financial advisories	¥226 million
Compensation/fee, etc. for lawyers	¥79 million

(6)	Amount of goodwill, cause, amortization method and amortization period of goodwill
1)	Amount of goodwill: A$124 million
2)	Cause: Goodwill was recognized as a result of difference in amounts between MCHC’s equity in the acquired company and the acquisition cost.
3)	Amortization method and amortization period: Equal amortization over 20 years

(7)	Amounts of assets and liabilities accepted on the date of business combination, and a major breakdown thereof
Current assets	A$20 million
Fixed assets	A$91 million
Total assets	A$111 million
Current liabilities	A$19 million
Fixed liabilities	A$49 million
Total liabilities	A$68 million

MITSUBISHI CHEMICAL HOLDINGS CORPORATION
Non-consolidated Balance Sheet
As of March 31, 2016

Unit: Millions of yen
Assets
Current assets:
Cash and deposits	0
Income taxes receivable	7,256
Short-term loans receivable from subsidiaries and affiliates	408,987
Deferred income taxes—current	45
Other	9,755
Total current assets	426,044
Fixed assets:
Property, plant and equipment
Buildings	2,290
Structures	67
Tools, furniture and fixtures	472
Total property, plant and equipment	2,830
Intangible fixed assets:
Software	123
Other	2
Total intangible fixed assets	125
Investments and other assets:
Investment securities	6,525
Stocks of subsidiaries and affiliates	804,288
Investments in affiliated companies	162
Long-term loans receivable from subsidiaries and affiliates	226,551
Deferred income taxes—current	24
Other	2,672
Total investments and other assets	1,040,225
Total fixed assets	1,043,181
Total assets	1,469,226

MITSUBISHI CHEMICAL HOLDINGS CORPORATION
Non-consolidated Balance Sheet (continued)
As of March 31, 2016

Unit: Millions of yen
Liabilities
Current liabilities:
Short-term borrowings	190,997
Short-term borrowings to subsidiaries and affiliates	198,114
Current portion of long-term borrowings	13,700
Commercial paper	30,000
Current portion of bonds payable	30,000
Accounts payables	10,230
Accrued expenses	1,174
Accrued income taxes	36
Accrued bonuses	148
Other	508
Total current liabilities	474,910
Long-term liabilities:
Bonds payable	290,000
Long-term borrowings	311,551
Other	3,840
Total long-term liabilities	605,391
Total liabilities	1,080,302

Net Assets
Shareholders’ equity:
Common stock	50,000
Additional paid-in capital	264,522
Legal capital surplus	12,500
Other capital surplus	252,022
Retained earnings	101,978
Other retained earnings	101,978
Retained earnings brought forward	101,978
Less, Treasury stock at cost	(28,817)
Total shareholders’ equity	387,683

Valuation and translation adjustments:
Net unrealized holding gain on other securities	724
Total valuation and translation adjustments	724
Subscription rights to shares	515
Total net assets	388,923
Total liabilities and net assets	1,469,226

MITSUBISHI CHEMICAL HOLDINGS CORPORATION
Non-consolidated Statement of Income
Year ended March 31, 2016

Unit: Millions of yen

Operating revenue
Dividends from subsidiaries and affiliates	32,632
Operating costs receipts	5,391
Total operating revenue	38,024
General and administrative expenses	6,288
Operating income	31,736
Other income
Interest income	3,610
Dividends income	297
Other	419
Total other income	4,327
Other expenses
Interest expenses	4,845
Interest on bonds	1,490
Bond issuance cost	334
Other	122
Total other expenses	6,793
Ordinary income	29,269
Extraordinary income
Gain on sales of investment securities	1,514
Total extraordinary income	1,514
Income before income taxes	30,784
Current income taxes	(46)
Deferred income taxes	(184)
Profit	31,014

MITSUBISHI CHEMICAL HOLDINGS CORPORATION
Non-consolidated Statement of Changes in Net Assets
Year ended March 31, 2016

Unit: Millions of yen
	Shareholders’ equity
		Additional paid-in capital		Retained earnings
	Common stock	Legal capital	Other capital	Other retained earnings	Treasury stock	Total shareholders’
		surplus	surplus	Retained earnings brought forward		equity
Balance at April 1, 2015	50,000	12,500	252,028	91,470	(28,789)	377,209
Changes during the fiscal year
Cash dividends (Note)				(20,507)		(20,507)
Profit				31,014		31,014
Purchase of treasury stock					(48)	(48)
Disposition of treasury stock			(5)		21	15
Net change in items other than those in shareholders’ equity
Total changes during the fiscal year	–	–	(5)	10,507	(27)	10,474
Balance at March 31, 2016	50,000	12,500	252,022	101,978	(28,817)	387,683

Unit: Millions of yen
	Valuation and translation adjustment	Warrants	Total net assets
	Net unrealized holding gain on other securities
Balance at April 1, 2015	3,285	471	380,965
Changes during the fiscal year
Cash dividends (Note)			(20,507)
Profit			31,014
Purchase of treasury stock			(48)
Disposition of treasury stock			15
Net change in items other than those in shareholders’ equity	(2,560)	44	(2,516)
Total changes during the fiscal year	(2,560)	44	7,958
Balance at March 31, 2016	724	515	388,923
 Note: Cash dividends
The year-end dividend (¥10,253 million) was paid based on the resolution at the Ordinary General Meeting of Shareholders held in June 2015, and the interim dividend (¥10,253 million) was paid based on the resolution at the Board of Directors meeting held in November 2015.

Notes to the Non-consolidated Financial Statements

Matters Concerning Significant Accounting Policies

1. Valuation Methods of Securities
Subsidiaries’ and affiliates’ stocks
Stated at cost based on the moving average method
Other securities with quoted market prices
Stated at fair value based on market price at the closing date, or calculated by other means. The difference between the acquisition cost and the carrying value of other securities, including unrealized gain and loss, net of the applicable income taxes, is recognized as a component of net assets, and the cost of other securities sold is principally computed by the moving average method.
Other securities without quoted market prices
Stated at cost based on the moving average method

2. Method of Depreciation of Property, Plant and Equipment
By the straight-line method

3. Method of Amortization of Intangible Fixed Assets
By the straight-line method

4. Basis for Reserves
Accrued bonuses to employees
To provide for payments of bonuses to its employees, estimates of those accrued bonuses and social insurance costs corresponding thereto, which MCHC should bear during the fiscal year under review, are recorded.

5. Treatment of Consumption Taxes
Net of tax

6. Adoption of Consolidated Tax Payment System
Consolidated tax payment system

Notes to the Non-consolidated Balance Sheets

1. Accumulated Depreciation of Total Property, Plant and Equipment
¥1,182 million

2. Monetary Claims and Liabilities Against Subsidiaries and Affiliates (excluding those sectionally indicated)
Short-term monetary claim	¥9,358 million
Short-term monetary liabilities	¥9,956 million

3. Contingent Liabilities
Liabilities on guarantee for bank borrowings
Guarantees	¥143,975 million

Notes to the Non-consolidated Statements of Income

1. Transactions with Subsidiaries and Affiliates
Operating revenue	¥38,024 million
General and administrative expenses	¥3,009 million
Transactions except for operational transactions	¥4,584 million

Notes to the Non-consolidated Statement of Changes in Net Assets

1. Matters Related to Class and Number of Treasury Stocks
(Thousands of shares)
Class of shares	Number of shares at April 1, 2015	Number of shares increased during the year	Number of shares decreased during the year	Number of shares at March 31, 2016
Common stock	41,451	64	30	41,485
Note: The increase of 64 thousand shares of treasury stock represented the increase resulting from the purchase of shares less than one unit.
Treasury stocks decreased by 30 thousand shares due to sales of 2 thousand shares for the stock holders having less than one unit and reissuance of 28 thousand shares upon exercise of Stock Acquisition Rights.

Notes on Tax Effect Accounting

1. Breakdown of Deferred Tax Assets and Liabilities
Deferred tax assets mainly consist of subsidiaries’ stocks and losses carried forward (corporation income tax and local tax), and deferred tax liabilities mainly consist of net unrealized holding gain on other securities. Please note that deferred tax assets pertaining to subsidiaries’ stocks and losses carried forward (local tax) were accounted for as valuation allowances.

(Impacts of changes in corporation tax rate, etc.)
On March 29, 2016, the “Act for Partial Revision of the Income Tax Act, etc.” (Act No. 15 of 2016), and the “Act for Partial Revision of the Local Tax Act, etc.” (Act No. 13 of 2016) were enacted, under which the corporation tax rate, etc. would be changed in the fiscal year commencing on or after April 1, 2016. Accordingly, for the fiscal year under review, the Company calculated deferred tax assets and deferred tax liabilities using the statutory effective tax rate based on a revised tax rate corresponding to a fiscal year, in which taxable temporary differences are expected to be eliminated.
With respect to carry-forward of losses, an amount equivalent to sixty hundredths of income before carry-forward of losses for a consolidated fiscal year that starts on April 1, 2016, and after, an amount equivalent to fifty-five hundredths of income before carry-forward of losses for a consolidated fiscal year that starts on April 1, 2017 and after and an amount equivalent to fifty hundredths of income before the relevant carryforward for a consolidated fiscal year that starts on April 1, 2018 and after would be the limit for carry-forward.
As a result, at the end of the fiscal year under review, compared when using the previous method, the amount of deferred tax assets (after deducting deferred tax liabilities) increased by ¥129 million and net unrealized holding gain on other securities increased by ¥23 million. Deferred income taxes decreased by ¥106 million.

Notes on Related Party Transactions

Subsidiaries, etc.
Attribute	Name of related party	Equity ownership (or possession) percentage (%)	Description of the business relationship	Transactions	Trading amount (in million yen)	Accounts	Balance at year-end (in million yen)
Subsidiary	Mitsubishi Chemical Holdings Corporate Staff, Inc.	Direct 100%	Interlocking of officers and Lending of funds	Loan charge (Note 1)	89,730	Short-term loans receivable from subsidiaries and affiliates	275,589
						Long-term loans receivable from subsidiaries and affiliates	151,056
				Receipts of interest (Note 1)	1,381	Current assets and others	269
Subsidiary	Mitsubishi Rayon Co., Ltd.	Direct 100%	Interlocking of officers and Lending of funds	Collection of funds (Note 2)	5,342	Short-term loans receivable from subsidiaries and affiliates	48,719
						Long-term loans receivable from subsidiaries and affiliates	75,495
				Receipts of interest (Note 2)	1,513	Current assets and others	268

Attribute	Name of related party	Equity ownership (or possession) percentage (%)	Description of the business relationship	Transactions	Trading amount (in million yen)	Accounts	Balance at year-end (in million yen)
Subsidiary	Mitsubishi Chemical Corporation	Direct 100%	Interlocking of officers and Lending of funds	Loan charge (Note 3)	11,002	Short-term loans receivable from subsidiaries and affiliates	66,557
				Receipts of interest (Note 3)	616	Current assets and others	7
				Receipts of debt guarantee recertification (Note 4)	27,264	–	–
				Payment of guarantee commission for recertification (Note 4)	105	Accounts payables	80
				Succession by company split (Note 5)	40,138	Succeeded assets	–
					40,138	Succeeded liabilities	–
Subsidiary	Mitsubishi Plastics, Inc.	Direct 100%	Interlocking of officers	Succession by company split (Note 5)	5,001	Succeeded assets	–
					5,001	Succeeded liabilities	–
Subsidiary	The KAITEKI Institute, Inc.	Direct 100%	Interlocking of officers, commission of research and study	Payment of research and commissioned research (Note 6)	723	Accounts payables	15
Subsidiary	Mitsubishi Tanabe Pharma Corporation	Direct 56%	Interlocking of officers and Fund borrowing	Fund borrowing (Note 7)	389	Short-term borrowings to subsidiaries and affiliates	193,147
				Payment of interest (Note 7)	389	–	–

Attribute	Name of related party	Equity ownership (or possession) percentage (%)	Description of the business relationship	Transactions	Trading amount (in million yen)	Accounts	Balance at year-end (in million yen)
Subsidiary	MCC PTA Asia Pacific Private Company Ltd.	Indirect 100%	Debt guarantee	Debt guarantee (Note 8)	41,177	–	–
				Receipts of guarantee commission (Note 8)	128	Current assets and others	89
Subsidiary	MCC PTA India Corp. Private Ltd.	Indirect 76%	Debt guarantee	Debt guarantee (Note 8)	17,390	–	–
				Receipts of guarantee commission (Note 8)	101	Current assets and others	74
Affiliate	The Saudi Methacrylates Company	Indirect 50%	Debt guarantee	Debt guarantee (Note 8)	14,930	–	–
				Receipts of guarantee commission (Note 8)	24	–	–
Trading amount above does not include consumption taxes. The balance at year-end includes consumption taxes.

Term of transactions and policy of decision-making thereof
Notes:
1.	Interest rates are reasonably decided based on procurement interest rates.
The amount of transactions relating to loans of funds to Mitsubishi Chemical Holdings Corporate Staff, Inc. is indicated in a net amount.
2.	Interest rates are reasonably decided based on procurement interest rates.
The amount of transactions relating to collection of funds to MRC is indicated in a net amount.
3.	Interest rates are reasonably decided based on procurement interest rates.
The amount of transactions relating to loans of funds to MCC is indicated in a net amount.
4.
The Company received recertification of guarantee from MCC for part of the items that the Company acted as jointly and severally liable guarantor with respect to borrowings that a subsidiary of MCC had taken out from a commercial bank. The recertification rate is decided according to what is considered reasonable when considering guarantee commission rates for debt guarantees.

5.	The Company succeeded rights and obligations relating to the management operations of bonds issued by MCC and MPI pursuant to the Absorption-Type Split Agreement concluded on February 24, 2016.
6.	The amount of consideration for the services related to research and study is determined subject to mutual consultations.
7.	Interests rates are reasonably decided reflecting market interest rates.
The amount of transactions relating to borrowings from MTPC is indicated in a net amount.
8.
The Company acts as jointly and severally liable guarantor with respect to borrowings from a commercial bank. The guarantee commission is decided according to what is considered reasonable when considering the financial position of the debtor.

Notes on Per Share Information
Net assets per share	¥265.16
Earnings per share	¥21.17

Other Notes
(Transactions under common control)
1. Outline of transactions
(1)	Combined entity name and business: Management operations of corporate bonds issued by wholly owned subsidiaries of the Company, MCC and MPI. (hereinafter “the Business”).
(2)	Date of business combination: March 28, 2016
(3)	Legal form of business combination: Company split whereby MCC and MPI are the splitting companies, and the Company is the surviving company (hereinafter “the Split”).
(4)	Name of company after business combination: No change
(5)	Other matters relating to the outline of transactions

Pursuant to the Absorption-Type Company Split Agreement concluded on February 24, 2016, the Company has succeeded the rights and obligations related to the Business of MCC and MPI. The purpose of this is to consolidate the management operations of bonds belonging to the MCHC Group. The succession of obligations by the Company is to take place by granting the debtor total discharge from liability.

The assets and liabilities that will be succeeded by this company split are as follows:
Assets	Liabilities
¥45,139 million	¥45,139 million
2. Outline of accounting treatment implemented
The transaction was accounted for as a transaction under common control in accordance with the “Accounting Standard for Business Combinations” (ASBJ Statement No. 21, September 13, 2013) and the “Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” (ASBJ Guidance No. 10, September 13, 2013).

Note: Amounts of less than one million yen are discarded.

[English Translation of Report of Independent Auditors Originally Issued in the Japanese Language]

Report of Independent Auditors

May 11, 2016

The Board of Directors Mitsubishi Chemical Holdings Corporation

Ernst & Young ShinNihon LLC

Kenji Endo
Certified Public Accountant
Designated, Limited Liability and
Operating Partner

Noriaki Kenmochi
Certified Public Accountant
Designated, Limited Liability and
Operating Partner

Ken Tarui
Certified Public Accountant
Designated, Limited Liability and
Operating Partner

Pursuant to the provisions of Article 444, Paragraph 4 of the Companies Act, we have audited the consolidated financial statements of Mitsubishi Chemical Holdings Corporation (the “Company”), which comprise the consolidated balance sheet as of March 31, 2016, and the consolidated statement of income and the consolidated statement of changes in net assets for the fiscal year from April 1, 2015 to March 31, 2016, and the related notes to consolidated financial statements.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in Japan; this includes the development, implementation, and maintenance of internal control deemed necessary by management for the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Independent auditors’ responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits as independent auditors. We conducted our audits in accordance with auditing standards generally accepted in Japan. Those auditing standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. We select and apply the audit procedures based on our assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. The purpose of an audit is not to express an opinion on the effectiveness of the entity’s internal control. However, in making those risk assessment, we consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used, the method of their application, and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We attest that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Audit opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of March 31, 2016, and the results of their operations for the period then ended in accordance with accounting principles generally accepted in Japan.

Interests in the Company

Our firm and engagement partners have no interest in the Company that should be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

[English Translation of Report of Independent Auditors Originally Issued in the Japanese Language]

Report of Independent Auditors

May 11, 2016

The Board of Directors Mitsubishi Chemical Holdings Corporation

Ernst & Young ShinNihon LLC

Kenji Endo
Certified Public Accountant
Designated, Limited Liability and
Operating Partner

Noriaki Kenmochi
Certified Public Accountant
Designated, Limited Liability and
Operating Partner

Ken Tarui
Certified Public Accountant
Designated, Limited Liability and
Operating Partner

Pursuant to the provisions of Article 436, Paragraph 2, Item 1 of the Companies Act, we have audited the non-consolidated financial statements of Mitsubishi Chemical Holdings Corporation (the “Company”), which comprise the balance sheet as of March 31, 2016, and the statement of income and the statement of changes in net assets for the 11th fiscal year from April 1, 2015 to March 31, 2016, and the related notes to non-consolidated financial statements as well as the related supplementary schedules thereto.

Management’s responsibility for the non-consolidated financial statements.

Management is responsible for the preparation and fair presentation of these non-consolidated financial statements and supplementary schedules in accordance with accounting principles generally accepted in Japan; this includes the development, implementation, and maintenance of internal control deemed necessary by management for the preparation and fair presentation of non-consolidated financial statements and supplementary schedules that are free from material misstatement, whether due to fraud or error.

Independent auditors’ responsibility

Our responsibility is to express an opinion on the non-consolidated financial statements and supplementary schedules based on our audits as independent auditors. We conducted our audits in accordance with auditing standards generally accepted in Japan. Those auditing standards require that we plan and perform the audit to obtain reasonable assurance about whether the non-consolidated financial statements and supplementary schedules are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the non-consolidated financial statements and supplementary schedules. We select and apply the audit procedures based on our assessment of the risks of material misstatement of the non-consolidated financial statements and supplementary schedules, whether due to fraud or error. The purpose of an audit is not to express an opinion on the effectiveness of the entity’s internal control. However, in making those risk assessment, we consider internal control relevant to the entity’s preparation and fair presentation of the non-consolidated financial statements and supplementary schedules in order to design audit procedures that are appropriate in the circumstances. An audit also includes evaluating the appropriateness of accounting policies used, the method of their application, and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the non-consolidated financial statements and supplementary schedules.

We attest that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Audit opinion

In our opinion, the non-consolidated financial statements and supplementary schedules referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2016, and the results of its operations for the period then ended in accordance with accounting principles generally accepted in Japan.

Interests in the Company

Our firm and engagement partners have no interest in the Company that should be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

(TRANSLATION PURPOSE ONLY)
Copy of the Audit Committee’s Report

AUDIT REPORT

With respect to the Directors’ and Corporate Executive Officers’ performance of their duties during the 11th business year from April 1, 2015 to March 31, 2016, the Audit Committee has carried out the audit. We hereby report the method and the results of the audit as follows:

1. Method and Contents of Audit

Concerning the content of the Board of Directors resolution relating to matters raised in Article 416, paragraph (1) item i, sub-items (b) and (e) of the Companies Act and the system that has been established pursuant to that resolution (internal control system), the Audit Committee periodically received reports from the Directors, Corporate Executive Officers and employees and other relevant personnel on its construction and operational status, sought explanations as necessary and made opinions. In addition to this, the Audit Committee implemented the audit using the following method.

(1) The Audit Committee attended important meetings, received reports from Directors, Corporate Executive Officers and other relevant personnel on matters relating to their performance of duties, sought explanations as necessary, reviewed important written decisions and other documents, and investigated the status of operations and assets, in compliance with the Audit Committee Audit Standard set forth by the Audit Committee, in line with the Audit Policy and the allocation of duties, etc., and in cooperation with the internal audit departments of the Company. Also, with respect to the subsidiaries, the Audit Committee maintained good communications and exchanged information with the directors, corporate auditors and other relevant personnel of the subsidiaries and received reports from the subsidiaries on their business as necessary.

(2) The Audit Committee oversaw and verified whether the Accounting Auditor maintained its independence and properly conducted its audit, received a report from the Accounting Auditor on the status of their performance of duties, and requested explanations as necessary. The Audit Committee was notified by the Accounting Auditor that it had established “a systems for the maintenance of appropriate execution of duties” (included in each paragraph of Article 131 of the Corporate Calculation Regulations) in accordance with the “Quality Control Standards for Audits,” (Business Accounting Council; October 28, 2005) and requested explanations as necessary.

Based on the above-described methods, each Corporate Auditor examined the business report and the annexed specifications, the non-consolidated financial statements (non-consolidated balance sheet, non-consolidated statement of income, non-consolidated statement of changes in net assets, and notes to non-consolidated financial statements) and their annexed specifications thereto, as well as the consolidated financial statements (consolidated balance sheet, consolidated statement of income, consolidated statement of changes in net assets, and notes to consolidated financial statements) for this business year.

2. Results of Audit

(1) Results of Audit of Business Report, etc.
i)
We acknowledge that the business report and the annexed specifications thereto fairly present the status of the Company in conformity with the applicable laws and regulations and the Articles of Incorporation of the Company.

ii)
We acknowledge that no misconduct or violations of laws and regulations, or the Articles of Incorporation was found with respect to the Directors’ and Corporate Executive Officers’ performance of their duties.

iii)
We acknowledge that the Board of Directors’ resolutions with respect to the Internal Control Systems are appropriate. We did not find any matter to be mentioned with respect to the descriptions of the business report and the Director’s and Corporate Executive Officers’ performance of their duties regarding the internal control system.

(2) Results of Audit of Consolidated Financial Statements
We acknowledge that the methods and results of audit performed by the Accounting Auditor, Ernst & Young ShinNihon LLC, are appropriate.

(3) Results of Audit of Non-consolidated Financial Statements and their Annexed Specifications
We acknowledge that the methods and results of audit performed by the Accounting Auditor, Ernst & Young ShinNihon LLC, are appropriate.

May 17, 2016

The Audit Committee of Mitsubishi Chemical Holdings Corporation

Member of the Audit Committee (full-time)	Akira Nakata
Member of the Audit Committee (full-time)	Yoshihiro Umeha
Member of the Audit Committee	Taigi Ito
Member of the Audit Committee	Kazuhiro Watanabe
Member of the Audit Committee	Hideko Kunii

Note:	Member of the Audit Committee Mr. Taigi Ito, Mr. Kazuhiro Watanabe and Ms. Hideko Kunii are Outside Directors as stipulated in Article 2, Item 15 and Article 400, Paragraph 3 of the Companies Act.

Attachment 4

Business Report	[	From April 1, 2015 to March 31, 2016	]

1.	Group Overview of Operation

(1)	Business Development and Performance
The business environment surrounding the MCC Group remained stable overall as the global economy continued to recover despite the weakness seen in some parts of the world such as the slowdown in China’s economy, and as the margins of petrochemical products improved amid declining material prices.
Under the “MCC APTSIS 15” five-year medium-term management plan, the final year of which was the fiscal year under review, the MCC Group worked steadily on restructuring the petrochemical business, including the consolidation of ethylene plants in Mizushima with Asahi Kasei Corporation, and carried out measures for growth mainly in the performance chemical business. In addition, the Group sought to strengthen its comprehensive Group strengths by strengthening relationships with other operating companies of the Mitsubishi Chemical Holdings Group (the “MCHC Group”) and worked together to implement measures to drastically reduce costs, review capital expenditure, and streamline assets with a view to improving earnings.
As a result of these efforts and initiatives, the MCC Group’s consolidated net sales for the fiscal year under review amounted to ¥1,745.9 billion (down ¥196.9 billion year on year), due to the drop in sales prices on the back of a decline in material prices. Consolidated operating income amounted to ¥69.3 billion (up ¥49.9 billion year on year), while consolidated ordinary income was ¥64.3 billion (up ¥43.1 billion year on year). Profit or loss attributable to owners of parent ended in a loss of ¥34.1 billion (an increase of loss by ¥9.8 billion from the previous year), due to the recording of an impairment loss on fixed assets at one of the Company’s consolidated subsidiaries, which handles terephthalic acid business.

Information for each segment follows below.

(Petrochemicals Segment)
Principal Businesses: Basic petrochemicals, chemical derivatives, synthetic fiber materials
Net sales for the segment totaled ¥523.6 billion (down ¥133.3 billion year on year), while operating income reached ¥5.4 billion (up ¥26.5 billion year on year).
Net sales of basic petrochemicals, chemical derivatives, and terephthalic acid (a raw material for synthetic fiber) decreased due to the drop in sales prices that went hand in hand with lower raw material prices. Operating income was up significantly due to the favorable market conditions for basic petrochemicals and chemical derivatives, the scaling down of regular repairs, as well as other factors.

(Polymers Segment)
Principal Businesses: Synthetic resins
Net sales for the segment reached ¥488.9 billion (down ¥59.8 billion year on year) while operating income totaled ¥29.1 billion (up ¥18.4 billion year on year).
Net sales of synthetic resins decreased due to lower sales prices in response to a drop in raw material prices. Operating income, on the other hand, increased significantly due to an improvement in price differences between raw materials and products for polyolefin, etc.

(Information and Electronics Segment)
Principal Businesses: Recording media, electronics-related products, imaging supplies
Net sales for the segment totaled ¥115.8 billion (down ¥2.8 billion year on year), while operating loss reached ¥1.5 billion (loss decreased ¥1.8 billion year on year).
Net sales decreased due to the shrinking optical disk market that affected recording media sales as well as the lower sales volumes of imaging supplies, including organic photo conductor (OPC) drums and toners, despite the increased sales volumes of display materials, precision cleaning for semiconductors, and so forth in electronics-related products. Operating loss decreased due partly to reduced fixed costs.

(Performance Chemicals & Batteries Segment)
Principal Businesses: Food ingredients, battery materials, fine chemicals, polymer processing products, inorganic chemicals
Net sales for the segment reached ¥217.8 billion (up ¥1.4 billion year on year), and operating income totaled ¥23.3 billion (up ¥5.2 billion year on year).
The sales prices and sales volume of inorganic chemicals decreased due to lower material prices, while net sales for battery materials increased due in part to the greater sales volume for automotive applications. Operating income rose on the back of strong performance of polymer processing products and battery materials.

(Carbon Segment)
Principal Business: Carbon products
Net sales for the segment totaled ¥185.9 billion (down ¥12.3 billion year on year), and operating income reached ¥6.4 billion (down ¥3.5 billion year on year).
Net sales of carbon products such as coke declined due to the drop in sales prices in the wake of the decrease in the prices of coking coal. Operating income was down due in part to the drop in sales prices.

(Others)
Principal Businesses: Engineering, logistics
Net sales for the segment reached ¥213.7 billion (up ¥10.0 billion year on year), and operating income totaled ¥6.4 billion (up ¥1.5 billion year on year).
The engineering business enjoyed an increase in orders from outside the Group, and the logistics business remained robust.

(2)	Outstanding Issues
The MCHC Group’s vision is “the realization of KAITEKI,” building a sustainable society together with stakeholders, by contributing to resolving environmental and social issues.
Against this backdrop, the Company worked on promoting structural reforms of the petrochemicals business and reducing fixed costs, as well as establishing a resilient corporate structure, in line with its medium-term management plan, “MCC APTSIS 15.” The Company’s aim is to realize its “dream” of saving the endangered earth and its people by achieving “energy saving,” “resource saving,” and “smaller environmental load,” based on chemical technology that generates something from zero. The Company also strove to develop creative and innovative businesses, while promoting overseas expansion of growth businesses and seeking the improvement of earning capacity.
During the fiscal year under review, the final year of the medium-term management plan, everyone at the Group worked together to bring the plan to a successful conclusion. In December 2015, the Group formulated a new five-year medium-term management plan, “MCC APTSIS 20,” based on the concept of managing the company with a greater focus on profitability and efficiency, with the aim of achieving the “dream.” In addition, the Company decided to merge with MPI and MRC in April 2017 to establish Mitsubishi Chemical Corporation, in line with the policy of Mitsubishi Chemical Holdings Corporation (“MCHC”), with the aim of building a structure that can make the most of the Group’s managerial resources.
Under these circumstances, the Group intends to carry out fundamental measures for the terephthalic acid business in order to turn around the unprofitable business, while establishing new businesses that will become future pillars of the Company and making preparations for the merger.
The Group will make efforts in: (1) maintaining safe and stable operations, which are the basis of stable earnings; (2) continuing the fixed costs reduction plan to survive changes in the environment; (3) promoting structural reforms of the petrochemical business, including derivatives and polyolefin; and (4) achieving early monetization of “new energy businesses” such as LIB materials, LED phosphor, gallium nitride, and organic solar cells.
Furthermore, the Group will ensure compliance and risk management in consideration of its corporate social responsibilities, and seek to ensure the reliability of financial reporting, as well as strengthening internal control.
The Group will address these business challenges with all of its collective strength and strive to improve earning capacity, in an effort to further improve corporate value as the core company of the MCHC Group.

(3)	Capital Expenditures
The MCC Group’s aggregate capital expenditures for the fiscal year under review stood at ¥56.9 billion, the majority of which was applied to construction of new and additional production facilities, renewal of existing facilities, and rationalization investments in other existing facilities.
Major construction of new and additional production facilities.

Segment	Capital expenditures	Major facilities completed during the fiscal year under review	Major facilities under construction
Petrochemicals	¥12.2 billion	MCC PTA India Corp. (India) Power receiving unit (new construction)	–
Polymers	¥9.7 billion	–	–
Information and Electronics	¥5.0 billion	MCC Tsukuba plant Production facility for gallium nitride substrates (addition)	Tai Young High Tech Co., Ltd. (Taiwan) Production facility for EL sulfuric acid (addition)
Performance Chemicals & Batteries	¥17.7 billion	Noltex L.L.C. (U.S.A.) Production facility for ethylene-vinyl alcohol copolymer (addition)	The Nippon Synthetic Chemical Industry Co., Ltd. Hi-Selon manufacturing equipment (new construction)
Carbon	¥8.1 billion	–	MCC Sakaide Plant Coke oven facility, etc. (renewal)
Note:	Other than the above, there were capital expenditures of ¥3.9 billion in “Others” and “Company-wide (Common).”

(4)	Fund Procurement
During the fiscal year under review, funding for the Group was made through borrowings, which totaled ¥544.3 billion as of the end of the fiscal year under review. No corporate bonds were issued during this fiscal year.

(5)	Principal Lenders (as of March 31, 2016)

Lenders	Amount Borrowed
Mitsubishi Chemical Holdings Corporate Staff, Inc.	228.4 billion yen
Mitsubishi Chemical Holdings Corporation	66.5 billion yen

(6)	Significant Business Realignments
Aiming for achieving further growth and strengthening its food ingredients businesses, Mitsubishi-Kagaku Foods Corporation signed a stock purchase agreement with Eisai Co., Ltd. in November 2015 to acquire all the shares of its consolidated subsidiary Eisai Food & Chemical Co., Ltd. and made it into a consolidated subsidiary in February 2016.
(Performance Chemicals & Batteries Segment)

(Reference)
The Company and Asahi Kasei Chemicals Corp. (currently Asahi Kasei Corporation) carried out a joint incorporation-type demerger of their basic petrochemical material manufacturing businesses in April 2016 to consolidate their respective ethylene plants in Mizushima, as part of restructuring of the Company’s petrochemical business, and established a fifty-fifty joint venture, Asahi Kasei Mitsubishi Chemical Ethylene Corporation.

(7)	Changes in the Conditions of Assets and Profit/Loss

Category	19th Term (Fiscal 2012)	20th Term (Fiscal 2013)	21st Term (Fiscal 2014)	22nd Term (Fiscal 2015)
Net Sales (in billion yen)	1,961.8	2,159.6	1,942.9	1,745.9
Operating Income (in billion yen)	4.2	23.0	19.4	69.3
Ordinary Income (in billion yen)	3.6	14.8	21.2	64.3
Profit attributable to owners of parent (in billion yen)	(10.6)	2.1	(24.3)	(34.1)
Profit per Share (in yen)	(4.89)	1.00	(11.18)	(15.68)
Net Assets (in billion yen)	407.8	439.7	459.6	380.3
Net Assets per Share (in yen)	151.39	163.86	172.82	134.96
Total Assets (in billion yen)	1,631.2	1,691.3	1,599.9	1,374.7

(8)	Principal Business Bases of the Company (as of March 31, 2016)
Address
Head Office	1-1 Marunouchi 1-chome, Chiyoda-ku, Tokyo
Branch offices	Osaka Branch Office (Osaka), Chubu Branch Office (Aichi), Kyushu Branch Office (Fukuoka), Hokkaido Branch Office (Hokkaido)
Plants	Kurosaki Plant (Fukuoka), Yokkaichi Plant (Mie), Mizushima Plant (Okayama), Kashima Plant (Ibaraki), Sakaide Plant (Kagawa), Tsukuba Plant (Ibaraki), Yoshitomi Plant (Oita)

(9)	Status of Major Subsidiaries and Affiliates (as of March 31, 2016)
(a)	Relationship with Parent Company
The Company’s parent company is Mitsubishi Chemical Holdings Corporation, a holding company, which holds 2,177,675 thousand shares of the Company’s stock (shareholding ratio: 100%). The Company conducts business under the portfolio management of MCHC.
In addition, the Company borrows short-term and long-term funds from MCHC, and the transactions have been carried out fairly and appropriately, upon confirmation that the terms of the transactions are in line with market transactions. Thus, the Board of Directors have determined that the transactions do not harm the interests of the Company.

(b)	Major Subsidiaries
Company Name	Capital	Equity Investment Ratio (%)	Principal Business	Location
(Petrochemicals Segment)
PT. Mitsubishi Chemical Indonesia	146 million U.S. dollars	100.0 (0.00)	Manufacture and marketing of terephthalic acid	Indonesia
MCC PTA Asia Pacific Private Company Ltd.	20 million U.S. dollars	100.0	Marketing of terephthalic acid	Singapore
(Polymers Segment)
Japan Polypropylene Corporation	11.7 billion yen	65.0 (65.0)	Manufacture and marketing of polypropylene	Tokyo
Japan Polyethylene Corporation	7.5 billion yen	58.0 (58.0)	Manufacture and marketing of polyethylene	Tokyo
(Information and Electronics Segment)
Verbatim Ltd.	3 million euros	100.0 (100.0)	Marketing of recording media and computer peripheral equipment	U.K.
(Performance Chemicals & Batteries Segment)
The Nippon Synthetic Chemical Industry Co., Ltd.	17.9 billion yen	50.9	Manufacture and marketing of polymer processing products	Osaka
(Carbon Segment)
Kansai Coke and Chemicals Co., Ltd.	6.0 billion yen	51.0	Manufacture and marketing of coke	Hyogo
(Others)
Mitsubishi Chemical Logistics Corporation	1.5 billion yen	100.0	Logistics and warehouse services	Tokyo
Mitsubishi Chemical Engineering Corporation	1.4 billion yen	100.0	Engineering and construction services	Tokyo
Note:	The ratio in brackets in the “Equity Investment Ratio of the Company” column shows the ownership ratio of subsidiaries of the Company.

(10)	Employees of the Group (as of March 31, 2016)
(a)	Status of Employees of the Group
Segment	No. of Employees	Year-on-year Increase/Decrease
Petrochemicals	2,996	Up 257
Polymers	4,010	Down 331
Information and Electronics	2,529	Down 190
Performance Chemicals & Batteries	3,941	Up 115
Carbon	1,792	Up 14
Others	6,932	Up 24
Company-wide (Common)	509	Down 46
Sum Total	22,709	Down 157
Notes:
1.	Those employees who are engaged in activities such as basic R&D, which cannot be definitively sorted into any specific Segment, are included in Company-wide (Common).
2.	Executive Officers are included.
3.	Employees loaned to entities outside of the MCC Group are not included.

(b)	Status of Employees of MCC
No. of Employees (Year-on-year Change)	Average Age	Average Years of Service
5,289 (Down 108)	42 years and 3 months	18 years and 1 month
Notes:
1.	Executive Officers are included.
2.	Employees loaned to entities outside of the Company are not included.

2.	Matters Related to Corporate Stocks (as of March 31, 2016)

(1)	Number of Authorized Shares: 5,900 million

(2)	Number of Issued and Outstanding Shares:
2,177.675 million (representing no changes from the previous fiscal year)

(3)	Aggregate Number of Shareholders: 1

(4)	Major Shareholders

	Equity Investments in MCC
Name of Shareholders	No. of Shares Held (million)	Equity Investment Ratio (%)
Mitsubishi Chemical Holdings Corporation	2,177.675	100

3.	Matters Related to the Company’s Officers

(1)	Details of Directors and Corporate Auditors (as of March 31, 2016)

Position	Name	Responsibility or major occupation
Member of the Board, Chairman	Yoshimitsu Kobayashi

Member of the Board, President and Chief Executive Officer (Representative Director)	Hiroaki Ishizuka

Member of the Board (Representative Director)	Masanori Karatsu	Senior Managing Executive Officer (in charge of Technology Coordination; Maintenance and Engineering; Environment, Safety and Quality; Chemicals Management; Purchasing; Supply Chain Innovation)

Member of the Board	Shushichi Yoshimura	Managing Executive Officer (in charge of Corporate Strategy; Marketing)

Member of the Board [Chief Compliance Officer]	Atsushi Tanaka	Managing Executive Officer (in charge of Internal Control (compliance, risk management); Administration; Human Resources; Career and Organization Development)

Member of the Board	Junichi Okamoto	Managing Executive Officer (in charge of Basic Petrochemicals; Chemicals; Polymers; Petrochemicals Planning)

Corporate Auditor (full-time)	Toru Mori

Corporate Auditor (full-time)	Takashi Nishida

Corporate Auditor	Yoshihiro Umeha

Corporate Auditor	Taigi Ito	Certified Public Accountant
Notes:
1.	Corporate Auditors, Takashi Nishida and Taigi Ito are Outside Corporate Auditors as prescribed in Article 2, Item 16 of the Companies Act.
2.	Having served as Finance Group Manager and Accounting Group Manager of MCC, Director Yoshihiro Umeha has considerable knowledge of finance and accounting.
3.	Director Taigi Ito has considerable knowledge about finance and accounting as he is qualified as Certified Public Accountant.
4.	There were changes to the position and responsibility or main occupation of Directors as of April 1, 2016, as follows:
●	Director Masanori Karatsu resigned as Director and retired from the post of Senior Managing Executive Officer.
●
Managing Executive Officer Akio Ueda (in charge of Technology Coordination; Maintenance and Engineering; Environment, Safety and Quality; Chemicals Management) assumed the position of Director and was elected Representative Director. In addition, Managing Executive Officer Masayuki Waga (in charge of Performance Products) assumed the position of Director.

5.	The status of significant concurrent positions of Directors and Corporate Auditors is as follows:

Significant concurrent positions
Segment	Name	Company	Position
Member of the Board	Yoshimitsu Kobayashi	Mitsubishi Chemical Holdings Corporation The KAITEKI Institute, Inc. Toshiba Corporation Japan Association of Corporate Executives Japan Chemical Industry Association Council on Competitiveness-Nippon	Member of the Board, Chairperson Member of the Board, Chairperson Outside Director Chairman Chairman Director
	Hiroaki Ishizuka	Mitsubishi Chemical Holdings Corporation The KAITEKI Institute, Inc. SPDC Ltd.	Member of the Board Member of the Board Chairman
	Masanori Karatsu	Mitsubishi Chemical Holdings Corporation Taiyo Nippon Sanso Corporation Mitsubishi Chemical Engineering Corporation Mitsubishi Chemical Logistics Corporation	Senior Managing Corporate Executive Officer Director Director Director
	Shushichi Yoshimura	Mitsubishi Chemical (Shanghai) Co., Ltd. Mitsubishi Chemical China Commerce Limited Mitsubishi Chemical Hong Kong Ltd. Ryoka Systems Inc.	Director Director Director Director
	Atsushi Tanaka	Dia Rix Co., Ltd. Yupo Corporation	Director Corporate Auditor
	Junichi Okamoto	Japan Polyethylene Corporation Japan Polychem Corporation Japan Polypropylene Corporation SPDC Ltd.	Director Director Director Director
Corporate Auditor	Toru Mori	Mitsubishi Chemical Engineering Corporation Mitsubishi Chemical Logistics Corporation Ryoka Systems Inc.	Audit & Supervisory Board Member Corporate Auditor Corporate Auditor
	Takashi Nishida	Mitsubishi Tanabe Pharma Corporation Japan Polychem Corporation	Outside Corporate Auditor Auditor
	Yoshihiro Umeha	Mitsubishi Chemical Holdings Corporation Mitsubishi Rayon Co., Ltd. The KAITEKI Institute, Inc.	Member of the Board Corporate Auditor Corporate Auditor
	Taigi Ito	Certified Public Accountant Mitsubishi Chemical Holdings Corporation IT Holdings Corporation Idemitsu Kosan Co., Ltd.	Outside Member of the Board Outside Audit & Supervisory Board Member Outside Audit & Supervisory Board Member

(2)	Aggregate Amount of Remuneration of Company’s Officers
	Remuneration
Category	No. of Persons	Amount (in million yen)
Directors	5	213
Corporate Auditors	4	54
Sum Total	9	267
Notes:
1.	No amount of salary is paid for the duties of the employee portion for Directors who concurrently serve as employees.
2.	No bonuses or retirement benefits were paid to Directors and Corporate Auditors.
3.
In addition to the above remuneration paid to Directors and Corporate Auditors, ¥122 million and ¥64 million of remuneration were respectively paid by MCHC and its subsidiaries (excluding the Company) to Directors and Corporate Auditors who concurrently serve as executive officers of the said companies.

4.	The amount of remuneration of Directors is within ¥40 million per month. In addition, the amount of performance-linked remuneration is within ¥150 million per year.
5.	The amount of remuneration of Corporate Auditors is within ¥11 million per month.
6.	The number of persons as of the end of the fiscal year under review is six Directors and four Corporate Auditors.

(3)	Matters Related to Outside Directors and Auditors
(a)	Relationship between significant concurrent positions and the Company
•	Corporate Auditor Takashi Nishida concurrently serves as an Outside Corporate Auditor of Mitsubishi Tanabe Pharma Corporation, which is a subsidiary of the Company’s parent company.
•
Corporate Auditor Taigi Ito concurrently serves as an Outside Member of the Board of MCHC, an Outside Audit & Supervisory Board Member of IT Holdings Corporation, an and Outside Audit & Supervisory Board Member of Idemitsu Kosan Co., Ltd. MCHC is the Company’s parent company. There is no special relationship between the Company and IT Holdings Corporation and Idemitsu Kosan Co., Ltd.

(b)	Main Activities
Position	Name	Status of Activities
Outside Corporate Auditor	Takashi Nishida
Attended 13 out of 14 meetings of the Board of Directors, all 4 meetings of the Board of Corporate Auditors, and all 10 meetings of the Corporate Auditors Liaison Committee held during the fiscal year under review. He provided relevant input to the meetings based on the insight gained through his work at a bank and securities company.

Taigi Ito
Attended 12 out of 14 meetings of the Board of Directors, all 4 meetings of the Board of Corporate Auditors, and all 10 meetings of the Corporate Auditors Liaison Committee held during the fiscal year under review. He provided relevant input to the meetings based on his experience and specialist perspective as a certified public accountant.

Note:
The Company passed a resolution at its ordinary general meeting of shareholders held on June 23, 2015 to revise its Articles of Incorporation to the effect that it will not set up a Board of Corporate Auditors; however, a Corporate Auditors Liaison Committee has been established as an optional conference body since June 23, 2015 to carry out liaison and adjustment among corporate auditors and seek cooperation with the Internal Control Division, etc.

(c)	Aggregate amount of remuneration paid to outside directors/auditors
	Remuneration
Category	No. of Persons	Amount (in million yen)
Outside director/auditor	2	20
Note:
In addition to the above remuneration amount, ¥31 million of remuneration was paid by MCHC, the Company’s parent company, and Mitsubishi Tanabe Pharma Corporation, a subsidiary of MCHC, to Outside Corporate Auditors who concurrently serve as Outside Directors or Auditors of the Company’s parent company and its subsidiary.

4.	Matters Related to Accounting Auditor

(1)	Name
Ernst & Young ShinNihon LLC

(2)	Amount of Remuneration, etc.
		Amount Paid (in million yen)
(i)	Amount of audit remuneration to be paid by MCC to the Accounting Auditor	104
(ii)	Sum total of money and other financial benefits to be paid by MCC and its subsidiaries to the Accounting Auditor	368
Notes:
1.
As the amount of remuneration under the Companies Act and the amount of remuneration under the Financial Instruments and Exchange Act are not distinguished in the audit agreement between MCC and the Accounting Auditor, a sum total of these amounts is reported in (i) above.

2.
All Corporate Auditors checked the details of the audit plan of the Accounting Auditor, the execution status of duties of accounting audits, the calculation basis for remuneration estimates and reviewed their validity before approving of the amount of remuneration for the Accounting Auditor as prescribed in Article 399, Paragraph 1 of the Companies Act.

(3)	Content of Non-auditing Affairs
With respect to services that are not stipulated in Article 2, Paragraph 1 of the Certified Public Accountants Act (services other than audit attest services), the Company asks the Accounting Auditor to provide consulting services concerning business restructuring transactions.

(4)	Policy on Decision to Dismiss or Not Reappoint Accounting Auditor
If the Accounting Auditor is deemed to fall under any of the items prescribed in Article 340, Paragraph 1 of the Companies Act, the Corporate Auditors will dismiss the Accounting Auditor subject to unanimous consent of all Corporate Auditors.
In addition, if the Accounting Auditor is deemed to be incapable of performing the audit service in a proper manner, the Corporate Auditors will decide the details of the agenda that is submitted to the shareholders’ meeting concerning the dismissal or non-reappointment of the Accounting Auditor by a majority of the Corporate Auditors.
Note:
Ernst & Young ShinNihon LLC received a sanction from the Financial Services Agency (FSA) as noted in (6). However, the Corporate Auditors have decided to reappoint the Accounting Auditor with the unanimous consent of all Corporate Auditors as the following were verified: (i) the matters raised as reasons for the sanction were not found in the previous audits of the Company and its subsidiaries and thus the quality of these audits was ensured; and (ii) the firm developed and implemented an appropriate business improvement plan as required by the sanction.

(5)	Status of Audit of Financial Statements of MCC’s Subsidiaries by Certified Public Accountants or Audit Corporations other than the Accounting Auditor
Of MCC’s major subsidiaries, the overseas subsidiaries are audited by certified public accountants or audit corporations (including those locally certified) other than the Accounting Auditor, within the scope of the provisions of the Companies Act or the Financial Instruments and Exchange Act (or similar foreign laws and regulations).

(6)	Business Suspension Order Accounting Auditor Received in Past Two Years
Disciplinary actions announced by the Financial Services Agency on December 22, 2015 are as outlined below.
1)	Subject Ernst & Young ShinNihon LLC
2)	Details
•	Suspension of new business contracts operations for three months (January 1, 2016 to March 31, 2016)
•	Business improvement order (the improvement of business management structures)
3)	Reasons
•
In auditing the financial documents of other companies, the firm neglected due care and attested the financial documents containing material misstatements as if they contained no material misstatements.

•	The firm committed a grave breach of duty by failing to fully communicate past recommendations made by the Certified Public Accountants and Auditing Oversight Board across the organization.

5.	System to Ensure that the Company Operates in an Appropriate Manner and Overview of its Implementation

(1)	Basic Policy on Development of Systems for Assuring Operational Legitimacy
The Company’s basic policy on development of systems for assuring the operational legitimacy for which the Board of Directors has passed a resolution is as follows.
1)	System for ensuring that Directors’ and employees’ execution of their duties conforms to laws, regulations, and the Articles of Incorporation
i)
The Company shall treat the Group Charter of Corporate Behavior of the MCHC Group, to which the Company belongs, as the basic regulations on compliance matters within the Company and the corporate group with the Company as its parent company under the Companies Act (“MCC Group”).

ii)
Directors shall, in accordance with the Board of Directors’ regulations and other relevant rules and regulations, make decisions on important matters of the MCC Group at the Board of Directors, as well as mutually monitoring and supervising their execution of duties. Corporate Auditors shall, in accordance with corporate auditors’ audit standards, audit the Directors’ execution of duties by attending the Board of Directors meetings and other important meetings.

iii)	Management shall develop, properly operate and manage internal control systems in order to ensure the reliability of financial reporting.
iv)
In accordance with the Group Compliance Promotion Regulations and other relevant rules and regulations, Management shall develop a promoting framework for compliance, training and education programs, audit/monitoring systems, hotlines, and other compliance promotion programs of the MCC Group and properly operate and manage these programs by appointing a Corporate Executive Officer in charge of compliance promotion (Chief Compliance Officer).

2)	Regulations, structure and systems for managing risks of loss
The President shall be the Chief Risk Management Officer. In accordance with the Group’s Regulations on Risk Management and other relevant rules and regulations, the President shall be responsible for preventing serious risks from manifesting themselves in connection with or arising from the MCC Group’s business activities, and for developing, properly operating and managing risk management systems for minimizing damage if any risk manifests itself.

3)	System for ensuring that Directors execute their duties efficiently
i)
In accordance with MCHC’s medium-term management plan, business shall be promoted based on the business strategies set for each business segment. Specific management targets such as the annual budget shall be stipulated at the Board of Directors and their achievement sought.

ii)
Decision-making and execution of decisions concerning the Company’s management shall be carried out efficiently and properly by introducing an executive officer system and separating the supervision of management and execution, and defining the authority of decision-making bodies such as the Board of Directors as well as each job position, and the responsibilities of each department in the internal regulations.

4)	System for preserving and managing information related to Directors’ execution of their duties

In accordance with the Group Information Security Policy, Information Management Rules, and other relevant rules and regulations of MCHC and the Company, Management shall preserve and manage the minutes of the Board of Directors, the decision-making documents of the Executive Management Committee, approval documents, and other documents and electromagnetic records related to Directors’ execution of their duties, and develop a system that allows Directors and Corporate Auditors to inspect them.

5)	System for assuring operational legitimacy within the corporate group
In accordance with the Group’s Management Regulations and other relevant rules and regulations, Management shall implement the management of the MCC Group (management of business objectives, reporting and approval of important matters, and the Group’s internal audits, etc.) and ensure operational legitimacy within the MCC Group by sharing the MCHC Group’s internal control policies and systems covering compliance and risk management within the MCC Group.

6)	System for ensuring that Corporate Auditors’ audits are conducted in an effective manner
i)
Pursuant to regulations such as the Audit Standard of Corporate Auditors, Directors and employees shall inform the Corporate Auditors of any important management matters to the MCC Group (including any fact or fraudulent act that might do material harm to the Company or any important fact in violation of laws, regulations or Articles of Incorporation).

ii)	Management stipulates that any Director or employee of the MCC Group who has made a report to Corporate Auditors shall not be treated unfavorably.
iii)
Management shall allocate assistants to Corporate Auditors upon request of Corporate Auditors, and have them assist in auditing based on the instructions thereof. The appointment (transfer, evaluation, etc.) of assistants to Corporate Auditors shall be subject to approval of Corporate Auditors.

iv)
In order to ensure that Corporate Auditors’ audits are conducted in an effective manner, Management shall facilitate the Corporate Auditors’ regular meetings with senior executives, including the President, and coordination and information exchange between the Corporate Auditors and the Internal Audit Department.

v)	Of expenses incurred by the Corporate Auditors or assistants to Corporate Auditors, those deemed necessary for audits shall be borne by the Company.

(2)	Overview of implementation of system to ensure that the Company operates in an appropriate manner
In accordance with the above basic policy to develop a system to ensure that the Company operates in an appropriate manner, the Company has strived for the development of the system and its appropriate implementation. The overview of the implementation of the system during the fiscal year under review is as follows.
1)	System for ensuring that Directors’ and employees’ execution of their duties conform to laws, regulations, and Articles of Incorporation
•
The Company held 14 meetings of the Board of Directors (in addition to 2 written resolutions) to make timely and appropriate decisions concerning important management matters and report on managerial matters important to the MCC Group. Corporate Auditors attended all of the meetings, and audited the process of the decision-making.

•
In accordance with J-SOX of the Financial Instruments and Exchange Act, the Company conducted an Assessment on Internal Control Over Financial Reporting, and confirmed that the development and implementation of internal control were valid.

•
The Company strived for the development and implementation of a compliance promotion program, including compliance training and awareness surveys in and out of Japan, and monitored the development and implementation of the program at the MCC Compliance Promotion Committee.

2)	Regulations and other systems for managing risks of loss
•
At the Risk Management Committee (held twice a year), the Company identified important matters concerning the development and implementation of a risk management system, as well as priority risks, appointed a department in charge and reported the progress.

•
With regard to the business continuity management system for times of natural disaster such as the occurrence of a major earthquake, each business division formulated and started implementing a business continuity plan related to important products. In addition, each plant has formulated and is implementing a plant restoration plan, assuming that the damage to social infrastructure would reach a level equivalent to the level simulated by the local government upon the occurrence of a major earthquake. Plants also conducted examinations from the perspective of earthquake resistance and liquefaction.

•
The Company started operation of its Risk Management Database, and commenced unified management of risk information. Furthermore, it reviewed its Overseas Emergency Response Rules to develop a system that allows swift sharing of and response to safety confirmation information, etc.

•	In accordance with the Risk Management Regulations, the Company confirmed the risks of each department and the status of their management through audits.

3)	System for ensuring that Directors execute their duties efficiently
•
To achieve the goals of the “MCC APTSIS 15” medium-term management plan, the Company monitored the progress of performance of the specific action plans. In addition, any deviations from the plan were promptly addressed through discussions at the Management Plan Review Committee and the Executive Management Committee.

•	The “MCC APTSIS 20” new medium-term management plan was discussed at the Management Plan Review Committee and the Executive Management Committee, and resolved by the Board of Directors.
•	Important management matters for the MCC Group, including prior deliberation of agenda submitted to the Board of Directors, were reported to and deliberated at the Executive Management Committee.

4)	System for preserving and managing information related to Directors’ execution of their duties
•
Pursuant to the Document Handling Rules, the Company established that approvals obtained from Managing Executive Officers or higher shall be in writing, and managed through a database by setting the types and storage periods of documents to be stored as important documents, including decision-making and execution documents.

5)	System for assuring operational legitimacy within the corporate group
•
In order to assure operational legitimacy in the various transactions of the MCC Group, the Company applied strict approval processes and conducted internal audits, in accordance with matters stipulated in the Group’s Management Regulations.

•
In order to assure and promote compliance within the MCC Group, the Company provided necessary guidance and support to major subsidiaries and affiliates, in accordance with the MCC Group Compliance Promotion Policy.

•	The Company conducted interviews using the results of awareness surveys as well as liaison committees (held twice a year) targeting the MCC Group’s compliance promotion officers.
•	Pursuant to the Risk Management Regulations, the Company inspected the identification and reassessment of risks of major subsidiaries and affiliates.
•	In accordance with the “MCC APTSIS 15” medium-term management plan and the annual budget, the Company managed subsidiaries and supervised subsidiaries’ execution of duties as needed.
•
In accordance with the three-year plan that started in FY2014, the Company conducted internal audits at three bases of the Company (two plants and one branch office) and 10 departments of the Head Office, in addition to nine and 18 major subsidiaries and affiliates in Japan and abroad, respectively, to assist in the improvement of the development and implementation of internal control. Furthermore, the Company conducted accounting and finance-related audits of three small-scale subsidiaries and affiliates in Japan, and implemented proper treatment.

•	The Company sought cooperation with the internal audit departments of group companies through information liaison committees, and assisted in the development and implementation of internal control.

6)	System for ensuring that Corporate Auditors’ audits are conducted in an effective manner
•
Corporate Auditors attended the Executive Management Committee, Compliance Promotion Committee, Risk Management Committee, and other important meetings, in addition to meetings of the Board of Directors, and actively exchanged information with executive officers, including the President, and general managers. Furthermore, Corporate Auditors have cooperated closely with the internal audit divisions, such as receiving reports on activity status on a regular basis from the Internal Control Department (including the Internal Audit Office), and improved the effectiveness of audit.

•
Pursuant to the Audit Standard of Corporate Auditors, etc., Directors, Executive Officers, and employees referred important request forms to Corporate Auditors. In addition, they reported compliance matters, including hotline matters and the hotline implementation status, to the Corporate Auditors.

•
To assist Corporate Auditors with their audit operations, the Company has allocated two employees as assistants to Corporate Auditors. Transfer and evaluation of the assistants require prior approval of the Corporate Auditors.

•
The Company stipulated that any Director, Executive Officer or employee of the MCC Group who has made a report to Corporate Auditors shall not be treated unfavorably because of the report, and of expenses incurred by Corporate Auditors, those deemed necessary for the execution of their duties shall be borne by the Company, and has implemented such matters as stipulated.

MITSUBISHI CHEMICAL CORPORATION
Consolidated Balance Sheet
22nd Consolidated Fiscal Year (As of March 31, 2016)

Unit: Millions of yen
Assets
Current assets:
Cash and deposits	51,530
Trade receivables	257,617
Inventories	272,244
Deferred income taxes—current	13,952
Other	79,785
Allowance for doubtful accounts	(572)
Total current assets	674,556

Fixed assets
Property, plant and equipment:
Buildings and structures	130,247
Machinery and equipment	176,770
Land	128,377
Construction in progress	22,913
Other	11,507
Total property, plant and equipment	469,814

Intangible fixed assets:
Goodwill	7,137
Other	15,768
Total intangible fixed assets	22,905

Investments and other assets:
Investment securities	163,713
Long-term loans receivable	1,393
Deferred income taxes—noncurrent	26,063
Assets for retirement benefit	1,395
Other	15,209
Allowance for doubtful accounts	(314)
Total investments and other assets	207,459
Total fixed assets	700,178
Total assets	1,374,734

1

MITSUBISHI CHEMICAL CORPORATION
Consolidated Balance Sheet (continued)
22nd Consolidated Fiscal Year (As of March 31, 2016)
Unit: Millions of yen
Liabilities
Current liabilities:
Trade payables	203,194
Short-term borrowings	429,920
Accrued income taxes	6,419
Accrued bonuses to employees	16,210
Reserve for periodic repairs scheduled within one year	6,080
Reserve for current portion of prospective loss on removal of fixed assets	3,893
Other	122,088
Total current liabilities	787,804
Long-term liabilities:
Long-term borrowings	114,406
Accrued retirement benefits for directors	855
Reserve for periodic repairs	1,571
Reserve for prospective loss on removal of fixed assets	982
Reserve for costs associated with liquidation of subsidiaries and affiliates	415
Reserve for environmental measures	2,334
Liabilities for retirement benefit	63,982
Other	21,986
Total long-term liabilities	206,531
Total liabilities	994,335
Net Assets
Shareholders’ equity:
Common stock	50,000
Additional paid-in capital	12,929
Retained earnings	187,700
Total shareholders’ equity	250,629
Accumulated other comprehensive income:
Net unrealized holding gain on other securities	38,917
Loss on deferred hedges	(15)
Land revaluation surplus	790
Foreign currency translation adjustments	2,537
Accumulated adjustment for retirement benefit	1,058
Total accumulated other comprehensive income	43,287
Non-controlling interests	86,483
Total net assets	380,399
Total liabilities and net assets	1,374,734

2

MITSUBISHI CHEMICAL CORPORATION
Consolidated Statement of Income
22nd Consolidated Fiscal Year (Year ended March 31, 2016)
Unit: Millions of yen

Net sales	1,745,987
Cost of sales	1,495,142
Gross profit	250,845
Selling, general and administrative expenses	181,453
Operating income	69,392
Other income
Interest income	785
Dividend income	6,530
Equity in earnings of affiliates	3,628
Rent income on non-current assets	2,071
Other	3,068
Total other income	16,082
Other expenses
Interest expenses	7,833
Foreign exchange losses, net	5,597
Adjustments for personnel expenses for seconded staff	1,166
Loss on sales and disposal of property, plant and equipment	1,069
Other	5,442
Total other expenses	21,107
Ordinary income	64,367
Extraordinary income
Gain on sales of investment securities	9,530
Gain on contribution of securities to retirement benefit trust	1,816
Gain on sales of fixed assets	1,171
Other	403
Total extraordinary income	12,920
Extraordinary losses
Impairment loss	70,059
Loss on sales and disposal of property, plant and equipment	2,119
Loss on sale of shares of subsidiaries and associates	1,677
Other	1,899
Total extraordinary losses	75,754
Income before income taxes and minority interests in consolidated subsidiaries	1,533
Current income taxes	9,184
Deferred income taxes	16,720
Loss	24,371
Profit attributable to non-controlling interests	9,787
Loss attributable to owners of parent	34,158

3

MITSUBISHI CHEMICAL CORPORATION
Consolidated Statement of Changes in Net Assets
22nd Consolidated Fiscal Year (Year ended March 31, 2016)
Unit: Millions of yen
	Shareholders’ equity
	Common stock	Additional paid-in capital	Retained earnings	Total shareholders’ equity
Balance at April 1, 2015	50,000	13,204	223,769	286,973
Changes during the fiscal year
Cash dividends			(2,180)	(2,180)
Loss attributable to owners of parent			(34,158)	(34,158)
Changes in equity of the parent related to transactions with non-controlling shareholders		(275)		(275)
Change of scope of equity method			(493)	(493)
Reversal of land revaluation surplus			762	762
Net change in items other than those in shareholders’ equity
Total changes during fiscal year	–	(275)	(36,069)	(36,344)
Balance at March 31, 2016	50,000	12,929	187,700	250,629

Unit: Millions of yen
	Accumulated other comprehensive income
	Net unrealized holding gain on other securities	Gain (Loss) on deferred hedges	Land revaluation surplus	Foreign currency translation adjustments	Accumulated adjustment for retirement benefits	Total accumulated other comprehensive income	Non-controlling interests	Total net assets
Balance at April 1, 2015	74,055	20	1,682	2,426	11,205	89,388	83,251	459,612
Changes during the fiscal year
Cash dividends								(2,180)
Loss attributable to owners of parent								(34,158)
Changes in equity of the parent related to transactions with non-controlling shareholders								(275)
Change of scope of equity method								(493)
Reversal of land revaluation surplus								762
Net change in items other than those in shareholders’ equity	(35,138)	(35)	(892)	111	(10,147)	(46,101)	3,232	(42,869)
Total changes during fiscal year	(35,138)	(35)	(892)	111	(10,147)	(46,101)	3,232	(79,213)
Balance at March 31, 2016	38,917	(15)	790	2,537	1,058	43,287	86,483	380,399

4

Notes to the Consolidated Financial Statements

Basis of Preparation of Consolidated Financial Statements

1.	Scope of Consolidation
(1)	Number of consolidated subsidiaries and names of major consolidated subsidiaries
Number of consolidated subsidiaries: 130
Names of major consolidated subsidiaries: Nippon Kasei Chemical Company Limited, The Nippon Synthetic Chemical Industry Co., Ltd., Japan Polypropylene Corporation
(Increase: 2 companies)
-	Increase as a result of new share acquisition: Eisai Food & Chemical Co., Ltd.
-	Increase as a result of new establishment: Mytex Polymers de Mexico, S.A. de C.V. (Decrease: 3 companies)
-	Decrease as a result of extinction in mergers: Dia Packaging Materials Co., Ltd. and two other companies

(2)	Names and other details of major non-consolidated subsidiaries
Name of major non-consolidated subsidiary: Ningbo Lingxin Logistics Co., Ltd.
This non-consolidated subsidiary is excluded from the scope of consolidation because any total amount of total assets, net sales, profit or loss corresponding to the equities held by MCC, or retained earnings corresponding to the equities held by MCC, of this company, does not have material impact on MCC’s consolidated financial statements.

5

2.	Scope of Equity Method
(1)	Number of non-consolidated subsidiaries and affiliates to which the equity method is applied and names of major non-consolidated subsidiaries and affiliates
Number of affiliates to which equity method is applied: 31
Name of major affiliate: Mitsubishi Engineering-Plastics Corporation
(Decrease: 2 companies)
-	Decrease as a result of sale of shares: Kawasaki Kasei Chemicals Ltd. and one other company

(2)	Names and other details of non-consolidated subsidiaries and affiliates to which the equity method is not applied
Names of major non-consolidated subsidiaries: Ningbo Lingxin Logistics Co., Ltd., Kakujo Sanso Center Co., Ltd.
These non-consolidated subsidiaries and affiliates are excluded from the scope of equity method companies because any total amount of profit or loss corresponding to the equities held by MCC, or retained earnings corresponding to the equities held by MCC, of these companies, does not have material impact on MCC’s consolidated financial statements.

3.	Matters Related to Fiscal Year of Consolidated Subsidiaries
Since the book-closing date was changed in the current consolidated fiscal year from December 31 to March 31 for Beijing Ju-Ling-Yan Plastic Company Limited, Mytex Polymers (Thailand) Co., Ltd., Mitsubishi Chemical Performance Polymers (China) Co., Ltd., Mitsubishi Chemical Performance Polymers (Thailand) Co., Ltd., Advanced Plastic Compounds Singapore Pte Ltd., MCC Insurance Pte.Ltd., and MC Solution Co., Ltd., the consolidated financial statements have been prepared based on the total of the 12-month financial statements of the above-mentioned companies closed on December 31, 2015 and their three-month financial statements closed on March 31, 2016.

6

4.	Significant Accounting Policies
(1)	Valuation methods of securities
Other securities with quoted market prices
Stated at fair value, based on market price at the closing date, or calculated by other means. The difference between the acquisition cost and the carrying value of other securities, including unrealized gain and loss, net of the applicable income taxes, is recognized as a component of net assets, and the cost of other securities sold is principally computed by the moving average method.
Other securities without quoted market prices
Stated at cost principally based on the moving average method.

(2)	Valuation methods of inventories
Merchandise, finished goods, raw materials and other inventories
Stated at cost principally based on the moving average method
Supplies (excluding packaging materials and deteriorated assets)
Stated at cost principally based on the periodic average method
Balance sheet amounts are calculated by means of devaluation reflecting downturn of profitability.

(3)	Method of depreciating important depreciable assets
Principally by the straight-line method

(4)	Basis for significant reserves
(a)	Allowance for Doubtful Accounts
To provide for bad-debt losses on its receivables, estimates of uncollectible amounts are provided for primarily on the basis of a historical rate derived from the actual uncollectible amounts in prior years in respect of general receivables, and on the basis of individual examinations of recoverability in respect of specified doubtful receivables.

(b)	Accrued Bonuses to Employees
To provide for employees’ bonuses, etc., the MCC accrues an estimated reserve for the current consolidated fiscal year as an amount corresponding to the current portion of estimated bonus payments as well as the estimated amount to be borne by the MCC as social insurance premium corresponding to the relevant estimated bonus payment.

7

(c)	Reserve for Periodic Repairs
To provide for costs of periodic repairs of production facilities in plants and oil tanks, estimates of those of the said costs which MCC and its consolidated subsidiaries should bear during the consolidated fiscal year under review are recorded.

(d)	Accrued Retirement Benefits for Officers
Accrued retirement benefits for officers and executive officers are determined principally based on internal regulations.

(e)	Reserve for Costs Associated with Liquidation of Subsidiaries and Affiliates
MCC and its consolidated subsidiaries provide for estimated costs associated with liquidation of some of its subsidiaries and affiliates.

(f)	Reserve for Prospective Loss on Removal of Fixed Assets
MCC and its consolidated subsidiaries provide for estimated losses that may be incurred in the wake of removal of fixed assets.

(g)	Reserve for Environmental Measures
An amount is earmarked in order to provide for any loss that MCC may be required to bear in the future in connection with construction work aimed at environmental measures.

(5)	Other significant matters related to preparation of consolidated financial statements
(i)	Accounting treatment on retirement benefit
To provide for employees’ retirement benefits, the MCC states the amount of retirement benefit liabilities and the expected value of pension assets as of the end of the current consolidated fiscal year. In calculating the projected retirement benefit liabilities, the benefit formula basis is applied to attribute the expected benefit attributable to the respective consolidated fiscal year. Unrecognized net actuarial gain (loss) is amortized on a straight-line basis over a specified number of years (primarily five years) within the employees’ average remaining service period, commencing from the next consolidated fiscal year of incurrence. Prior service cost is amortized on a straight-line basis over a specified number of years (primarily five years) within the employees’ average remaining service period at incurrence.

8

(ii)	Standard for translating significant foreign currency assets and liabilities into Japanese yen
Monetary claims and debts denominated in foreign currencies are translated into Japanese yen at the spot exchange rates prevailing on the closing date, and any translation difference is treated as a gain or loss. The assets and liabilities of MCC’s overseas subsidiaries are translated into Japanese yen at the spot exchange rates prevailing on the closing date. Earnings and expenses of the said subsidiaries are translated into Japanese yen at the average spot exchange rates during the term, and any translation difference is included in “Non-controlling interests in consolidated subsidiaries” and “Foreign currency translation adjustments” within “Net Assets.”

(iii)	Method and period of amortization of goodwill
Goodwill is amortized using the straight-line method over a period not exceeding 20 years, determined in consideration of the source of goodwill. Goodwill arising from conversion of Eisai Food & Chemical Co., Ltd. into a wholly owned subsidiary is being amortized over 14 years, whereas amortization of goodwill arising from conversion of The Nippon Synthetic Chemical Industry Co., Ltd. into a consolidated subsidiary is being made over 10 years, and other goodwill is mainly amortized evenly over five years.

(iv)	Accounting treatment of consumption taxes: Net of tax

(v)	Consolidated taxation system: The MCC adopts the consolidated taxation system as a consolidated taxable subsidiary of Mitsubishi Chemical Holdings Corporation, the taxable parent company.

9

5.	Changes in Accounting Policies
(Changes in accounting policies)
Accounting Standard for Business Combinations, etc.
As a result of the application of the “Revised Accounting Standard for Business Combinations” (ASBJ Statement No. 21, September 13, 2013; hereinafter the “Business Combinations Accounting Standard”), “Revised Accounting Standard for Consolidated Financial Statements” (ASBJ Statement No. 22, September 13, 2013; hereinafter the “Consolidated Accounting Standard”), “Revised Accounting Standard for Business Divestitures” (ASBJ Statement No. 7, September 13, 2013; hereinafter the “Business Divestitures Accounting Standard”), and other standards from the fiscal year under review, the accounting method has been changed to the one whereby the difference associated with changes in equity in subsidiaries remaining under the control of the MCC is recorded as additional paid-in capital and acquisition-related costs are recorded as expenses for the fiscal year when they are incurred. Furthermore, for business combinations carried out on or after April 1, 2015, changes have been made to the accounting method for cases when, in the fiscal year following the fiscal year of the business combination, it becomes necessary to conduct a review of the allocable amount of acquisition cost because the target of a tentative accounting treatment is now finalized. The new method for the aforementioned separately presents the amount of the effect from the revision on the beginning balance of the fiscal year in which that revision was performed and states a beginning balance for that fiscal year that reflects the amount of that effect. Changes have also been made in the presentations of, etc., including a change from “minority interests” to “non-controlling interests.”
With regard to the application of the Business Combinations Accounting Standard, the transitional treatment as set forth in Article 58-2 (4) of the Business Combinations Accounting Standard, Article 44-5 (4) of the Consolidated Accounting Standard, and Article 57-4 (4) of the Business Divestitures Accounting Standard has been adopted from the beginning of the consolidated fiscal year under review onward.
The effects on operating income, ordinary income, and profit before income taxes for the fiscal year under review and additional paid-in capital at the end of the consolidated fiscal year under review is minimal.

10

6.	Additional Information
(Impacts of changes in corporation tax rate, etc.)
On March 29, 2016, the “Act for Partial Revision of the Income Tax Act, etc.” (Act No. 15 of 2016) and the “Act for Partial Revision of the Local Tax Act, etc.” (Act No. 13 of 2016) were enacted, under which the corporation tax rate, etc. would be changed in the consolidated fiscal year commencing on or after April 1, 2016. Accordingly, for the consolidate fiscal year under review, the MCC calculated deferred tax assets and deferred tax liabilities using the statutory effective tax rate based on a revised tax rate corresponding to a consolidated fiscal year, in which taxable temporary differences are expected to be eliminated.
With respect to carry-forward of losses, an amount equivalent to sixty hundredths of income before carry-forward of losses for a consolidated fiscal year that starts on April 1, 2016 and after, an amount equivalent to fifty-five hundredths of income before carry-forward of losses for a consolidated fiscal year that starts on April 1, 2017 and after and an amount equivalent to fifty hundredths of income before carry-forward of losses for a consolidated fiscal year that starts on April 1, 2018 and after would be the limit for carry-forward.
As a result, compared with the method used in the previous fiscal year, deferred tax assets (the amount after deducting deferred tax liabilities), income taxes-deferred, and valuation difference on available-for-sale securities as of the end of the current consolidated fiscal year increased by 6 million yen, 923 million yen, and 882 million yen, respectively.

Notes to the Consolidated Balance Sheets

1.	Assets Pledged as Collateral and Debt Obligations Covered by Collateral
Assets pledged as collateral
Buildings and structures	¥5,341 million
Land	¥8,376 million
Machinery and equipment, etc.	¥34,609 million
Amount of debt obligations covered by collateral	¥9,396 million

2.	Accumulated Depreciation on Total Property, Plant and Equipment
¥1,587,059 million
Accumulated impairment losses of ¥73,988 million are included in the accumulated depreciation.

11

3.	Contingent Liabilities
Liabilities on guarantee for bank borrowings
Guarantees	¥13,309 million
(Of which ¥13,294 million is borne by the MCC Group)
Stand-by guarantees	¥95 million
(Of which ¥95 million is borne by the MCC Group)

4.	Trademark Infringement Lawsuit
The consolidated subsidiary Verbatim Corporation (U.S.A.) was sued for trademark infringement in Brazil. In May 2007, a court in Manaus, in the Brazilian state of Amazonas, ruled in favor of the plaintiff and ordered Verbatim Corporation (U.S.A.) to pay R$377 million (equivalent to ¥11,811 million). Verbatim Corporation, believing that no trademark infringement took place, and dissatisfied with the fact that reasons for recognizing the plaintiff’s monetary claim were not disclosed, immediately filed an appeal with the Superior Court of Justice in Brasilia. In February 2008, the Superior Court of Justice in Brasilia ruled in favor of Verbatim Corporation and returned the case to the Manaus court for retrial.
Subsequently, a disadvantageous ruling was laid down in the retrial, and Verbatim Corporation (U.S.A.) filed a special appeal in the Superior Court of Justice in Brasilia expressing its dissatisfaction with the retrial ruling. In June 2011, the Superior Court of Justice in Brasilia made the decision to dismiss the trademark infringement lawsuit and the lawsuit for calculation of damages for which the amount of damages was announced by the aforesaid lower court judgment. However, in April 2012, the plaintiff demanded the Superior Court of Justice to clarify the judgment, and it is not possible to completely rule out the possibility that counterarguments will be brought forward by the plaintiff in the future.

12

Notes to the Consolidated Statement of Income

1.	Impairment Loss
In principle, the MCC Group classifies assets by business unit based on relevance such as business, production process and region. With respect to idle assets, the MCC Group determines whether to recognize impairment loss by individual asset. In the consolidated fiscal year under review, the MCC Group recorded impairment loss of ¥70,059 million as extraordinary losses. Major assets the MCC Group recorded impairment loss for include the following:
Use	Location	Type	Impairment loss
Production facility for terephthalic acid (Note 1)	MCC PTA India Corp. Private Limited (West Bengal, India)	Machinery and equipment, etc.	43,217 million yen
Production facility for terephthalic acid (Note 2)	Ningbo Mitsubishi Chemical Co., Ltd. (Zhejiang, China)	Machinery and equipment, etc.	20,435 million yen
Production facility for electrolyte	MC Ionic Solutions UK Ltd. (Stockton-on-Tees, U.K.)	Machinery and equipment, etc.	3,076 million yen
Production facility for toner Product warehouse and common building	Mitsubishi Kagaku Imaging Corporation (Virginia, U.S.A.)	Buildings and structures, machinery and equipment, etc.	2,033 million yen

*Details of impairment loss
- Production facility for terephthalic acid (Note 1, India)
¥43,217 million (Machinery and equipment: ¥37,100 million, Other: ¥6,117 million)
As MCC PTA India Corp. Private Ltd. in India has performed poorly and its business environment cannot be expected to recover in future, recovery of investments seems unlikely. Accordingly, the carrying value of its production facility for terephthalic acid was reduced to the recoverable value. The recoverable value is measured based on the use value, and the discount rate is omitted as its undiscounted future cash flows are negative.

- Production facility for terephthalic acid (Note 2, China)
¥20,435 million (Machinery and equipment: ¥18,652 million, Other: ¥1,783 million)
As Ningbo Mitsubishi Chemical Co., Ltd. in China has performed poorly and its business environment cannot be expected to recover in future, recovery of investments seems unlikely. Accordingly, the carrying value of its production facility for terephthalic acid was reduced to the recoverable value. The recoverable value is measured based on the true cash value.

13

- Production facility for electrolyte
¥3,076 million (Machinery and equipment: ¥2,804 million, Other: ¥272 million)
Due to sluggish sales volume and the small chance of a significant sales increase, MC Ionic Solutions UK Ltd. in the U.K. decided to close down its production plant for electrolyte. Accordingly, its carrying value was reduced to the recoverable value as recovery of assets became unlikely. The recoverable value is measured based on the use value, and the discount rate is omitted as undiscounted future cash flows are negative.

- Production facility for toner, product warehouse and common buildings
¥2,033 million (Buildings and structures: ¥1,668 million, Machinery and equipment: ¥255 million, Other: ¥110 million)
The carrying value of the production facility for toner and product warehouses and common buildings at Mitsubishi Kagaku Imaging Corporation in the U.S. was reduced to the recoverable value as recovery of assets became unlikely after the company decided to close down of the plant due to a significant decline in profitability amid a worsening market environment. The recoverable value is measured based on the use value by discounting its future cash flows at 12.5%.

Notes to the Consolidated Statement of Changes in Net Assets

1.	Matters Related to Class and Number of Issued Shares
Class and total number of issued shares as of the close of the consolidated fiscal year under review:
Common stock                                           2,177,675 thousand shares

2.	Matters Related to Dividends
Dividends paid to shareholders
Resolution	Share Class	Aggregate Amount of Dividends	Entitlement Date	Effective Date
Board of Directors meeting November 4, 2015	Common stock	¥2,180 million	September 30, 2015	December 1, 2015

14

Notes on Financial Instruments

1.	Matters Related to Status of Financial Instruments
The Group manages funds with highly safe and secure financial assets, mainly short-term bank deposits, and procures funds mainly through bank loans and borrowings from Mitsubishi Chemical Holdings Group. For the purpose of the Group-based efficient use of funds and reduction of the financing cost, a CMS (cash management system) has been introduced, and lending and borrowing has been implemented between the Group companies and with the Mitsubishi Chemical Holdings Group.
With respect to the credit risk of customers associated with notes and accounts receivable, the MCC implements risk reduction measures in accordance with its credit management rules. Foreign exchange risks relevant to trade receivables in foreign currency are hedged using forward exchange contracts, as necessary. As to investment securities, which are shares mainly held for the purposes of business and capital alliances, etc. with business partners, the MCC periodically reviews the fair values of the shares and the financial conditions of the issuers (business partners), etc.
Notes and accounts payables are mainly due within one year. Exchange fluctuation risks associated with some accounts payable in foreign currency are hedged using forward exchange contracts, as necessary.
Loans payable are procured for the purpose of business transactions and capital expenditure, and some of these transactions are hedged using interest rate swaps to reduce the interest rate fluctuation risk, and currency swaps to minimize the exchange fluctuation risk.
Derivatives transactions are conducted within the actual demand in accordance with the MCC’s internal control rules.

15

2.	Matters Related to Fair Value of Financial Instruments
The amounts booked on the consolidated balance sheet, fair value and the amount of differences as of March 31, 2016 (consolidated financial settlement date for the fiscal year under review) were as described below:
Unit: Millions of yen
		Amount booked on consolidated balance sheet (*)	Quoted Market Price (*)	Amount of Difference
(1)	Cash and deposits	51,530	51,530	–
(2)	Trade receivables	257,617	257,617	–
(3)	Investment securities Other securities	89,048	89,048	–
(4)	Trade payables	(203,194)	(203,194)	–
(5)	Short-term borrowings	(429,920)	(429,920)	–
(6)	Long-term borrowings	(114,406)	(117,497)	3,091
(7)	Derivatives transactions
	(i) Derivatives transactions to which hedge accounting is not applied	1	1	–
	(ii) Derivatives transactions to which hedge accounting is applied	(16)	(16)	–
(*) Amounts for those items which were booked as liabilities are shown within brackets.
(Note 1)	Matters Related to Methods of Calculation of Fair Value of Financial Instruments and Securities and Derivatives Transactions
(1)	Cash and Deposits, and (2) Trade Receivable
These items are settled over a short period of time and their fair value is virtually equal to their book value. Hence, their fair value is based on the relevant book value.
(3)	Investment Securities
Fair values of stock are the prices quoted on the relevant stock exchanges.
(4)	Trade Payable, and (5) Short-Term Borrowings
These items are settled over a short period of time and their fair value is virtually equal to their book value. Hence, their fair value is based on the relevant book value.
(6)	Long-Term Borrowings
The fair value of these items is based primarily on the method of calculation whereby the sum of principal and interest is discounted by an assumed interest rate on the assumption that the said sum is freshly borrowed in a similar manner. Some long-term borrowings with floating interest rates are prescribed to be subject to special accounting treatment applicable to interest rate swaps. Hence the fair value of a long-term borrowing is based on the method of calculation whereby the sum of principal and interest, treated in combination with the said interest rate swap, is discounted by a reasonably estimable interest rate on the assumption that the said sum is freshly borrowed in a similar manner. (see (7) below)
(7)	Derivatives Transactions
The fair value of these transactions is based on the prices indicated by counterparty financial institutions. Those subject to special accounting treatment applicable to interest rate swaps are treated in combination with long-term borrowings as hedged items. Hence their fair value is included in that of long-term borrowings. (see (6) above)

16

(Note 2) Financial instruments for which it was considered extremely difficult to figure out fair value

Unit: Millions of yen
Classification	Amount booked on consolidated balance sheet
Unlisted shares	73,663
Equity securities	1,002
These financial instruments were not included in “(3) Investment Securities” because no market prices existed for them and their future cash flows could not be estimated and hence it was extremely difficult to figure out their fair value.

Notes on Per Share Information

Net assets per share	¥134.96
Loss per share	¥15.68

17

Notes on Business Combination

(Transactions under common control, etc.)
(1)	Outline of transactions
(i)	Name and the outline of the target business
Administration of the bonds issued by the MCC (hereinafter, “the Business”)
(ii)	Date of business combination
March 28, 2016
(iii)	Legal form of the business combination
An absorption-type company split in which the MCC is the splitting company and Mitsubishi Chemical Holdings Corporation is the succeeding company.
(iv)	Name of the company after business combination
Remains unchanged.
(v)	Other matters concerning the outline of the transaction
In accordance with the absorption-type company split contract concluded on February 24, 2016, the MCC transferred its rights and obligations relating to the Business to Mitsubishi Chemical Holdings Corporation. The purpose of this transaction is to concentrate the Group’s bond administration businesses in the latter company. The assumption of all obligations was implemented without recourse to the MCC.
The split assets and liabilities are shown below:

Assets	Liabilities
40,138 million yen	40,138 million yen

(2)	Outline of the implemented accounting treatments
This transaction is recorded as a transaction under common control, based on the “Accounting Standard for Business Combinations” (ASBJ Statement No.21, September 13, 2013) and the “Application Guidance on Accounting Standard for Business Combinations and Accounting Standard for Business Divestitures” (ASBJ Guidance No.10, September 13, 2013).

18

Non-consolidated Financial Statements for the 22nd Fiscal Year

(April 1, 2015 to March 31, 2016)

Mitsubishi Chemical Corporation

Hiroaki Ishizuka, President and Chief Executive Officer

1

MITSUBISHI CHEMICAL CORPORATION
Non-consolidated Balance Sheet
As of March 31, 2016

Unit: Millions of yen
Assets
Current assets:
Cash and deposits	2,323
Notes receivable-trade	704
Accounts receivable-trade	95,877
Merchandise and finished goods	57,825
Work in process	2,020
Raw materials and supplies	47,209
Advance payments-trade	2,461
Prepaid expenses	1,860
Short-term loans receivable from subsidiaries and affiliates	19,082
Accounts receivable-other	21,619
Deferred income taxes—current	6,012
Lease receivables	269
Other	1,047
Allowance for doubtful accounts	(9)
Total current assets	258,303
Fixed assets:
Property, plant and equipment
Buildings	31,343
Structures	34,334
Machinery and equipment	79,045
Vehicles	22
Tools, furniture and fixtures	2,665
Land	70,255
Leased assets	108
Construction in progress	9,487
Total property, plant and equipment	227,261
Intangible fixed assets:
Patent right	362
Leasehold right	3
Software	2,593
Other	34
Total intangible fixed assets	2,993

2

MITSUBISHI CHEMICAL CORPORATION
Non-consolidated Balance Sheet (continued)
As of March 31, 2016

Unit: Millions of yen
Investments and other assets:
Investment securities	94,562
Stocks of subsidiaries and affiliates	137,141
Investments in other securities of subsidiaries and associates	9,010
Investments in affiliated companies	5,277
Long-term loans receivable from employees	78
Long-term loans receivable from subsidiaries and affiliates	40,203
Long-term prepaid expenses	2,340
Deferred income taxes—current	18,254
Lease receivables	1,135
Other	2,331
Allowance for doubtful accounts	(39,834)
Total investments and other assets	270,498
Total fixed assets	500,753
Total assets	759,056

3

MITSUBISHI CHEMICAL CORPORATION
Non-consolidated Balance Sheet (continued)
As of March 31, 2016
Unit: Millions of yen
Liabilities
Current liabilities:
Accounts payable-trade	97,444
Short-term borrowings	138,765
Short-term borrowings to subsidiaries and affiliates	46,557
Current portion of long-term borrowings	31,330
Current portion of long-term loans payable to subsidiaries and associates	20,000
Lease obligations	44
Accounts payables	24,938
Accrued expenses	5,747
Accrued income taxes	823
Advances received	631
Deposits received	14,110
Accrued bonuses	5,876
Reserve for periodic repairs scheduled within one year	2,701
Reserve for current portion of prospective loss on removal of fixed assets	3,879
Other	3,407
Total current liabilities	396,258
Long-term liabilities:
Long-term borrowings	74,723
Lease obligations	68
Provision for retirement benefits	37,799
Reserve for periodic repairs	1,564
Reserve for prospective loss on removal of fixed assets	979
Reserve for costs associated with liquidation of subsidiaries and affiliates	415
Provision for loss on business of subsidiaries and associates	37,247
Provision for loss on guarantees	25,813
Reserve for environmental measures	2,333
Other	9,273
Total long-term liabilities	190,220
Total liabilities	586,478

4

MITSUBISHI CHEMICAL CORPORATION
Non-consolidated Balance Sheet (continued)
As of March 31, 2016
Unit: Millions of yen
Net Assets
Shareholders’ equity:
Common stock	50,000
Additional paid-in capital	13,080
Legal capital surplus	12,500
Other capital surplus	580
Retained earnings	73,534
Other retained earnings	73,534
Retained earnings brought forward	73,534
Total shareholders’ equity	136,614

Valuation and translation adjustments:
Net unrealized holding gain on other securities	35,938
Loss on deferred hedges	25
Total valuation and translation adjustments	35,963
Total net assets	172,578
Total liabilities and net assets	759,056

5

MITSUBISHI CHEMICAL CORPORATION
Non-consolidated Statement of Income
Year ended March 31, 2016

Unit: Millions of yen

Net sales	771,977
Cost of sales	682,364
Gross profit	89,613
Selling, general and administrative expenses	68,646
Operating income	20,967
Other income
Interest income	959
Dividends income	16,802
Other	3,157
Total other income	20,918
Other expenses
Interest expenses	4,572
Provision of allowance for doubtful accounts	27,449
Provision for loss on guarantees	17,390
Foreign exchange losses	1,748
Provision for loss on business of subsidiaries and associates	1,233
Other	4,177
Total other expenses	56,572
Ordinary loss	14,686
Extraordinary income
Gain on sales of investment securities	9,581
Gain on contribution of securities to retirement benefit trust	1,816
Gain on sales of fixed assets	426
Other	360
Total extraordinary income	12,185
Extraordinary losses
Provision of allowance for doubtful accounts	12,620
Loss on valuation of investment securities	11,756
Provision for loss on guarantees	8,422
Impairment loss	1,084
Other	484
Total extraordinary losses	34,368
Loss before income taxes	36,869
Current income taxes	(2,739)
Deferred income taxes	11,360
Loss	45,490

6

MITSUBISHI CHEMICAL CORPORATION
Non-consolidated Statement of Changes in Net Assets
Year ended March 31, 2016

Unit: Millions of yen
	Shareholders’ equity
		Additional paid-in capital			Retained earnings
	Common stock	Legal capital	Other capital	Total capital	Other retained earnings	Total shareholders’
		surplus	surplus	surplus	Retained earnings brought forward	equity
Balance at April 1, 2015	50,000	12,500	580	13,080	121,204	184,284
Changes during the fiscal year
Cash dividends (Note)				–	(2,180)	(2,180)
Loss				–	(45,490)	(45,490)
Net change in items other than those in shareholders’ equity
Total changes during the fiscal year	–	–	–	–	(47,670)	(47,670)
Balance at March 31, 2016	50,000	12,500	580	13,080	73,534	136,614

Unit: Millions of yen
	Valuation and translation adjustment
	Net unrealized holding gain on other securities	Deferred gains or losses on hedges	Total valuation and translation adjustments	Total net assets
Balance at April 1, 2015	69,976	5	69,982	254,266
Changes during the fiscal year
Cash dividends (Note)			–	(2,180)
Loss			–	(45,490)
Net change in items other than those in shareholders’ equity	(34,038)	19	(34,018)	(34,018)
Total changes during the fiscal year	(34,038)	19	(34,018)	(81,688)
Balance at March 31, 2016	35,938	25	35,963	172,578
Note:	Interim dividends (2,180 million yen) from other retained earnings paid based on a resolution of the Board of Directors in November 2015.

7

Notes to the Non-consolidated Financial Statements

Matters Concerning Significant Accounting Policies

1.	Valuation Methods of Securities
Subsidiaries’ and affiliates’ stocks
Stated at cost based on the moving average method
Other securities with quoted market prices
Market value method based on average market prices, etc. as of the end of fiscal year (Any valuation differences are directly charged or credited to net assets and cost of securities sold is calculated by the moving average method.)
Other securities without quoted market prices
Stated at cost based on the moving average method

2.	Method and Standard of Inventory Assets Evaluation
Merchandise, finished products, raw materials and other inventory assets: weighted average cost method
Supplies (excluding packaging materials and deteriorated assets): moving average cost method
Balance sheet values are calculated applying the book value devaluation method based on lowered profitability.

3.	Depreciation of Non-current Assets
1)	Property, plant and equipment (excluding leased assets): Straight-line method
2)	Intangible assets (excluding leased assets): Straight-line method
Depreciation of software for internal use is calculated by the straight-line method based on its useful life (five years).
3)	Leased assets
Leased assets relating to finance lease transactions without transfer of ownership:
Depreciation is computed using the straight-line method based on the assumption that the useful life equals the lease term and the residual value equals zero.

4.	Basis for Reserves
(a)	Allowance for Doubtful Accounts
To provide for bad-debt losses on its receivables, estimates of uncollectible amounts are provided for primarily on the basis of a historical rate derived from the actual uncollectible amounts in prior years in respect of general receivables, and on the basis of individual examinations of recoverability in respect of specified doubtful receivables.

8

(b)	Accrued Bonuses to Employees
To provide for employees’ bonuses, etc., the MCC accrues an estimated reserve for the current consolidated fiscal year as an amount corresponding to the current portion of estimated bonus payments as well as the estimated amount to be borne by the MCC as social insurance premium corresponding to the relevant estimated bonus payment.

(c)	Provision for Retirement Benefits
To prepare for employees’ retirement benefits, the MCC states the amount of retirement benefit liabilities and the expected value of pension assets as of the end of the current fiscal year.

Method of attributing expected benefit to periods: The benefit formula basis is adopted.
Amortization and amortization period of unrecognized items:
Unrecognized prior service cost: Straight-line method over five years
Unrecognized net actuarial gain (loss): Straight-line method over five years (charged from the next fiscal year)

(d)	Reserve for Periodic Repairs
To provide for costs of periodic repairs of production facilities in plants and oil tanks, estimates of those of the said costs which MCC and its consolidated subsidiaries should bear during the consolidated fiscal year under review are recorded.

(e)	Reserve for Prospective Loss on Removal of Fixed Assets
MCC and its consolidated subsidiaries provide for estimated losses that may be incurred in the wake of removal of fixed assets.

(f)	Reserve for Costs Associated with Liquidation of Subsidiaries and Affiliates
MCC and its consolidated subsidiaries provide for estimated costs associated with liquidation of some of its subsidiaries and affiliates.

9

(g)	Provision for Loss on Business of Subsidiaries and Associates
To provide for possible losses arising from the business of subsidiaries and associates, the MCC states the amounts of capital contributions to subsidiaries and associates, etc., and the amount likely to exceed the expected loss to be borne by the MCC.

(h)	Provision for Loss on Guarantees
To provide for possible losses arising from debt guarantees for subsidiaries and associates, the MCC states the amount expected to be borne by the MCC taking into consideration the financial conditions of the relevant company.

(i)	Reserve for Environmental Measures
An amount is earmarked in order to provide for any loss that MCC may be required to bear in the future in connection with construction work aimed at environmental measures.

5.	Treatment of Consumption Taxes
Net of tax

6.	Adoption of Consolidated Tax Payment System
The MCC adopts the consolidated taxation system as a consolidated taxable subsidiary of Mitsubishi Chemical Holdings Corporation, the taxable parent company.

7.	Accounting Treatment of Retirement Benefits
Accounting treatment methods of unrecognized net actuarial gain (loss) and unrecognized prior service cost associated with retirement benefits are different from those accounting treatment methods applied to the consolidated balance sheets.

Notes on Changes to Accounting Policy

Changes to accounting policy
Not applicable.

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Notes to the Non-consolidated Balance Sheets

1.	Accumulated Depreciation of Total Property, Plant and Equipment
¥905,180 million
Accumulated depreciation includes accumulated impairment loss of 2,614 million yen.

2.	Contingent Liabilities
Liabilities on guarantee for bank borrowings
Guarantees
12,467 million yen (out of which, the amount borne by the MCC: 12,467 million yen)
Balance of commitment to guarantee
1,679 million yen (out of which, the amount borne by the MCC: 1,679 million yen)
Balance of other activities similar to guarantees
169 million yen (out of which, the amount borne by the MCC: 169 million yen)

3.	Monetary Claims and Liabilities Against Subsidiaries and Affiliates (excluding those sectionally indicated)
Short-term monetary claim	¥41,264 million
Short-term monetary liabilities	¥26,839 million

Notes to the Non-consolidated Statements of Income

1.	Transactions with Subsidiaries and Affiliates
Net sales	¥225,598 million
Accounts payable-trade	¥166,905 million
Transactions except for operational transactions	¥29,841 million

2.	Provision of Allowance for Doubtful Accounts (Non-operating expenses and extraordinary losses)
Mainly for MCC PTA India Corp. Private Limited and Ningbo Mitsubishi Chemical Co., Ltd., as consolidated subsidiaries.

3.	Provision for Loss on Guarantees (Non-operating expenses and extraordinary losses)

Mainly for MCC PTA India Corp. Private Limited and Ningbo Mitsubishi Chemical Co., Ltd., as consolidated subsidiaries.

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4.	Provision for Loss on Business of Subsidiaries and Associates

For MCC PTA India Corp. Private Limited, a consolidated subsidiary.

5.	Additional Information
To prepare for losses in MCC PTA India Corp. Private Limited, a consolidated subsidiary, the MCC had stated provision for loss on business of subsidiaries and associates in the amount expected to be borne by the MCC exceeding the estimated amount of loss associated with the capital contribution. The said consolidated subsidiary, however, continued to record sluggish performance and the financial situation is worsening further. As a result, the MCC states the additional loss amount expected to be borne by the MCC as provision of allowance for doubtful accounts, provision for loss on guarantees, and provision for loss on business of subsidiaries and associates in non-operating expenses.

Notes on Tax Effect Accounting

Deferred tax assets are attributable mainly to valuation loss on investment securities, provision for retirement benefits, allowance for doubtful accounts, provision for loss on business of subsidiaries and associates, provision for loss on guarantees, retained loss, etc. Deferred tax liabilities are attributable mainly to valuation difference on available-for-sale securities, etc. Valuation allowance is provided for deferred tax assets associated with valuation loss on investment securities, allowance for doubtful accounts, provision for loss on business of subsidiaries and associates, provision for loss on guarantees and retained loss (enterprise tax and local tax), etc.

(Impacts of changes in corporation tax rate, etc.)
On March 29, 2016, the “Act for Partial Revision of the Income Tax Act, etc.” (Act No. 15 of 2016), and the “Act for Partial Revision of the Local Tax Act, etc.” (Act No. 13 of 2016) were enacted, under which the corporation tax rate, etc. would be changed in the fiscal year commencing on or after April 1, 2016. Accordingly, for the fiscal year under review, the MCC calculated deferred tax assets and deferred tax liabilities using the statutory effective tax rate based on a revised tax rate corresponding to a fiscal year, in which taxable temporary differences are expected to be eliminated.
With respect to carry-forward of losses, an amount equivalent to sixty hundredths of income before carry-forward of losses for a consolidated fiscal year that starts on April 1, 2016, and after, an amount equivalent to fifty-five hundredths of income before carry-forward of losses for a consolidated fiscal year that starts on April 1, 2017 and after and an amount equivalent to fifty hundredths of income before the relevant carryforward for a consolidated fiscal year that starts on April 1, 2018 and after would be the limit for carry-forward.
As a result, compared with the method used in the previous fiscal year, deferred tax assets (the amount after deducting deferred tax liabilities), income taxes-deferred, and valuation difference on available-for-sale securities as of the end of the current fiscal year increased by 677 million yen, 146 million yen, and 823 million yen, respectively.

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Notes on Related Party Transactions

(1)	Parent company
Attribute	Name of related party	Equity ownership (or possession) percentage (%)	Description of the business relationship	Transactions	Trading amount (in million yen)	Accounts	Balance at year-end (in million yen)
Parent company	Mitsubishi Chemical Holdings Corporation	100.0% directly held	Borrowing of funds Debt guarantee Directors holding concurrent positions	Borrowing and repayment of funds (Note 1)	8,013	Short-term loans payable to subsidiaries and associates	46,557
						Current portion of long-term loans payable to subsidiaries and associates	20,000
				Payment of interest (Note 1)	617	Accrued expenses	7
				Debt guarantee (Note 2)	27,264	–	–
				Receipt of guarantee commissions (Note 2)	100	Accounts receivable-other	75
				Division by company split (Note 3)	40,138	Assets subject to company split	–
					40,138	Liabilities subject to company split	–
Trading amount above does not include consumption taxes.

Term of transactions and policy of decision-making thereof
Notes:
1.	Interest rates are reasonably determined taking into consideration the prevailing market interest rates.
Amounts of borrowings from, and repayments to, Mitsubishi Chemical Holdings Corporation are stated net.
2.	Loans provided by commercial banks to the MCC’s subsidiaries are jointly guaranteed by Mitsubishi Chemical Holdings Corporation.
The MCC has commitment to guarantee for its parent company, Mitsubishi Chemical Holdings Corporation.
The guarantee commissions are reasonably determined based on guarantee commission rate by taking into consideration the financial conditions, etc. of the MCC’s subsidiaries.
3.
Based on the absorption-type company split contract concluded on February 24, 2016, the rights and obligations associated with administration business of the bonds issued by the MCC were transferred to Mitsubishi Chemical Holdings Corporation on March 28, 2016.

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(2)	Subsidiaries, etc.
Attribute	Name of related party	Equity ownership (or possession) percentage (%)	Description of the business relationship	Transactions	Trading amount (in million yen)	Accounts	Balance at year-end (in million yen)
Subsidiary	MCC PTA India Corp. Private Ltd.	Directly holding 76.0%	Lending of funds and Interlocking of officers	Lending and repayment (Note 1)	18,631	Long-term loans receivable from subsidiaries and affiliates	27,043
				Receipts of interest (Note 1)	221	Accounts receivable-other	1
Subsidiary	MCC PTA Asia Pacific Private Company Ltd.	Directly holding 100.0%	Lending of funds	Lending and repayment (Note 1)	8,258	Short-term loans receivable from subsidiaries and affiliates	15,775
				Receipts of interest (Note 1)	282	Accounts receivable-other	0
Subsidiary	Ningbo Mitsubishi Chemical Co., Ltd.	Indirectly holding 90.0%	Lending of funds and Interlocking of officers	Lending and repayment (Note 1)	12,620	Long-term loans receivable from subsidiaries and affiliates	12,620
				Receipts of interest (Note 1)	57	Accounts receivable-other	57
Affiliate	Sinopec Mitsubishi Chemical Polycarbonate (Beijing) Co., Ltd.	Indirectly holding 50.0%	Debt guarantee and Interlocking of officers	Debt guarantee (Note 2)	12,108	–	–
Trading amount above does not include consumption taxes.

Term of transactions and policy of decision-making thereof
Notes:
1.	Interest rates are reasonably determined taking into consideration the prevailing market interest rates. Amounts of loans receivable and repayments are stated net.
2.	Loans from commercial banks are jointly guaranteed.

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(3)	Fellow subsidiaries
Attribute	Name of related party	Equity ownership (or possession) percentage (%)	Description of the business relationship	Transactions	Trading amount (in million yen)	Accounts	Balance at year-end (in million yen)
Subsidiary of the parent	Mitsubishi Chemical Holdings Corporate Staff, Inc.	Holding: None	Borrowings of funds	Borrowings and repayment of funds (Note)	62,131	Short-term loans payable	138,765
						Current portion of long-term loans payable	2,860
						Long-term loans payable	37,940
				Payment of interest (Note)	425	Accrued expenses	4
Trading amount above does not include consumption taxes.

Term of transactions and policy of decision-making thereof
Note:
Interest rates are reasonably determined taking into consideration the prevailing market interest rates. Amounts of borrowings from, and repayments to, Mitsubishi Chemical Holdings Corporate Staff, Inc. are stated net.

Notes on Per Share Information

Net assets per share	¥79.24
Loss per share	¥20.88

15

Supplementary Schedules (Relating to Non-consolidated Financial Statements) for the 22nd Fiscal Year

(April 1, 2015 to March 31, 2016)

Mitsubishi Chemical Corporation

Hiroaki Ishizuka, President and Chief Executive Officer

1

Table of Contents

1.	Breakdown of property, plant and equipment, and intangible assets	3
2.	Breakdown of allowances	4
3.	Breakdown of selling, general and administrative expenses	4

2

1.	Breakdown of property, plant and equipment, and intangible assets
(Millions of yen)
Category	Type of asset	Book value at beginning of the term	Increase during the term	Decrease during the term	Depreciation during the term	Book value at end of the term	Accumulated depreciation at end of the term	Acquisition value at end of the term
	Buildings	33,880	1,265	1,635	2,167 (144)	31,343	92,872	124,215
	Structures	35,954	1,744	361	3,002 (40)	34,334	162,300	196,634
	Machinery and equipment	87,945	10,807	204	19,502 (188)	79,045	617,962	697,007
	Vehicles	36	2	0	16	22	855	877
Property, plant and equipment	Tools, furniture and fixtures	2,772	913	32	987 (0)	2,665	30,956	33,621
	Land	74,287	28	4,060	–	70,255	–	70,255
	Leased assets	149	5	–	46	108	232	340
	Construction in progress	6,978	21,655	19,145 (676)	–	9,487	–	9,487
	Total	242,003	36,421	25,441 (676)	25,722 (374)	227,261	905,180	1,132,441
	Goodwill	15	–	–	15	–
	Patent right	716	35	53	336 (32)	362
Intangible assets	Leasehold right	8	–	5	–	3
	Software	1,883	1,512	2	800	2,593
	Other	57	–	–	22 (0)	34
	Total	2,681	1,548	60	1,175 (32)	2,993
Notes:
1.	Principal items of increase during the term
Maintenance and renewal of the manufacturing facilities.
2.	Figures in brackets in the fields of decrease during the term and depreciation during the term represent impairment loss, and are included in the figures of the upper lines.
3.	Figures for accumulated depreciation at end of the term include accumulated impairment losses.

3

2.	Breakdown of allowances
(Millions of yen)
Category	Balance at beginning of the term	Increase during the term	Decrease during the term	Balance at end of the term
Allowance for doubtful accounts	2,162	39,663	1,982	39,843
Provision for bonuses	4,726	5,876	4,726	5,876
Provision for retirement benefits	43,839	4,130	10,170	37,799
Provision for periodic repairs*1	5,163	27,389	28,286	4,266
Provision for loss on disposal of non-current assets*2	8,043	120	3,304	4,859
Provision for loss on liquidation of subsidiaries and associates	476	46	108	415
Provision for loss on business of subsidiaries and associates	36,014	1,233	–	37,247
Provision for loss on guarantees	–	25,813	–	25,813
Provision for environmental measures	2,338	–	4	2,333
*1 Includes provision for periodic repairs to be spent within one year.
*2 Includes current portion of provision for disposal of non-current assets.

3.	Breakdown of selling, general and administrative expenses

(Millions of yen)
Item	Amount
Transportation expenses	22,770
Salaries and related expenses	9,506
Research and development expenses	16,673
Depreciation	919
Other	18,776
Total	68,646

4